Exhibit 4.7

          ---------------------------------------------------------------


                                    CONAGRA, INC.

                                       AND

                          FIRST TRUST NATIONAL ASSOCIATION,
                                     Trustee

                             Subordinated Indenture

                           Dated as of March 10, 1994

                                     ------------





          -----------------------------------------------------------------





          CROSS REFERENCE SHEET


                             Subordinated Indenture

                              Dated March 10, 1994

                                     Between

                                    CONAGRA, INC.

                                       and

                        FIRST TRUST NATIONAL ASSOCIATION

                    Provisions of Trust Indenture Act of 1939 and

          Subordinated Indenture to be dated as of March 10, 1994 between CONAGRA, INC. and FIRST TRUST NATIONAL ASSOCIATION, Trustee:
          Section of the Act                 Section of Indenture
          310(a)(1) and (2)................  6.9
          310(a)(3) and (4)................  Inapplicable
          310(a)(5)........................  6.9
          310(b)...........................  6.8 and 6.10(a), (b) and (d)
          310(c)...........................  Inapplicable
          311(a)...........................  6.13(a) and (c)(l) and (2)
          311(b)...........................  6.13(b)
          311(c)...........................  Inapplicable
          312(a)...........................  4.1 and 4.2(a)
          312(b)...........................  4.2(a) and (b)(i) and (ii)
          312(c)...........................  4.2(c)
          313(a)...........................  4.4(a)(i), (ii), (iii), (iv),
                                               (v) and (vi)
          313(b)(1)........................  Inapplicable
          313(b)(2)........................  4.4
          313(c)...........................  4.4
          313(d)...........................  4.4
          314(a)...........................  4.3
          314(b)...........................  Inapplicable
          314(c)(1) and (2)................  11.5
          314(c)(3)........................  Inapplicable
          314(d)...........................  Inapplicable
          314(e)...........................  11.5
          314(f)...........................  Inapplicable
          315(a), (c) and (d)..............  6.1
          315(b)...........................  5.11
          315(e)...........................  5.12
          316(a)(1)........................  5.9, 5.10
          316(a)(2)........................  Not required
          316(a) (last sentence)...........  7.4
          316(b)...........................  5.7
          317(a)...........................  5.2
          317(b)...........................  3.4(a) and (b)
          318(a)...........................  11.7

          *This Cross Reference Sheet is not part of the Indenture.

                                TABLE OF CONTENTS

                                  ------------

                                                                  Page

          PARTIES..............................................    1

          RECITALS

               Authorization of Subordinated Indenture.........    1
               Compliance with Legal Requirements..............    1
               Purpose of and Consideration for Indenture......    1

                                   ARTICLE ONE

                                   DEFINITIONS

          SECTION 1.1.   Certain Terms Defined.................    1
                         Authorized Newspaper..................    2
                         Board of Directors....................    2
                         Board Resolution......................    2
                         Business Day..........................    2
                         Commission............................    2
                         Composite Rate........................   2-3
                         Consolidated Subsidiaries.............    3
                         Corporate Trust Office................    3
                         Coupon................................    3
                         Depositary............................    3
                         Dollar................................    3
                         ECU...................................    3
                         Event of Default......................    3
                         Foreign Currency......................    3
                         Holder, Holder of Securities,
                           Securityholder......................    4
                         Indebtedness..........................    4
                         Indenture.............................    4
                         Interest..............................    4
                         Issuer................................    4
                         Issuer Order..........................    4
                         Officers' Certificate.................    4
                         Opinion of Counsel....................    5
                         Original Issue Date...................    5
                         Original Issue Discount Security......    5
                         Outstanding...........................   5-6
                         Person................................    6
                         Principal.............................    6
                         Registered Global Security............    6
                         Registered Security...................    6
                         Responsible Officer...................    6
                         Security or Securities................    6
                         Senior Indebtedness...................   6-7
                         Subsidiary............................    7
                         Trust Indenture Act of 1939...........    7
                         Trustee...............................    7
                         Unregistered Security.................    7
                         U.S. Government Obligations...........    7
                         Vice President........................    7
                         Yield to Maturity.....................    7


                                   ARTICLE TWO

                                   SECURITIES

          SECTION 2.1.   Forms Generally.......................   7-8
          SECTION 2.2.   Form of Trustee's Certificate
                           of Authentication...................    8
          SECTION 2.3.   Amount Unlimited; Issuable in Series..   8-12
          SECTION 2.4.   Authentication and Delivery of
                           Securities..........................  12-14
          SECTION 2.5.   Execution of Securities...............  14-15
          SECTION 2.6.   Certificate of Authentication.........    15
          SECTION 2.7.   Denomination and Date of
                           Securities; Payments of Interest....  15-16
          SECTION 2.8.   Registration, Transfer and Exchange...  16-20
          SECTION 2.9.   Mutilated, Defaced, Destroyed, Lost
                           and Stolen Securities...............  20-21
          SECTION 2.10.  Cancellation of Securities;
                           Destruction Thereof.................  21-22
          SECTION 2.11.  Temporary Securities..................  22-23


                                  ARTICLE THREE

                             COVENANTS OF THE ISSUER

          SECTION 3.1.   Payment of Principal and Interest.....   23
          SECTION 3.2.   Offices for Payments, etc.............  23-24
          SECTION 3.3.   Appointment to Fill a Vacancy in
                           Office of Trustee...................   24
          SECTION 3.4.   Paying Agents.........................  25-26
          SECTION 3.5.   Written Statement to Trustee..........   26
          SECTION 3.6.   Luxembourg Publications...............   26


                                  ARTICLE FOUR

                       SECURITYHOLDERS LISTS AND REPORTS BY THE
                             ISSUER AND THE TRUSTEE

          SECTION 4.1.   Issuer to Furnish Trustee Information
                           as to Names and Addresses of
                           Securityholders.....................  26-27
          SECTION 4.2.   Preservation and Disclosure of
                           Securityholders Lists...............  27-28
          SECTION 4.3.   Reports by the Issuer.................   28
          SECTION 4.4.   Reports by the Trustee................  29-31


                                  ARTICLE FIVE

                     REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS
                               ON EVENT OF DEFAULT

          SECTION 5.1.   Event of Default Defined; Acceleration
                           of Maturity; Waiver of Default......  32-34
          SECTION 5.2.   Collection of Indebtedness by Trustee;
                           Trustee May Prove Debt..............  35-37
          SECTION 5.3.   Application of Proceeds...............  37-38
          SECTION 5.4.   Suits for Enforcement.................    38
          SECTION 5.5.   Restoration of Rights on Abandonment
                           of Proceedings......................  38-39
          SECTION 5.6.   Limitations on Suits by
                           Securityholders.....................    39
          SECTION 5.7.   Unconditional Right of
                           Securityholders to Institute
                           Certain Suits.......................    39
          SECTION 5.8.   Powers and Remedies Cumulative;
                           Delay or Omission Not Waiver of
                           Default.............................    40
          SECTION 5.9.   Control by Holders of Securities......  40-41
          SECTION 5.10.  Waiver of Past Defaults...............    41
          SECTION 5.11.  Trustee to Give Notice of Default,
                           But May Withhold in Certain
                           Circumstances.......................  41-42
          SECTION 5.12.  Right of Court to Require Filing
                           of Undertaking to Pay Costs.........    42


                                   ARTICLE SIX

                             CONCERNING THE TRUSTEE

          SECTION 6.1.   Duties and Responsibilities of the
                           Trustee; During Default; Prior to
                           Default.............................  42-44
          SECTION 6.2.   Certain Rights of the Trustee.........  44-45
          SECTION 6.3.   Trustee Not Responsible for Recitals,
                           Disposition of Securities or
                           Application of Proceeds Thereof.....    45
          SECTION 6.4.   Trustee and Agents May Hold
                           Securities or Coupons;
                           Collections, etc....................    45
          SECTION 6.5.   Moneys Held by Trustee................    45
          SECTION 6.6.   Compensation and Indemnification
                           of Trustee and Its Prior Claim......  45-46
          SECTION 6.7.   Right of Trustee to Rely on
                           Officers' Certificate, etc..........    46
          SECTION 6.8.   Qualification of Trustee;
                           Conflicting Interests...............  47-54
          SECTION 6.9.   Persons Eligible for Appointment
                           as Trustee..........................    54
          SECTION 6.10.  Resignation and Removal; Appointment
                           of Successor Trustee................  54-56
          SECTION 6.11.  Acceptance of Appointment by
                           Successor Trustee...................  56-57
          SECTION 6.12.  Merger, Conversion, Consolidation or
                           Succession to Business of Trustee...  57-58
          SECTION 6.13.  Preferential Collection of Claims
                           Against the Issuer..................  58-62


                                  ARTICLE SEVEN

                         CONCERNING THE SECURITYHOLDERS

          SECTION 7.1.   Evidence of Action Taken by
                           Securityholders.....................  62-63
          SECTION 7.2.   Proof of Execution of Instruments and
                           of Holding of Securities............  63-64
          SECTION 7.3.   Holders to be Treated as Owners.......    64
          SECTION 7.4.   Securities Owned by Issuer Deemed Not
                           Outstanding.........................  64-65
          SECTION 7.5.   Right of Revocation of Action Taken...    65


                                  ARTICLE EIGHT

                             SUPPLEMENTAL INDENTURES

          SECTION 8.1.   Supplemental Indentures Without
                           Consent of Securityholders..........  65-67
          SECTION 8.2.   Supplemental Indentures With Consent
                           of Securityholders..................  67-68
          SECTION 8.3.   Effect of Supplemental Indenture......    69
          SECTION 8.4.   Documents to Be Given to Trustee......    69
          SECTION 8.5.   Notation on Securities in Respect of
                           Supplemental Indentures.............    69
          SECTION 8.6.   Subordination Unimpaired..............    69


                                  ARTICLE NINE

                      CONSOLIDATION, MERGER, SALE OR CONVEYANCE

          SECTION 9.1.   Issuer May Consolidate, etc., on
                           Certain Terms.......................   69-70
          SECTION 9.2.   Successor Issuer Substituted..........    70
          SECTION 9.3.   Opinion of Counsel Delivered to Trustee. 70-71


                                   ARTICLE TEN

                       SATISFACTION AND DISCHARGE OF INDENTURE;
                                UNCLAIMED MONEYS

          SECTION 10.1.  Satisfaction and Discharge of
                           Indenture...........................  71-74
          SECTION 10.2.  Application by Trustee of Funds
                           Deposited for Payment of Securities.  74-75
          SECTION 10.3.  Repayment of Moneys Held by Paying
                           Agent...............................    75
          SECTION 10.4.  Return of Moneys Held By Trustee and
                           Paying Agent Unclaimed for Two
                           Years...............................    75
          SECTION 10.5.  Indemnity For U.S. Government
                           Obligations.........................    75


                                 ARTICLE ELEVEN

                            MISCELLANEOUS PROVISIONS

          SECTION 11.1.  Incorporators, Stockholders, Officers
                           and Directors of Issuer Exempt from
                           Individual Liability................    76
          SECTION 11.2.  Provisions of Indenture for the Sole
                           Benefit of Parties and Holders of
                           Securities and Coupons..............    76
          SECTION 11.3.  Successors and Assigns of Issuer
                           Bound by Indenture..................    76
          SECTION 11.4.  Notices and Demands on Issuer,
                           Trustee and Holders of Securities
                           and Coupons.........................  76-77
          SECTION 11.5.  Officers' Certificates and Opinions
                           of Counsel; Statements to Be Con-
                           tained Therein......................  77-78
          SECTION 11.6.  Payments Due on Saturdays, Sundays
                           and Holidays........................    78
          SECTION 11.7.  Conflict of Any Provision of
                           Indenture with Trust Indenture
                           Act of 1939.........................  78-79
          SECTION 11.8.  New York Law to Govern................    79
          SECTION 11.9.  Counterparts..........................    79
          SECTION 11.10. Effect of Headings....................    79
          SECTION 11.11. Securities in a Foreign Currency
                           or in ECU...........................  79-80
          SECTION 11.12. Judgment Currency.....................    80


                                 ARTICLE TWELVE

                      REDEMPTION OF SECURITIES AND SINKING FUNDS

          SECTION 12.1.  Applicability of Article..............    80
          SECTION 12.2.  Election to Redeem; Notice of Redemption;
                           Partial Redemptions.................   81-82
          SECTION.12.3.  Payment of Securities Called for
                           Redemption..........................   82-83
          SECTION 12.4.  Exclusion of Certain Securities from
                           Eligibility for Selection for
                           Redemption..........................    84
          SECTION 12.5.  Mandatory and Optional Sinking
                           Funds...............................   84-86


                                ARTICLE THIRTEEN

                                  SUBORDINATION

          SECTION 13.1.  Securities and Coupons Subordinated to
                           Senior Indebtedness.................  86-89
          SECTION 13.2.  Disputes with Holders of Certain
                           Senior Indebtedness.................    89
          SECTION 13.3.  Subrogation...........................    89
          SECTION 13.4.  Obligation of Issuer Unconditional....    90
          SECTION 13.5.  Payments on Securities and Coupons
                           Permitted...........................    90
          SECTION 13.6.  Effectuation of Subordination by
                           Trustee.............................    90
          SECTION 13.7.  Knowledge of Trustee..................  90-91
          SECTION 13.8.  Trustee May Hold Senior Indebtedness..    91
          SECTION 13.9.  Rights of Holders of Senior
                           Indebtedness Not Impaired...........    91
          SECTION 13.10. Article Applicable to Paying Agents...    91
          SECTION 13.11. Trustee; Compensation Not Prejudiced..    92

          TESTIMONIUM..........................................    92
          SIGNATURES...........................................    92

                    THIS SUBORDINATED INDENTURE, dated as of March 10, 1994 between CONAGRA, INC., a Delaware corporation (the "Issuer"), and FIRST TRUST NATIONAL ASSOCIATION, a national banking corporation (the "Trustee"),

                                W I T N E S S E T H :

                    WHEREAS, the Issuer has duly authorized the issue from time to time of its unsecured subordinated debentures, notes or other evidences of indebtedness to be issued in one or more series (the "Securities") up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture;

                    WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture to provide, among other things, for the authentication, delivery and administration of the Securities; and

                    WHEREAS, all things necessary to make this Indenture a valid indenture and agreement according to its terms have been done;

                    NOW, THEREFORE:

                    In consideration of the premises and the purchases of the Securities by the holders thereof, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities and of the Coupons, if any, appertaining thereto as follows:

                                   ARTICLE ONE

                                   DEFINITIONS

                    SECTION 1.1 Certain Terms Defined. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Indenture that are defined in the Trust Indenture Act of 1939 or the definitions of which in the Securities Act of 1933 are referred to in the Trust Indenture Act of 1939, including terms defined therein by reference to the Securities Act of 1933 (except as herein otherwise expressly provided or unless the context otherwise clearly requires), shall have the meanings assigned to such terms in said force at the date of this Indenture. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term "generally accepted accounting principles" means such accounting principles as are generally accepted at the time of any computation. The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.

                    "Authorized Newspaper" means a newspaper (which, in the case of The City of New York, will, if practicable, be The Wall Street Journal (Eastern Edition), in the case of the United Kingdom, will, if practicable, be the Financial Times (London Edition) and, in the case of Luxembourg, will, if practicable, be the Luxemburger Wort) published in an official language of the country of publication customarily published at least once a day for at least five days in each calendar week and of general circulation in The City of New York, the United Kingdom or Luxembourg, as applicable. If it shall be impractical in the opinion of the Trustee to make any publication of any notice required hereby in an Authorized Newspaper, any publication or other notice in lieu thereof which is made or given with the approval of the Trustee shall constitute a sufficient publication of such notice.

                    "Board of Directors" means either the Board of Directors of the Issuer or any committee of such Board duly authorized to act on its behalf.

                    "Board Resolution" means a copy of one or more resolutions, certified by the secretary or an assistant secretary of the Issuer to have been duly adopted, or consented to, by the Board of Directors and to be in full force and effect, and delivered to the Trustee.

                    "Business Day" means, with respect to any Security, a day that in the city (or in any of the cities, if more than one) in which amounts are payable, as specified in the form of such Security, is not a day on which banking institutions are authorized or required by law or regulation to close.

                    "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities
          Exchange Act of 1934, or if at any time after the execution and delivery of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

                    "Composite Rate" means, at any time, the rate of interest, per annum, compounded semiannually, equal to the sum of the rates of interest borne by the Securities of each series (as specified on the face of the Securities of each series, provided, that, in the case of the Securities with variable rates of interest, the interest rate to be used in calculating the Composite Rate shall be the interest rate applicable to such Securities at the beginning of the year in which the Composite Rate is being determined and, provided, further, that, in the case of Securities which do not bear interest, the interest rate to be used in calculating the Composite Rate shall be a rate equal to the yield to maturity on such Securities, calculated at the time of issuance of such Securities) multiplied, in the case of each series of Securities, by the percentage of the aggregate principal amount of the Securities of all series Outstanding represented by the Outstanding Securities of such series. For the purposes of this calculation, the aggregate principal amounts of Outstanding Securities that are denominated in a foreign currency, shall be calculated in the manner set forth in Section 11.11.

                    "Consolidated Subsidiaries" means subsidiaries the accounts of which are consolidated with those of the Issuer in the preparation, in accordance with generally accepted accounting principles, of its consolidated financial statements.

                    "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located in St. Paul, Minnesota.

                    "Coupon"  means  any  interest  coupon   appertaining  to  a
          Security.

                    "Depositary" means, with respect to the Securities of any series issuable or issued in the form of one or more Registered Global Securities, the Person designated as Depositary by the Company pursuant to Section 2.3 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, "Depositary" as used with respect to the Securities of any such series shall mean the Depositary with respect to the Registered Global Securities of that series.

                    "Dollar" means the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                    "ECU" means the European Currency Unit as defined and revised from time to time by the Council of European Communities.

                    "Event of Default" means any event or condition specified as such in Section 5.1.

                    "Foreign Currency" means a currency issued by the government of a country other than the United States.

                    "Holder", "Holder of Securities", "Securityholder" or other similar terms mean (a) in the case of any Registered Security, the person in whose name such Security is registered in the security register kept by the Issuer for that purpose in accordance with the terms hereof, and (b) in the case of any Unregistered Security, the bearer of such Security, or any Coupon appertaining thereto, as the case may be.

                    "Indebtedness" means any and all obligations of a corporation for money borrowed which in accordance with generally accepted accounting principles would be reflected on the balance sheet of such corporation as a liability on the date as of which Indebtedness is to be determined. For the purpose of computing the amount of any Indebtedness of any corporation, there shall be excluded all Indebtedness of such corporation for the payment or redemption or satisfaction of which money or securities (or evidences of such Indebtedness, if permitted under the terms of the instrument creating such Indebtedness) in the necessary amount shall have been deposited in trust with the proper depositary, whether upon or prior to the maturity or the date fixed for redemption of such Indebtedness; and, in any instance where Indebtedness is so excluded, for the purpose of computing the assets of such corporation there shall be excluded the money, securities or evidences of Indebtedness deposited by such corporation in trust for the purpose of paying or satisfying such Indebtedness.

                    "Indenture" or "Subordinated Indenture" means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented or both, and shall include the forms and terms of particular series of Securities established as contemplated hereunder.

                    "Interest" means, when used with respect to non- interest bearing Securities, interest payable after maturity.

                    "Issuer" means (except as otherwise provided in Article Six) ConAgra, Inc. and, subject to Article Nine, its successors and assigns.

                    "Issuer Order" means a written statement, request or order of the Issuer signed in its name by the chairman of the Board of Directors, the president or any vice president of the Issuer.

                    "Officers' Certificate" means a certificate signed by the chairman of the Board of Directors or the president or any vice president and by the treasurer or the secretary or any assistant secretary of the Issuer and delivered to the Trustee. Each such certificate shall include the statements provided for in Section 11.5.

                    "Opinion of Counsel" means an opinion in writing signed by the general corporate counsel of the Issuer or such other legal counsel who may be an employee of or counsel to the Issuer. Each such opinion shall include the statements provided for in Section 11.5.

                    "Original Issue Date" of any Security (or portion thereof) means the earlier of (a) the date of such Security or (b) the date of any Security (or portion thereof) for which such Security was issued (directly or indirectly) on registration of transfer, exchange or substitution.

                    "Original Issue Discount Security" means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 5.1.

                    "Outstanding" (except as otherwise provided in Section 6.8), when used with reference to Securities, shall, subject to the provisions of Section 7.4, mean, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except

                         (a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                         (b) Securities, or portions thereof, for the payment or
                    redemption of which moneys or U.S. Government Obligations (as provided for in Section 10.1) in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Issuer) or shall have been set aside, segregated and held in trust by the Issuer for the Holders of such Securities (if the Issuer shall act as its own paying agent), provided that if such Securities, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

                         (c) Securities in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section
                    2.9 (except with respect to any such Security as to which proof satisfactory to the Trustee is presented that such Security is held by a person in whose hands such Security is a legal, valid and binding obligation of the Issuer).

                    In determining whether the Holders of the requisite principal amount of Outstanding Securities of any or all series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to
          Section 5.1.

                    "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                    "Principal" whenever used with reference to the Securities or any Security or any portion thereof, shall be deemed to include "and premium, if any".

                    "Registered Global Security", means a Security evidencing all or a part of a series of Registered Securities, issued to the Depositary for such series in accordance with Section 2.4, and bearing the legend prescribed in Section 2.4.

                    "Registered Security" means any Security registered on the Security register of the Issuer.

                    "Responsible Officer" when used with respect to the Trustee means the chairman of the Board of Directors, any vice chairman of the board of directors, the chairman of the trust committee, the chairman of the executive committee, any vice chairman of the executive committee, the president, any vice president, the cashier, the secretary, the treasurer, any trust officer, any assistant trust officer, any assistant vice president, any assistant cashier, any assistant secretary, any assistant treasurer, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

                    "Security" or "Securities" (except as otherwise provided in Section 6.8) has the meaning stated in the first recital of this Indenture, or, as the case may be, Securities that have been authenticated and delivered under this Indenture.

                    "Senior Indebtedness" means obligations (other than non-recourse obligations and the Securities) of, or guaranteed or assumed by, the Issuer for borrowed money (including both senior and subordinated indebtedness for borrowed money (other than the Securities)) or evidenced by bonds, debentures, notes or other similar instruments, and amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation, whether existing as of the date hereof or subsequently incurred by the Issuer.

                    "Subsidiary" means a corporation a majority of the outstanding voting stock of which is owned, directly or indirectly, by the Issuer or by one or more subsidiaries of the Issuer, or by the Issuer and one or more subsidiaries of the Issuer.

                    "Trust Indenture Act of 1939" (except as otherwise provided in Sections 8.1 and 8.2) means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was originally executed.

                    "Trustee" means the Person identified as "Trustee" in the first paragraph hereof and, subject to the provisions of Article Six, shall also include any successor trustee. "Trustee" shall also mean or include each Person who is then a trustee hereunder and if at any time there is more than one such Person, "Trustee" as used with respect to the Securities of any series shall mean the trustee with respect to the Securities of such series.

                    "Unregistered Security" means any Security other than a Registered Security.

                    "U.S. Government Obligations" shall have the meaning set forth in Section 10.1(A).

                    "Vice President" when used with respect to the Issuer or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title of "vice president".

                    "Yield to Maturity" means the yield to maturity on a series of securities, calculated at the time of issuance of such series, or, if applicable, at the most recent redetermination of interest on such series, and calculated in accordance with accepted financial practice.

                                   ARTICLE TWO

                                   SECURITIES

                    SECTION 2.1 Forms Generally. The Securities of each series and the Coupons, if any, to be attached thereto shall be substantially in such form (not inconsistent with this Indenture) as shall be established by or pursuant to one or more Board Resolutions (as set forth in a Board Resolution or, to the extent established pursuant to rather than set forth in a Board Resolution, an Officers' Certificate detailing such establishment) or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform to general usage, all as may be determined by the officers executing such Securities and Coupons, if any, as evidenced by their execution of such Securities and Coupons.

                    The definitive Securities and Coupons, if any, shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities and Coupons, if any, as evidenced by their execution of such Securities and Coupons, if any.

                    SECTION 2.2 Form of Trustee's Certificate of Authentication. The Trustee's certificate of authentication on all Securities shall be in substantially the following form:

                    This is one of the Securities of the series designated herein and referred to in the within-mentioned Subordinated Indenture.

                                         First Trust National Association,
                                                as Trustee


                                        By                            ,
                                             Authorized Signatory

                    SECTION 2.3 Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

                    The Securities may be issued in one or more series and the Securities of each series shall rank equally and pari passu with the Securities of each other series, but all Securities issued hereunder shall be subordinate and junior in right of payment, to the extent and in the manner set forth in Article Thirteen, to all Senior Indebtedness of the Issuer. There shall be established in or pursuant to one or more Board Resolutions or to the extent established pursuant to (rather than set forth in) a Board Resolution, in an Officers' Certificate detailing such establishment and/or established in one or more indentures supplemental hereto,

                         (1) the designation of the Securities of the series (which may be part of a series of Securities previously issued);

                         (2) any limit upon the  aggregate  principal  amount of
                    the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 2.8, 2.9, 2.11, 8.5 or 12.3);

                         (3) if other  than  Dollars,  the coin or  currency  in
                    which  the   Securities  of  that  series  are   denominated
                    (including, but not limited to, any Foreign Currency or ECU);

                         (4) the date or dates on which the principal of the Securities of the series is payable;

                         (5) the rate or rates at which  the  Securities  of the
                    series shall bear interest, if any, the date or dates from which such interest shall accrue, on which such interest shall be payable and (in the case of Registered Securities) on which a record shall be taken for the determination of Holders to whom interest is payable and/or the method by which such rate or rates or date or dates shall be determined;

                         (6) the place or places where the  principal of and any
                    interest on Securities of the series shall be payable (if other than as provided in Section 3.2);

                         (7) the right, if any, of the Issuer to redeem Securities, in whole or in part, at its option and the period or periods within which, the price or prices at which, and any terms and conditions upon which, Securities of the series may be redeemed, pursuant to any sinking fund or otherwise;

                         (8) the  obligation,  if any,  of the Issuer to redeem,
                    purchase or repay Securities of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which and the period or periods within which and any terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation or the right of the Issuer to remarket Securities of the series that have been redeemed, purchased or repaid;

                         (9) if  other  than  denominations  of  $1000  and  any
                    integral multiple thereof in the case of Registered Securities, or $1000 and $5000 in the case of Unregistered Securities, the denominations in which Securities of the series shall be issuable;

                         (10) if other than the principal  amount  thereof,  the
                    portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

                         (11) if other  than the coin or  currency  in which the
                    Securities of that series are denominated, the coin or currency in which payment of the principal of or interest on the Securities of such series shall be payable (including, but not limited to, any Foreign Currency or ECU);

                         (12) if the principal of or interest on the  Securities
                    of such series are to be payable, at the election of the Issuer or a Holder thereof, in a coin or currency other than that in which the Securities are denominated, the period or periods within which, and the terms and conditions upon which, such election may be made;

                         (13) if the  amount of  payments  of  principal  of and
                    interest on the Securities of the series may be determined with reference to an index, formula or method, the manner in which such amounts shall be determined;

                         (14) whether the Securities of the series will be issuable as Registered Securities (and if so, whether such Securities will be issuable as Registered Global Securities) or Unregistered Securities (with or without Coupons), or any combination of the foregoing, any restrictions applicable to the offer, sale or delivery of Unregistered Securities or the payment of interest thereon and, if other than as provided in Section 2.8, the terms upon which Unregistered Securities of any series may be exchanged for Registered Securities of such series and vice versa;

                         (15) whether, under what circumstances and in what amounts the Issuer will pay additional amounts on the Securities of the series held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Issuer will have the option to redeem such Securities rather than pay such additional amounts;

                         (16) if the Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;

                         (17)  whether  warrants  shall  be   attached  to  such
                    Securities  and the terms of  any such warrants;

                         (18) whether such Securities are exchangeable or convertible into new Securities of a different series and/or shares of stock of the Issuer and/or other securities and the terms of such exchange or conversion and the terms, rights and preferences of such Securities or stock;

                         (19) any trustees, depositaries, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the Securities of such series;

                         (20) any other events of default or covenants with respect to the Securities of such series; and

                         (21) any other terms of the series  (which  terms shall
                    not be inconsistent with the provisions of this Indenture).

                    All Securities of any one series and Coupons, if any, appertaining thereto, shall be substantially identical, except in the case of Registered Securities as to denomination and except as may otherwise be provided by or pursuant to the Board Resolution or Officer's Certificate referred to above or as set forth in any such indenture supplemental hereto. All Securities of any one series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to such Board Resolution, such Officer's Certificate or in any such indenture supplemental hereto and, unless otherwise provided, a series may be reopened for issuances of additional Securities of such series.

                    If any of the foregoing terms are not available at the time such Board Resolutions are adopted, or such Officers' Certificate or any supplemental indenture is executed, such Board Resolutions, Officers' Certificate or supplemental indenture may reference the document or documents to be created in which such terms will be set forth prior to the issuance of such Securities.

                    SECTION 2.4 Authentication and Delivery of Securities. The Issuer may deliver Securities of any series having attached thereto appropriate Coupons, if any, executed by the Issuer to the Trustee for authentication together with the applicable documents referred to below in this Section, and the Trustee shall thereupon authenticate and deliver such Securities to or upon the order of the Issuer (contained in the Issuer Order referred to below in this Section) or pursuant to such procedures acceptable to the Trustee and to such recipients as may be specified from time to time by an Issuer Order. The maturity date, original issue date, interest rate and any other terms of the Securities of such series and Coupons, if any, appertaining thereto shall be determined by or pursuant to such Issuer Order and procedures. If provided for in such procedures, such Issuer Order may authorize authentication and delivery pursuant to oral instructions from the Issuer or its duly authorized agent, which instructions shall be promptly confirmed in writing. In authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon:

                         (1) an Issuer Order requesting such  authentication and
                    setting forth delivery instructions if the Securities and Coupons, if any, are not to be delivered to the Issuer;

                         (2) any Board Resolution,  Officers' Certificate and/or
                    executed supplemental indenture referred to in Sections 2.1 and 2.3 by or pursuant to which the forms and terms of the Securities and Coupons, if any, were established;

                         (3) an Officers'  Certificate setting forth the form or
                    forms and terms of the Securities and Coupons, if any, stating that the form or forms and terms of the Securities and Coupons, if any, have been established pursuant to Sections 2.1 and 2.3 and comply with this Indenture, and covering such other matters as the Trustee may reasonably request; and

                         (4)  an Opinion of Counsel to the effect that:

                              (a) the form or forms and terms of such Securities
                    and Coupons, if any, have been duly authorized and established in conformity with the provisions of this Indenture;

                              (b)  the   authentication  and  delivery  of  such
                    Securities   and   Coupons,  if  any,  by  the  Trustee  are
                    authorized under the provisions of this Indenture;

                              (c) such  Securities  and  Coupons,  if any,  when
                    authenticated and delivered by the Trustee and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Issuer; and

                              (d) all laws and requirements in respect of the execution and delivery by the Issuer of the Securities and Coupons, if any, have been complied with;

          and covering such other matters as the Trustee may reasonably request.

                    Notwithstanding the provisions of Section 2.3 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Board Resolution and/or Officers' Certificate otherwise required pursuant to Section 2.3 or the Issuer Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the time of authentication upon original issuance of the first Security of such series to be issued and reasonably covers such subsequent issues. After the original issuance of the first Security of such series to be issued, any separate request by the Issuer that the Trustee authenticate Securities of such series for original issuance will be deemed to be a certification by the Issuer that it is in compliance with all conditions precedent provided for in this Indenture relating to the authentication and delivery of such Securities.

                    The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken by the Issuer or if the Trustee in good faith by its board of directors or board of trustees, executive committee, or a trust committee of directors or trustees or Responsible Officers shall determine that such action would expose the Trustee to personal liability to existing Holders or would affect the Trustee's own rights, duties or immunities under the Securities, this Indenture or otherwise.

                    If the Issuer shall establish pursuant to Section 2.3 that the Securities of a series are to be issued in the form of one or more Registered Global Securities, then the Issuer shall execute and the Trustee shall, in accordance with this Section and the Issuer Order with respect to such series, authenticate and deliver one or more Registered Global Securities that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of all of the Securities of such series issued and not yet cancelled,
          (ii) shall be registered in the name of the Depositary for such Registered Global Security or Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions and (iv) shall bear a legend substantially to the following effect: "Unless and until it is exchanged in whole or in part for Securities in definitive registered form, this Security may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary."

                    Each Depositary designated pursuant to Section 2.3 must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Securities Exchange Act of 1934 and any other applicable statute or regulation.

                    SECTION 2.5 Execution of Securities. The Securities and, if applicable, each Coupon appertaining thereto shall be signed on behalf of the Issuer by the chairman of its Board of Directors or any vice chairman of its Board of Directors or its president or any vice president or its treasurer, under its corporate seal (except in the case of Coupons) which may, but need not, be attested. Such signatures may be the manual or facsimile signatures of the present or any future such Officers. The seal of the Issuer may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Securities. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.

                    In case any officer of the Issuer who shall have signed any of the Securities or Coupons, if any, shall cease to be such officer before the Security or Coupon so signed (or the Security to which the Coupon so signed appertains) shall be authenticated and delivered by the Trustee or disposed of by the Issuer, such Security or Coupon nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security or Coupon had not ceased to be such officer of the Issuer; and any Security or Coupon may be signed on behalf of the Issuer by such persons as, at the actual date of the execution of such Security or Coupon, shall be the proper officers of the Issuer, although at the date of the execution and delivery of this Indenture any such person was not such an officer.

                    SECTION 2.6 Certificate of Authentication. Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, executed by the Trustee by the manual signature of one of its authorized signatories, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. No Coupon shall be entitled to the benefits of this Indenture or shall be valid and obligatory for any purpose until the certificate of authentication on the Security to which such Coupon appertains shall have been duly executed by the Trustee. The execution of such certificate by the Trustee upon any Security executed by the Issuer shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

                    SECTION 2.7 Denomination and Date of Securities; Payments of Interest. The Securities of each series shall be issuable as Registered Securities or Unregistered Securities in denominations established as contemplated by Section 2.3 or, with respect to the Registered Securities of any series, if not so established, in denominations of $1,000 and any integral multiple thereof. If denominations of Unregistered Securities of any series are not so established, such Securities shall be issuable in denominations of $1,000 and $5,000. The Securities of each series shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plan as the officers of the Issuer executing the same may determine with the approval of the Trustee, as evidenced by the execution and authentication thereof.

                    Each Registered Security shall be dated the date of its authentication. Each Unregistered Security shall be dated as provided in the resolution or resolutions of the Board of Directors of the Issuer referred to in Section 2.3. The Securities of each series shall bear interest, if any, from the date, and such interest shall be payable on the dates, established as contemplated by Section 2.3.

                    The person in whose name any Registered Security of any series is registered at the close of business on any record date applicable to a particular series with respect to any interest payment date for such series shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding any transfer or exchange of such Registered Security subsequent to the record date and prior to such interest payment date, except if and to the extent the Issuer shall default in the payment of the interest due on such interest payment date for such series, in which case such defaulted interest shall be paid to the persons in whose names Outstanding Registered Securities for such series are registered at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the Holders of Registered Securities not less than 15 days preceding such subsequent record date. The term "record date" as used with respect to any interest payment date (except a date for payment of defaulted interest) for the Securities of any series shall mean the date specified as such in the terms of the Registered Securities of such series established as contemplated by Section 2.3, or, if no such date is so established, if such interest payment date is the first day of a calendar month, the fifteenth day of the next preceding calendar month or, if such interest payment date is the fifteenth day of a calendar month, the first day of such calendar month, whether or not such record date is a Business Day.

                    SECTION 2.8 Registration, Transfer and Exchange. The Issuer will keep at each office or agency to be maintained for the purpose as provided in Section 3.2 for each series of Securities a register or registers in which, subject to such reasonable regulations as it may prescribe, it will provide for the registration of Securities of such series and the registration of transfer of Registered Securities of such series. Such register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times such register or registers shall be open for inspection by the Trustee.

                    Upon due presentation for registration of transfer of any Registered Security of any series at any such office or agency to be maintained for the purpose as provided in Section 3.2, the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Registered Security or Registered Securities of the same series, maturity date, interest rate and original issue date in authorized denominations for a like aggregate principal amount.

                    Unregistered Securities (except for any temporary Unregistered Securities) and Coupons (except for Coupons attached to any temporary Unregistered Global Securities) shall be transferable by delivery.

                    At the option of the Holder thereof,  Registered  Securities of any series (other than a Registered Global Security, except as set forth below) may be exchanged for a Registered Security or Registered Securities of such series having authorized denominations and an equal aggregate principal amount, upon surrender of such Registered Securities to be exchanged at the agency of the Issuer that shall be maintained for such purpose in accordance with Section 3.2 and upon payment, if the Issuer shall so require, of the charges hereinafter provided. If the Securities of any series are issued in both registered and unregistered form, except as otherwise specified pursuant to Section 2.3, at the option of the Holder thereof, Unregistered Securities of any series may be exchanged for Registered Securities of such series having authorized denominations and an equal aggregate principal amount, upon surrender of such Unregistered Securities to be exchanged at the agency of the Issuer that shall be maintained for such purpose in accordance with Section 3.2, with, in the case of Unregistered Securities that have Coupons attached, all unmatured Coupons and all matured Coupons in default thereto appertaining, and upon payment, if the Issuer shall so require, of the charges hereinafter provided. At the option of the Holder thereof, if Unregistered Securities of any series, maturity date, interest rate and original issue date are issued in more than one authorized denomination, except as otherwise specified pursuant to Section 2.3, such Unregistered Securities may be exchanged for Unregistered Securities of such series having authorized denominations and an equal aggregate principal amount, upon surrender of such Unregistered Securities to be exchanged at the agency of the Issuer that shall be maintained for such purpose in accordance with Section 3.2 or as specified pursuant to Section 2.3, with, in the case of Unregistered Securities that have Coupons attached, all unmatured Coupons and all matured Coupons in default thereto appertaining, and upon payment, if the Issuer shall so require, of the charges hereinafter provided. Unless otherwise specified pursuant to Section 2.3, Registered Securities of any series may not be exchanged for Unregistered Securities of such series. Whenever any Securities are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the
          exchange  is  entitled  to  receive.   All   Securities   and  Coupons
          surrendered upon any exchange or transfer provided for in this Indenture shall be promptly cancelled and disposed of by the Trustee and the Trustee will deliver a certificate of disposition thereof to the Issuer.

                    All Registered Securities presented for registration of transfer, exchange, redemption or payment shall (if so required by the Issuer or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer and the Trustee duly executed by the Holder or his attorney duly authorized in writing.

                    The Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities. No service charge shall be made for any such transaction.

                    The Issuer shall not be required to exchange or register a transfer of (a) any Securities of any series for a period of 15 days next preceding the first mailing of notice of redemption of Securities of such series to be redeemed or (b) any Securities selected, called or being called for redemption, in whole or in part, except, in the case of any Security to be redeemed in part, the portion thereof not so to be redeemed.

                    Notwithstanding any other provision of this Section 2.8, unless and until it is exchanged in whole or in part for Securities in definitive registered form, a Registered Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

                    If at any time the Depositary for any Registered Securities of a series represented by one or more Registered Global Securities notifies the Issuer that it is unwilling or unable to continue as Depositary for such Registered Securities or if at any time the Depositary for such Registered Securities shall no longer be eligible under Section 2.4, the Issuer shall appoint a successor Depositary with respect to such Registered Securities. If a successor Depositary for such Registered Securities is not appointed by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such ineligibility, the Issuer's election pursuant to Section 2.3 that such Registered Securities be represented by one or more Registered Global Securities shall no longer be effective and the Issuer will execute, and the Trustee, upon receipt of an Officer's Certificate for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, Securities of such series in definitive registered form without coupons, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Registered Global Security or Securities representing such Registered Securities in exchange for such Registered Global Security or Securities.

                    The Issuer may at any time and in its sole discretion determine that the Registered Securities of any series issued in the form of one or more Registered Global Securities shall no longer be represented by a Registered Global Security or Securities. In such event the Issuer will execute, and the Trustee, upon receipt of an Officer's Certificate for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, Securities of such series in definitive registered form without coupons, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Registered Global Security or Securities representing such Registered Securities, in exchange for such Registered Global Security or Securities.

                    If an Event of Default occurs and is continuing with respect to Registered Securities of any series issued in the form of one or more Registered Global Securities, upon written notice from the Depositary, the Issuer will execute, and the Trustee, upon receipt of an Officer's Certificate for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, Securities of such series in definitive registered forms without Coupons, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Registered Global Security or Securities, representing such Registered Securities, in exchange for such Registered Global Security or Securities.

                    If specified by the Issuer pursuant to Section 2.3 with respect to Securities represented by a Registered Global Security, the Depositary for such Registered Global Security may surrender such Registered Global Security in exchange in whole or in part for Securities of the same series in definitive registered form on such terms as are acceptable to the Issuer and such Depositary. Thereupon, the Issuer shall execute, and the Trustee shall authenticate and deliver, without service charge,

                         (i) to the Person  specified  by such  Depositary a new
                    Registered Security or Securities of the same series, of any authorized denominations as requested by such Person, in an aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Registered Global Security; and

                         (ii) to such Depositary a new Registered Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Registered
                    Global Security and the aggregate principal amount of Registered Securities authenticated and delivered pursuant to clause (i) above.

                    Upon  the  exchange  of a  Registered  Global  Security  for
          Securities in definitive registered form without coupons, in authorized denominations, such Registered Global Security shall be cancelled by the Trustee or an agent of the Issuer or the Trustee. Securities in definitive registered form without coupons issued in exchange for a Registered Global Security pursuant to this Section 2.8 shall be registered in such names and in such authorized denominations as the Depositary for such Registered Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or an agent of the Issuer or the Trustee. The Trustee or such agent shall deliver such Securities to or as directed by the Persons in whose names such Securities are so registered.

                    All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

                    Notwithstanding anything herein or in the terms of any series of Securities to the contrary, none of the Issuer, the Trustee or any agent of the Issuer or the Trustee (any of which, other than the Issuer, shall rely on an Officers' Certificate and an Opinion of Counsel) shall be required to exchange any Unregistered Security for a Registered Security if such exchange would result in adverse Federal income tax consequences to the Issuer (such as, for example, the inability of the Issuer to deduct from its income, as computed for Federal income tax purposes, the interest payable on the Unregistered Securities) under then applicable United States Federal income tax laws.

                    SECTION 2.9 Mutilated, Defaced, Destroyed, Lost and Stolen Securities. In case any temporary or definitive Security or any Coupon appertaining to any Security shall become mutilated, defaced or be destroyed, lost or stolen, the Issuer in its discretion may execute, and upon the written request of any officer of the Issuer, the Trustee shall authenticate and deliver a new Security of the same series, maturity date, interest rate and original issue date, bearing a number or other distinguishing symbol not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and in substitution for the Security so destroyed, lost or stolen with Coupons corresponding to the Coupons appertaining to the Securities so mutilated, defaced, destroyed, lost or stolen, or in exchange or substitution for the Security to which such mutilated, defaced, destroyed, lost or stolen Coupon appertained, with Coupons appertaining thereto corresponding to the Coupons so mutilated, defaced, destroyed, lost or stolen. In every case the applicant for a substitute Security or Coupon shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Security or Coupon and of the ownership thereof and in the case of mutilation or defacement shall surrender the Security and related Coupons to the Trustee or such agent.

                    Upon the issuance of any substitute Security or Coupon, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or its agent) connected therewith. In case any Security or Coupon which has matured or is about to mature or has been called for redemption in full shall become mutilated or defaced or be destroyed, lost or stolen, the Issuer may instead of issuing a substitute Security, pay or authorize the payment of the same or the relevant Coupon (without surrender thereof except in the case of a mutilated or defaced Security or Coupon), if the applicant for such payment shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as any of them may require to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer and the Trustee and any agent of the Issuer or the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security or Coupon and of the ownership thereof.

                    Every substitute Security or Coupon of any series issued pursuant to the provisions of this Section by virtue of the fact that any such Security or Coupon is destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security or Coupon shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities or Coupons of such series duly authenticated and delivered hereunder. All Securities and Coupons shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced or destroyed, lost or stolen Securities and Coupons and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

                    SECTION 2.10 Cancellation of Securities; Destruction Thereof. All Securities and Coupons surrendered for payment, redemption, registration of transfer or exchange, or for credit against any payment in respect of a sinking or analogous fund, if surrendered to the Issuer or any agent of the Issuer or the Trustee or any agent of the Trustee, shall be delivered to the Trustee or any agent of the Trustee for cancellation or, if surrendered to the Trustee, shall be cancelled by it (unless such Securities are to be remarketed pursuant to the terms thereof); and no Securities or Coupons shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of cancelled Securities and Coupons held by it and deliver a certificate of disposition to the Issuer. If the Issuer shall acquire any of the Securities or Coupons, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities or Coupons unless and until the same are delivered to the Trustee or any agent of the Trustee or the agent of the Trustee for cancellation.

                    SECTION 2.11 Temporary Securities. Pending the preparation of definitive Securities for any series, the Issuer may execute and the Trustee shall authenticate and deliver temporary Securities for such series (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities of any series shall be issuable as Registered Securities without coupons, or as Unregistered Securities with or without coupons attached thereto, of any authorized denomination, and substantially in the form of the definitive Securities of such series but with such omissions, insertions and variations as may be appropriate for temporary Registered Securities, all as may be determined by the Issuer with the concurrence of the Trustee as evidenced by the execution and authentication thereof. Temporary Securities may contain such references to any provisions of this Indenture as may be appropriate. Every temporary Security shall be executed by the Issuer and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without unreasonable delay the Issuer shall execute and shall furnish definitive Securities of such series and thereupon temporary Registered Securities of such series may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Issuer for that purpose pursuant to
          Section 3.2 and, in the case of Unregistered Securities, at any agency maintained by the Issuer for such purpose as specified pursuant to
          Section 2.3, and the Trustee shall authenticate and deliver in exchange for such temporary Securities of such series an equal aggregate principal amount of definitive Securities of the same series having authorized denominations and, in the case of Unregistered Securities, having attached thereto any appropriate Coupons. Until so exchanged, the temporary Securities of any series shall be entitled to the same benefits under this Indenture as definitive Securities of such series, unless otherwise established pursuant to Section 2.3. The provisions of this Section are subject to any restrictions or limitations on the issue and delivery of temporary Unregistered Securities of any series that may be established pursuant to Section
          2.3 (including any provision that Unregistered Securities of such series initially be issued in the form of a single global Unregistered Security to be delivered to a depositary or agency located outside the United States and the procedures pursuant to which definitive or global Unregistered Securities of such series would be issued in exchange for such temporary global Unregistered Security).

                                  ARTICLE THREE

                             COVENANTS OF THE ISSUER

                    SECTION 3.1 Payment of Principal and Interest. The Issuer covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay or cause to be paid the principal of, and interest on, each of the Securities of such series (together with any additional amounts payable pursuant to the terms of such Securities) at the place or places, at the respective times and in the manner provided in such Securities and in the Coupons, if any, appertaining thereto and in this Indenture. The interest on Securities with Coupons attached (together with any additional amounts payable pursuant to the terms of such Securities) shall be payable only upon presentation and surrender of the several Coupons for such interest installments as are evidenced thereby as they severally mature. If any temporary Unregistered Security provides that interest thereon may be paid while such Security is in temporary form, the interest on any such temporary Unregistered Security (together with any additional amounts payable pursuant to the terms of such Security) shall be paid, as to the installments of interest evidenced by Coupons attached thereto, if any, only upon presentation and surrender thereof, and, as to the other installments of interest, if any, only upon presentation of such Securities for notation thereon of the payment of such interest, in each case subject to any restrictions that may be established pursuant to Section 2.3. The interest on Registered Securities (together with any additional amounts payable pursuant to the terms of such Securities) shall be payable only to or upon the written order of the Holders thereof and at the option of the Issuer may be paid by wire transfer (to Holders of $10,000,000 or more of Registered Securities) or by mailing checks for such interest payable to or upon the written order of such Holders at their last addresses at they appear on the registry books of the Issuer.

                    SECTION 3.2 Offices for Payments, etc. The Issuer will maintain in The City of New York, an agency where the Registered Securities of each series may be presented for payment, an agency where the Securities of each series may be presented for exchange as provided in this Indenture and, if applicable, pursuant to Section 2.3 and an agency where the Registered Securities of each series may be presented for registration of transfer as in this Indenture provided.

                    The Issuer will maintain one or more agencies in a city or cities located outside the United States (including any city in which such an agency is required to be maintained under the rules of any stock exchange on which the Securities of such series are listed) where the Unregistered Securities, if any, of each series and Coupons, if any, appertaining thereto may be presented for payment. No payment on any Unregistered Security or Coupon will be made upon presentation of such Unregistered Security or Coupon at an agency of the Issuer within the United States nor will any payment be made by transfer to an account in, or by mail to an address in, the United States unless pursuant to applicable United States laws and regulations then in effect such payment can be made without adverse tax consequences to the Issuer. Notwithstanding the foregoing, payments in Dollars of Unregistered Securities of any series and Coupons appertaining thereto which are payable in Dollars may be made at an agency of the Issuer maintained in The City of New York if such payment in Dollars at each agency maintained by the Issuer outside the United States for payment on such Unregistered Securities is illegal or effectively precluded by exchange controls or other similar restrictions.

                    The Issuer will maintain in The City of New York, an agency where notices and demands to or upon the Issuer in respect of the Securities of any series, the Coupons appertaining thereto, or this Indenture may be served.

                    The Issuer will give to the Trustee written notice of the location of each such agency and of any change of location thereof. In case the Issuer shall fail to maintain any agency required by this Section to be located in the Borough of Manhattan, The City of New York, or shall fail to give such notice of the location or of any change in the location of any of the above agencies, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Trustee.

                    The Issuer may from time to time designate one or more additional agencies where the Securities of a series and any Coupons appertaining thereto may be presented for payment, where the Securities of that series may be presented for exchange as provided in this Indenture and pursuant to Section 2.3 and where the Registered Securities of that series may be presented for registration of transfer as in this Indenture provided, and the Issuer may from time to time rescind any such designation, as the Issuer may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain the agencies provided for in this Section. The Issuer will give to the Trustee prompt written notice of any such designation or rescission thereof.

                    SECTION 3.3 Appointment to Fill a Vacancy in Office of Trustee. The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 6.10, a Trustee, so that there shall at all times be a Trustee with respect to each series of Securities hereunder.

                    SECTION 3.4 Paying Agents. Whenever the Issuer shall appoint a paying agent other than the Trustee with respect to the Securities of any series, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section,

                         (a) that it will hold all sums  received  by it as such
                    agent for the payment of the principal of or interest on the Securities of such series (whether such sums have been paid to it by the Issuer or by any other obligor on the Securities of such series) in trust for the benefit of the Holders of the Securities of such series, or Coupons appertaining thereto, if any, or of the Trustee,

                         (b) that it will give the Trustee notice of any failure
                    by the Issuer (or by any other obligor on the Securities of such series) to make any payment of the principal of or interest on the Securities of such series when the same shall be due and payable, and

                         (c) that at any time during the continuance of any such
                    failure, upon the written request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust by such paying agent.

                    The Issuer will, on or prior to each due date of the principal of or interest on the Securities of such series, deposit with the paying agent a sum sufficient to pay such principal or interest so becoming due, and (unless such paying agent is the Trustee) the Issuer will promptly notify the Trustee of any failure to take such action.

                    If the Issuer shall act as its own paying agent with respect to the Securities of any series, it will, on or before each due date of the principal of or interest on the Securities of such series, set aside, segregate and hold in trust for the benefit of the Holders of the Securities of such series or the Coupons appertaining thereto a sum sufficient to pay such principal or interest so becoming due. The Issuer will promptly notify the Trustee of any failure to take such action.

                    Anything in this Section to the contrary notwithstanding, but subject to Section 10.1, the Issuer may at any time, for the purpose of obtaining a satisfaction and discharge with respect to one or more or all series of Securities hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for any such series by the Issuer or any paying agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

                    Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section is subject to the provisions of Sections 10.3 and 10.4.

                    SECTION 3.5 Written Statement to Trustee. The Issuer will deliver to the Trustee on or before April 15 in each year (beginning in 1994) a written statement, signed by two of its officers (which need not comply with Section 11.5), stating that in the course of the performance by the signers of their duties as officers of the Issuer they would normally have knowledge of any default by the Issuer in the performance or fulfillment of any covenant, agreement or condition contained in this Indenture, stating whether or not they have knowledge of any such default and, if so, specifying each such default of which the signers have knowledge and the nature thereof.

                    SECTION  3.6  Luxembourg  Publications.  In the event of the publication of any notice pursuant to Section 5.11, 6.8, 6.10(a), 6.11, 8.2, 10.4, 12.2 or 12.5, the party making such publication in the Borough of Manhattan, The City of New York and London shall also, to the extent that notice is required to be given to Holders of Securities of any series by applicable Luxembourg law or stock exchange regulation, as evidenced by an Officers' Certificate delivered to such party, make a similar publication in Luxembourg.

                                  ARTICLE FOUR

                       SECURITYHOLDERS LISTS AND REPORTS BY THE
                             ISSUER AND THE TRUSTEE

                    SECTION 4.1 Issuer to Furnish Trustee Information as to Names and Addresses of Securityholders. The Issuer covenants and agrees that it will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of the Registered Securities of each series:

                         (a) semiannually and not more than 15 days after each record date for the payment of interest on such Registered Securities, as hereinabove specified, as of such record date and on dates to be determined pursuant to Section 2.3 for noninterest bearing Registered Securities in each year, and

                         (b) at such other  times as the  Trustee may request in
                    writing, within 30 days after receipt by the Issuer of any such request as of a date not more than 15 days prior to the time such information is furnished,

          provided that if and so long as the Trustee shall be the Security registrar for such series and all of the Securities of any series are Registered Securities, such list shall not be required to be furnished.

                    SECTION 4.2 Preservation and Disclosure of Securityholders Lists.

                    (a) The Trustee shall  preserve,  in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders of each series of Registered Securities
               (i) contained in the most recent list furnished to it as provided in Section 4.1, (ii) received by it in the capacity of Security registrar for such series, if so acting, and (iii) filed with it within two preceding years pursuant to 4.4(c)(ii). The Trustee may destroy any list furnished to it as provided in Section 4.1 upon receipt of a new list so furnished.

                    (b) In case three or more Holders of Securities (hereinafter referred to as "applicants") apply in writing to the Trustee and furnish to the Trustee reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Securities of a particular series (in which case the applicants must all hold Securities of such series) or with holders of all Securities respect to their rights under this Indenture or under such Securities and such application is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either

                         (i) afford to such applicants access to the information
                    preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section, or

                         (ii) inform such applicants as to the approximate number of Holders of Registered Securities of such series or of all Registered Securities, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee, in accordance with the provisions of subsection (a) of this Section, and as to the approximate cost of mailing to such Securityholders the form of proxy or other communication, if any, specified in such application.

                    If the Trustee shall elect not to afford to such  applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Securityholder of such series or all Holders of Registered Securities, as the case may be, whose name and address appears in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Commission together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders of Registered Securities of such series or of all Registered Securities, as the case may be, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met, and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Securityholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

                    (c) Each and every  Holder of  Securities  and  Coupons,  by receiving and holding the same, agrees with the Issuer and the Trustee that neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with the provisions of subsection (b) of this Section, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under such subsection (b).

                    SECTION 4.3 Reports by the Issuer.  The Issuer covenants:

                    (a) to file  with the  Trustee,  within  15 days  after  the
               Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, or if the Issuer is not required to file information, documents, or reports pursuant to either of such Sections, then to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents, and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934, or in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

                    (b) to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents, and reports with respect to compliance by the Issuer with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations; and

                    (c) to transmit by mail to the Holders of Securities, in the manner and to the extent provided in Section 4.4(c), such summaries of any information, documents and reports required to be filed by the Issuer pursuant to subsections (a) and (b) of this Section as may be required to be transmitted to such Holders by rules and regulations prescribed from time to time by the Commission.

                       SECTION 4.4 Reports by the Trustee.

                    (a) Within 60 days after December 31 of each year commencing with the year 1995, the Trustee shall transmit by mail to the Holders of Securities, as provided in Subsection (c) of this Section, a brief report dated as of such December 31 with respect to:

                         (i) any change to its eligibility under Section 6.9 and
                    its qualification under Section 6.8;

                         (ii) the creation of or any material change to a relationship specified in paragraphs (1) through (10) of
                    Section 6.8(d);

                         (iii) the  character and amount of any advances (and if
                    the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities of any series, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than 1/2 of 1% of the principal amount of the Securities of any series Outstanding on the date of such report;

                         (iv) the amount,  interest  rate,  and maturity date of
                    all other indebtedness owing by the Issuer (or by any other obligor on the Securities) to the Trustee in its individual capacity on the date of such report, with a brief description of any property held as collateral security therefor, except any indebtedness based upon a creditor relationship arising in any manner described in Section 6.13(b)(2), (3), (4) or (6);

                         (v) any change to the property and funds, if any, physically in the possession of the Trustee (as such) on the date of such report;

                         (vi) any  release,  or  release  and  substitution,  of
                    property subject to the lien, if any, of this Indenture (and the consideration therefor, if any) which the Trustee has not previously reported;

                         (vii) any additional issue of Securities which the Trustee has not previously reported; and

                         (viii) any action taken by the Trustee in the performance of its duties under this Indenture which it has not previously reported and which in its opinion materially affects the Securities, except action in respect of a default, notice of which has been or is to be withheld by it in accordance with the provisions of Section 5.11.

                    (b) The Trustee  shall  transmit to the  Securityholders  of each series, as provided in subsection (c) of this Section, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee, as such, since the date of the last report transmitted pursuant to the provisions of subsection (a) of this Section (or if no such report has yet been so transmitted, since the date of this Indenture) for the reimbursement of which it claims or may claim a lien or charge prior to that of the Securities of such series on property or funds held or collected by it as Trustee and which it has not previously reported pursuant to this subsection (b), except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate 10% or less of the principal amount of Securities of such series outstanding at such time, such report to be transmitted within 90 days after such time.

                    (c) Reports pursuant to this Section shall be transmitted by mail:

                         (i) to all Holders of Registered Securities, as the names and addresses of such Holders appear upon the registry books of the Issuer;

                         (ii) to such  other  Holders  of  Securities  as  have,
                    within two years preceding such transmission, filed their names and addresses with the Trustee for that purpose; and

                         (iii) except in the case of reports pursuant to subsection (b), to each Holder of a Security whose name and address are preserved at the time by the Trustee as provided in Section 4.2(a).

                    (d) A copy of each such  report  shall,  at the time of such transmission to Securityholders, be furnished to the Issuer and be filed by the Trustee with each stock exchange upon which the Securities of any applicable series are listed and also with the Commission. The Issuer agrees to notify the Trustee with respect to any series when and as the Securities of such series become admitted to trading on any national securities exchange.

                                  ARTICLE FIVE

                     REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS
                               ON EVENT OF DEFAULT

                    SECTION 5.1 Event of Default Defined; Acceleration of Maturity; Waiver of Default. "Event of Default" with respect to Securities of any series wherever used herein, means each one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, except that any Securities, or any series of Securities, may provide for Events of Default in lieu of and in substitution of the Events of Default set forth herein:

               (a) default in the payment of any instalment of interest upon any of the Securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

               (b) default in the payment of all or any part of the principal on any of the Securities of such series as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise; or

               (c) failure on the part of the Issuer duly to observe or perform any other covenant or agreement on the part of the Issuer in respect of the Securities of such series (other than a covenant or warranty in respect of the Securities of such series a default in the performance or breach of which is elsewhere in this Section specifically dealt with) or contained in this Indenture, and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of all series affected thereby, a written notice specifying such failure or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

               (d) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Issuer or any Consolidated Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Issuer or any subsidiary or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

               (e) the Issuer or any Consolidated Subsidiary shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Issuer or any Consolidated Subsidiary or for any substantial part of its property, or make any general assignment for the benefit of creditors; or

               (f) any other Event of Default provided in the supplemental indenture under which such series of Securities is issued or in the form of Security for such series.

          If an Event of Default described in clauses (a), (b), (c) or (f) (if the Event of Default under clause (c) or (f), as the case may be, is with respect to less than all series of Securities then Outstanding) occurs and is continuing, then, and in each and every such case, unless the principal of all of the Securities of such series shall have already become due and payable, either the Trustee or the Holders of not less than a majority in aggregate principal amount of the Securities of each such affected series then Outstanding hereunder (each such series voting as a separate class) by notice in writing to the Issuer (and to the Trustee if given by Securityholders), may declare the entire principal (or, if the Securities of such affected series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all Securities of such series and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable, provided, however, that payment of principal and interest, if any, on the Securities of such series shall remain subordinated to the extent provided in Article Thirteen. If an Event of Default described in clause (c), (f) (if the Event of Default under clause (c) or (f), as the case may be, is with respect to all series of Securities then Outstanding), (d) or
          (e) occurs and is continuing, then and in each and every such case, unless the principal of all the Securities shall have already become due and payable, either the Trustee or the Holders of not less than a majority in aggregate principal amount of all the Securities then Outstanding hereunder (treated as one class), by notice in writing to the Issuer (and to the Trustee if given by Security- holders), may declare the entire principal (or, if any Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof) of all the Securities then Outstanding, and interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable, provided, however, that payment of principal and interest, if any, on the Securities of such series shall remain subordinated to the extent provided in Article Thirteen.

                    The foregoing provisions, however, are subject to the condition that if, at any time after the principal (or, if the Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof) of the Securities of any series (or of all the Securities, as the case may be) shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Issuer shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Securities of such series (or of all the Securities, as the case may be) and the principal of any and all Securities of such series (or of all the Securities, as the case may be) which shall have become due otherwise than by acceleration (with interest upon such principal) and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series (or at the respective rates of interest or Yields to Maturity of all the Securities, as the case may
          be) to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Trustee and each predecessor Trustee, its agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of negligence or bad faith, and if any and all Events of Default under the Indenture, other than the non-payment of the principal of Securities which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein -- then and in every such case the Holders of a majority in aggregate principal amount of all the Securities of such series, each series voting as a separate class, (or of all the Securities, as the case may be, voting as a single class) then Outstanding, by written notice to the Issuer and to the Trustee, may waive all defaults with respect to each such series (or with respect to all the Securities, as the case may be) and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

                    For all purposes under this Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities.

                    SECTION 5.2 Collection of Indebtedness by Trustee; Trustee May Prove Debt. The Issuer covenants that (a) in case default shall be made in the payment of any instalment of interest on any of the Securities of any series when such interest shall have become due and payable, and such default shall have continued for a period of 30 days or (b) in case default shall be made in the payment of all or any part of the principal of any of the Securities of any series when the same shall have become due and payable, whether upon maturity of the Securities of such series or upon any redemption or by declaration or otherwise--then upon demand of the Trustee, the Issuer will pay to the Trustee for the benefit of the Holders of the Securities of such series the whole amount that then shall have become due and payable on all Securities of such series, and such Coupons, for principal or interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of its negligence or bad faith.

                    In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or other obligor upon such Securities and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Securities, wherever situated, the moneys adjudged or decreed to be payable.

                    In case there shall be pending proceedings relative to the Issuer or any other obligor upon the Securities under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor, or in case of any other comparable judicial proceedings relative to the Issuer or other obligor upon the Securities of any series, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of any Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

                    (a) to file and prove a claim or claims for the whole amount of principal and interest (or, if the Securities of any series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) owing and unpaid in respect of the Securities of any series, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Security holders allowed in any judicial proceedings relative to the Issuer or other obligor upon the Securities of any series, or to the creditors or property of the Issuer or such other obligor,

                    (b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Securities of any series in any election of a trustee or a standby trustee in arrangement,
          reorganization,   liquidation   or  other   bankruptcy  or  insolvency
          proceedings or person performing similar functions in comparable proceedings, and

                    (c) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Securityholders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Securityholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Securityholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee and all other amounts due to the Trustee or any predecessor Trustee pursuant to Section 6.6 except as a result of Trustee's negligence or bad faith.

               Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Security holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of any series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

                    All rights of action and of asserting claims under this Indenture, or under any of the Securities of any series or Coupons appertaining to such Securities, may be enforced by the Trustee without the possession of any of the Securities of such series or Coupons appertaining to such Securities or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Securities or Coupons appertaining to such Securities in respect of which such action was taken.

                    In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Securities or Coupons appertaining to such Securities in respect to which such action was taken, and it shall not be necessary to make any Holders of such Securities or Coupons appertaining to such Securities parties to any such proceedings.

                    SECTION 5.3 Application of Proceeds. Any moneys collected by the Trustee pursuant to this Article in respect of any series shall, subject to the subordination provisions hereof, be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal or interest, upon presentation of the several Securities and Coupons appertaining to such Securities in respect of which monies have been collected and stamping (or otherwise noting) thereon the payment, or issuing Securities of such series in reduced principal amounts in exchange for the presented Securities of like series if only partially paid, or upon surrender thereof if fully paid:

                    FIRST:  To the payment of costs and expenses  applicable  to such series in respect of which monies have been collected, including reasonable compensation to the Trustee and each predecessor Trustee and their respective agents and attorneys and of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee and all other amounts due to the Trustee or any predecessor Trustee pursuant to Section
               6.6 except as a result of Trustee's negligence or bad faith;

                    SECOND:  In case the  principal  of the  Securities  of such series in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest on the Securities of such series in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in such Securities, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

                    THIRD:  In case  the  principal  of the  Securities  of such series in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities of such series for principal and interest, with interest upon the overdue principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such series, then to the payment of such principal and interest or Yield to Maturity, without preference or priority of principal over interest or Yield to Maturity, or of interest or Yield to Maturity over principal, or of any instalment of interest over any other instalment of interest, or of any Security of such series over any other Security of such series, ratably to the aggregate of such principal and accrued and unpaid interest or Yield to Maturity; and

                    FOURTH:  To  the  payment  of  the remainder, if any, to the
               Issuer or any other person lawfully entitled thereto.

                    SECTION 5.4 Suits for Enforcement. In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

                    SECTION 5.5 Restoration of Rights on Abandonment of Proceedings. In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Issuer and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Trustee and the Security holders shall continue as though no such proceedings had been taken.

                    SECTION  5.6  Limitations  on Suits by  Securityholders.  No
          Holder of any Security of any series or of any Coupon appertaining thereto shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of not less than a majority in aggregate principal amount of the Securities of such series then Outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 5.9; it being understood and intended, and being expressly covenanted by the taker and Holder of every Security or Coupon with every other taker and Holder and the Trustee, that no one or more Holders of Securities of any series or Coupons appertaining to such Securities shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other such Holder of Securities or Coupons appertaining to such Securities, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities of the applicable series and Coupons appertaining to such Securities. For the protection and enforcement of the provisions of this Section, each and every Security holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                    SECTION 5.7 Unconditional Right of Securityholders to Institute Certain Suits. Notwithstanding any other provision in this Indenture and any provision of any Security, the right of any Holder of any Security or Coupon to receive payment of the principal of and interest on such Security or Coupon on or after the respective due dates expressed in such Security or Coupon, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                    SECTION 5.8 Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. Except as provided in Section 5.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities or Coupons is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                    No delay or omission of the Trustee or of any Holder of Securities or Coupons to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to
          Section 5.6, every power and remedy given by this Indenture or by law to the Trustee or to the Holders of Securities or Coupons may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders of Securities or Coupons.

                    SECTION 5.9 Control by Holders of Securities. The Holders of a majority in aggregate principal amount of the Securities of each series affected (with each series voting as a separate class) at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Securities of such series by this Indenture; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and provided further that (subject to the provisions of Section 6.1) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Securities of all series so affected not joining in the giving of said direction, it being understood that (subject to Section 6.1) the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.

                    Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the
          Trustee and which is not inconsistent with such direction or directions by Securityholders.

                    SECTION 5.10 Waiver of Past Defaults. Prior to the acceleration of the maturity of any Securities of any series as provided in Section 5.1, the Holders of a majority in aggregate principal amount of the Securities of all series at the time
          Outstanding with respect to which an Event of Default shall have occurred and be continuing voting as a single class may on behalf of the Holders of all the Securities of such series waive any past default or Event of Default described in Section 5.1 and its consequences, except a default in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Security affected. In the case of any such waiver, the Issuer, the Trustee and the Holders of all such Securities shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                    Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

                    SECTION 5.11 Trustee to Give Notice of Default, But May Withhold in Certain Circumstances. The Trustee shall, within ninety days after the occurrence of a default with respect to the Securities of any series, give notice of all defaults with respect to that series known to the Trustee (i) if any Unregistered Securities of that series are then Outstanding, to the Holders thereof, by publication at least once in an Authorized Newspaper in the Borough of Manhattan, The City of New York and at least once in an Authorized Newspaper in London (and, if required by Section 3.6, at least once in an Authorized Newspaper in Luxembourg) and (ii) to all Holders of Securities of such series in the manner and to the extent provided in Section 4.4(c), unless in each case such defaults shall have been cured before the mailing or publication of such notice (the term "defaults" for the purpose of this Section being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, an Event of Default); provided that, except in the case of default in the payment of the principal of or interest on any of the Securities of such series, or in the payment of any sinking fund instalment on such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Security holders of such series.

                    SECTION 5.12 Right of Court to Require Filing of Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Security or Coupon by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Security holder or group of Security holders of any series holding in the aggregate more than 10% in aggregate principal amount of the Securities of such series, or, in the case of any suit relating to or arising under clause (c) or (f) of Section 5.1 (if the suit relates to Securities of more than one but less than all series), 10% in aggregate principal amount of Securities then Outstanding and affected thereby, or in the case of any suit relating to or arising under clause (c), (f), (if the suit under clause (c) or (f) relates to all the Securities then Outstanding), (d) or (e) of Section 5.1, 10% in aggregate principal amount of all Securities then Outstanding, or to any suit instituted by any Security holder for the enforcement of the payment of the principal of or interest on any Security on or after the due date expressed in such Security or any date fixed for redemption.

                                   ARTICLE SIX

                             CONCERNING THE TRUSTEE

                    SECTION  6.1 Duties  and  Responsibilities  of the  Trustee;
          During Default; Prior to Default. With respect to the Holders of any series of Securities issued hereunder, the Trustee, prior to the occurrence of an Event of Default with respect to the Securities of a particular series and after the curing or waiving of all Events of Default which may have occurred with respect to such series, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default with respect to the Securities of a series has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                    No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that

                    (a) prior to the occurrence of an Event of Default with respect to the Securities of any series and after the curing or waiving of all such Events of Default with respect to such series which may have occurred:

                         (i) the  duties and  obligations  of the  Trustee  with
                    respect to the Securities of any series shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                         (ii) in the  absence  of bad  faith  on the part of the
                    Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

                    (b)  the  Trustee  shall  not be  liable  for any  error  of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                    (c) the  Trustee  shall not be liable  with  respect  to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section
               5.9 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

                    None of the  provisions  contained in this  Indenture  shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

                    SECTION 6.2  Certain  Rights  Of  the  Trustee.  Subject  to
          Section 6.1:

                    (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                    (b) any  request,  direction,  order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Issuer;

                    (c) the  Trustee may  consult  with  counsel and any written advice or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

                    (d) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Security holders pursuant to the provisions of this Indenture, unless such Security holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

                    (e) the Trustee  shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

                    (f) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Securities of all series affected then Outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Issuer or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Issuer upon demand; and

                    (g) the  Trustee  may  execute  any of the  trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

                    SECTION 6.3 Trustee Not Responsible for Recitals, Disposition of Securities or Application of Proceeds Thereof. The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Securities or Coupons. The Trustee shall not be accountable for the use or application by the Issuer of any of the Securities or of the proceeds thereof.

                    SECTION 6.4 Trustee and Agents May Hold Securities or Coupons; Collections, etc. The Trustee or any agent of the Issuer or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities or Coupons with the same rights it would have if it were not the Trustee or such agent and, subject to Sections 6.8 and 6.13, may otherwise deal with the Issuer and receive, collect, hold and retain collections from the Issuer with the same rights it would have if it were not the Trustee or such agent.

                    SECTION 6.5 Moneys Held by Trustee, Subject to the provisions of Section 10.4 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Issuer or the Trustee shall be under any liability for interest on any moneys received by it hereunder.

                    SECTION 6.6 Compensation and Indemnification of Trustee and Its Prior Claim. The Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Issuer covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Issuer also covenants to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises. The obligations of the Issuer under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities or Coupons, and the Securities are hereby subordinated to such senior claim.

                    When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.2 (d) and
          (e), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency, reorganization, or similar law.

                    SECTION 6.7 Right of Trustee to Rely on Officers' Certificate, etc. Subject to Sections 6.1 and 6.2, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

                    SECTION 6.8 Qualification of Trustee; Conflicting Interests.
          (a) If the Trustee has or shall acquire any conflicting interest, as defined in this Section, with respect to the Securities of any series, then, within 90 days after ascertaining that it has such conflicting interest and if the default (as provided in subsection (d)) to which such conflicting interest relates has not been cured or duly waived or otherwise eliminated before the end of such 90 day period, the Trustee shall either eliminate such conflicting interest or, except as otherwise provided below in this Section, resign with respect to the Securities of that series in the manner and with the effect hereinafter specified in this Article and the Issuer shall take prompt steps to have a successor appointed in the manner provided herein.

                    (b) In the event that the Trustee shall fail to comply with the provisions of subsection (a) of this Section with respect to the Securities of any series, the Trustee shall, within 10 days after the expiration of such 90 day period, transmit notice of such failure by mail to all Holders of Securities of that series entitled to receive reports pursuant to Section 4.4(c) and, if Unregistered Securities of that series are outstanding, shall cause notice of such failure to be published at least once in an Authorized Newspaper in the Borough of Manhattan, The City of New York and at least once in an Authorized Newspaper in London (and, if required by Section 3.6, at least once in an Authorized Newspaper in Luxembourg).

                    (c) Subject to Section 5.12, unless the Trustee's duty to resign is stayed, as provided below in this Section, any Holder of Securities of that series who has been a bona fide Holder of Securities of any series referred to in subsection (a) of this Section for at least six months may, on behalf of himself and all other Holders of Securities of that series similarly situated, petition any court of competent jurisdiction for the removal of the Trustee, and the appointment of a successor, if the Trustee fails, after written request by such Holder to comply with the provisions of subsection (a) of this Section.

                    (d) For the purposes of this Section, the Trustee shall be deemed to have a conflicting interest with respect to Securities of any series if the Securities of such series are in default (exclusive of any period of grace or requirement of notice) as provided in
          Section 5.1 and

                    (1) the Trustee is trustee under this Indenture with respect to the  Outstanding  Securities  of any  series  other  than that series or is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the Issuer are outstanding, unless such other indenture is a collateral trust indenture under which the only collateral consists of Securities issued under this Indenture; provided that there shall be excluded from the operation of this paragraph this Indenture with respect to the Securities of any series other than that series and any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuer are outstanding if (i) this Indenture and such other indenture or indentures (and all series of Securities issuable thereunder) are wholly unsecured and rank equally, and such other indenture or indentures (and such series) are hereafter qualified under the Trust Indenture Act of 1939, unless the Commission shall have found and declared by order pursuant to Section 305(b) or Section 307(c) of the Trust Indenture Act of 1939 that differences exist between the provisions of this Indenture with respect to Securities of that series and one or more other series, or the provisions of such other indenture or indentures (or such series) which are so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture with respect to the Securities of that series and such other series, or under such other indenture or indentures, or (ii) the Issuer shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that trusteeship under this Indenture with respect to Securities of that series and such other series or such other indenture or indentures is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture with respect to the Securities of that series and such other series or under such other indenture or indentures;

                    (2) the Trustee or any of its directors or executive officers is an underwriter for the Issuer;

                    (3) the Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with an underwriter for the Issuer;

                    (4) the Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee, or representative of the Issuer, or of an underwriter (other than the Trustee itself) for the Issuer who is currently engaged in the business of underwriting, except that (i) one individual may be a director or an executive officer, or both, of the Trustee and a director or an executive officer, or both, of the Issuer, but may not be at the same time an executive officer of both the Trustee and the Issuer; (ii) if and so long as the number of directors of the Trustee in office is more than nine, one additional individual may be a director or an executive officer, or both, of the Trustee and a director of the Issuer; and (iii) the Trustee may be designated by the Issuer or by any underwriter for the Issuer to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent, or depositary, or in any other similar capacity, or, subject to the provisions of paragraph (1) of this subsection, to act as trustee, whether under an indenture or otherwise;

                    (5) 10% or more of the voting  securities  of the Trustee is beneficially owned either by the Issuer or by any director, partner or executive officer thereof, or 20% or more of such voting securities is beneficially owned, collectively, by any two or more of such persons; or 10% or more of the voting securities of the Trustee is beneficially owned either by an underwriter for the Issuer or by any director, partner, or executive officer thereof, or is beneficially owned, collectively, by any two or more such persons;

                    (6) the  Trustee  is the  beneficial  owner  of, or holds as collateral security for an obligation which is in default (as hereinafter in this subsection defined), (i) 5% or more of the voting securities or 10% or more of any other class of security of the Issuer, not including the Securities issued under this Indenture and securities issued under any other indenture under which the Trustee is also trustee, or (ii) 10% or more of any class of security of an underwriter for the Issuer;

                    (7) the  Trustee  is the  beneficial  owner  of, or holds as collateral security for an obligation which is in default (as hereinafter in this subsection defined), 5% or more of the voting securities of any person who, to the knowledge of the Trustee, owns 10% or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, the Issuer;

                    (8) the  Trustee  is the  beneficial  owner  of, or holds as collateral security for an obligation which is in default (as hereinafter in this subsection defined), 10% or more of any class of security of any person who, to the knowledge of the Trustee, owns 50% or more of the voting securities of the Issuer; or

                    (9) the  Trustee  owns,  on the  date of  default  upon  the
               Securities of such series (exclusive of any period of grace or requirement of notice) as provided in Section 5.1 or any anniversary of such default while such default remains outstanding, in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of 25% or more of the voting securities, or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under paragraph (6), (7) or (8) of this subsection. As to any such securities of which the Trustee acquired ownership through becoming executor, administrator, or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply, for a period of not more than two years from the date of such acquisition, to the extent that such securities included in such estate do not exceed 25% of such voting securities or 25% of any such class of security. Promptly after the dates of any such default and annually in each succeeding year that the Securities of that series remain in default, the Trustee shall make a check of its holdings of such securities in any of the above-mentioned capacities as of such dates. If the Issuer fails to make payment in full of principal or interest on any of the Securities when and as the same becomes due and payable, and such failure continues for 30 days thereafter, the Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such 30-day period, and after such date, notwithstanding the foregoing provisions of this paragraph, all such securities so held by the Trustee, with sole or joint control over such securities vested in it, shall, but only so long as such failure shall continue, be considered as though beneficially owned by the Trustee for the purposes of paragraphs
               (6), (7) and (8) of this subsection; or

                    (10) except under the circumstances  described in paragraphs
               (1), (3), (4), (5) or (6) of subsection (b) of Section 6.13, the Trustee shall be or shall become a creditor of the Issuer.

                    For the purposes of paragraph (1) of this subsection, and of Sections 5.9 and 7.4, the term "series of securities" or "series" means a series, class or group of securities issuable under an indenture pursuant to whose terms holders of one such series may vote to direct the indenture trustee, or otherwise take action pursuant to a vote of such holders separately from holders of another such series; provided, that "series of securities" or "series" shall not include any series of securities issuable under an indenture if all such series rank equally and are wholly unsecured.

                    The specification of percentages in paragraphs (5) to (9), inclusive, of this subsection shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of paragraph (3) or (7) of this subsection.

                     For the purposes of paragraphs (6), (7), (8) and (9) of this subsection, only,

                    (i) the terms "security" and "securities" shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys lent to a person by one or more banks, trust companies, or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness;

                    (ii) an obligation shall be deemed to be "in default" when a default in payment of principal shall have continued for 30 days or more and shall not have been cured; and

                    (iii) the Trustee shall not be deemed to be the owner or holder of (x) any security which it holds as collateral security, as trustee or otherwise, for an obligation which is not in default as defined in clause (ii) above, or (y) any security which it holds as collateral security under this Indenture, irrespective of any default hereunder, or (z) any security which it holds as agent for collection, or as custodian, escrow agent, or depositary, or in any similar representative capacity.

                    (e) For purposes of this Section:

                    (1) the term  "underwriter"  when used with reference to the
               Issuer means every person who, within one year prior to the time as of which the determination is made, has purchased from the Issuer with a view to, or has offered or sold for the Issuer in connection with, the distribution of any security of the Issuer outstanding at such time, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors' or sellers' commission;

                    (2) the term "director" shall mean any director of a corporation or any individual performing similar functions with respect to any organization whether incorporated or unincorporated;

                    (3) the term "person" shall mean an individual, a corporation, a partnership, an association, a joint-stock company, a trust, an unincorporated organization, or a government or political subdivision thereof. As used in this paragraph, the term "trust" shall include only a trust where the interest or interests of the beneficiary or beneficiaries are evidenced by a security;

                    (4) the term  "voting  security"  shall  mean  any  security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a person;

                    (5) the term "Issuer" shall mean any obligor upon the Securities; and

                    (6) the term  "executive  officer" shall mean the president, every vice president, every trust officer, the cashier, the secretary, and the treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization whether incorporated or unincorporated, but shall not include the chairman of the board of directors.

                    (f)  The   percentages   of  voting   securities  and  other
          securities specified in this Section shall be calculated in accordance with the following provisions:

                    (1) a specified  percentage of the voting  securities of the
               Trustee, the Issuer or any other person referred to in this Section (each of whom is referred to as a "person" in this paragraph) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person;

                    (2) a specified  percentage  of a class of  securities  of a
               person  means  such   percentage  of  the  aggregate   amount  of
               securities of the class outstanding;

                    (3) the term  "amount",  when used in regard to  securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares, and the number of units if relating to any other kind of security;

                    (4) the term  "outstanding"  means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:

                         (i) securities of an issuer held in a sinking fund relating to securities of the issuer of the same class;

                         (ii) securities of an  issuer  held in a  sinking  fund
                    relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;

                         (iii) securities  pledged  by  the  issuer  thereof  as
                    security for an obligation of the issuer not in default as to principal or interest or otherwise; and

                         (iv) securities held in escrow if placed in escrow
                    by the issuer thereof;

          provided, however, that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof; and

                    (5) a  security  shall be deemed to be of the same  class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges; provided, however, that, in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes and provided, further, that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

                    (g) Except in the case of a default in the payment of the principal or interest on the Securities of any series, or in the payment of any sinking or purchase fund installment, the Trustee shall not be required to resign as provided in this Section if the Trustee has sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that

                    (1) the default under this  Indenture may be cured or waived during a reasonable period and under the procedures described in such application, and

                    (2) a stay of the  Trustee's  duty  to  resign  will  not be inconsistent with the interests of the Holders of Securities of the series.

               The filing of such an application will automatically stay the performance of the duty to resign until the Commission orders otherwise.

                    (h) The resignation of the Trustee shall become effective only upon the appointment of a successor trustee and the acceptance by the successor trustee of such appointment.

                    (i) If Section 310(b) of the Trust Indenture Act is amended at any time after the date of this Indenture to change the circumstances under which a Trustee shall be deemed to have a conflicting interest with respect to the Securities of any series or to change any of the definitions in connection therewith, this Section
          6.8 shall be automatically amended to incorporate such changes, unless such changes would cause any Trustee then acting as Trustee hereunder with respect to any Outstanding Securities to be deemed to have a conflicting interest, in which case such changes shall be incorporated herein only to the extent that such changes (i) would not cause the Trustee to be deemed to have a conflicting interest or (ii) are required by law.

               SECTION 6.9 Persons Eligible for Appointment as Trustee. The Trustee for each series of Securities hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or of any State or the District of Columbia or the laws of a foreign country to the extent permitted under the Trust Indenture Act having a combined capital and surplus of at least $25,000,000, and which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal, State or District of Columbia authority, provided that, neither the Company nor any person directly or indirectly controlling, controlled by, or under common control with the Company shall serve as Trustee of any Security. If such corporation is a corporation organized under the laws of a foreign country, then such corporation shall have its principal place of business in The City of New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.10.

                    SECTION 6.10 Resignation and Removal; Appointment of Successor Trustee. (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all series of Securities by giving written notice of resignation to the Issuer and (i) if any Unregistered Securities of a series affected are then Outstanding, by giving notice of such resignation to the Holders thereof, by publication at least once in an Authorized Newspaper in the Borough of Manhattan, The City of New York, and at least once in an Authorized Newspaper in London (and, if required by Section 3.6, at least once in an Authorized Newspaper in Luxembourg), (ii) if any Unregistered Securities of a series affected are then Outstanding, by mailing notice of such resignation to the Holders thereof who have filed their names and addresses with the Trustee pursuant to Section 4.4(c)(ii) at such addresses as were so furnished to the Trustee and (iii) by mailing notice of such resignation to the Holders of then Outstanding Registered Securities of each series affected at their addresses as they shall appear on the registry books. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee or trustees with respect to the applicable series by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed with respect to any series and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide Holder of a Security or Securities of the applicable series for at least six months may, subject to the provisions of
          Section 5.12, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

                    (b) In case at any time any of the following shall occur:

                    (i) the Trustee shall fail to comply with the  provisions of
               Section 6.8 with respect to any series of Securities after written request therefor by the Issuer or by any Securityholder who has been a bona fide Holder of a Security or Securities of such series for at least six months; or

                    (ii) the Trustee  shall  cease to be eligible in  accordance with the provisions of Section 6.9 and shall fail to resign after written request therefor by the Issuer or by any Securityholder; or

                    (iii) the  Trustee  shall  become  incapable  of acting with respect to any series of Securities, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

          then, in any such case, the Issuer may remove the Trustee with respect to the applicable series of Securities and appoint a successor trustee for such series by written instrument, in duplicate, executed by order of the Board of Directors of the Issuer, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 5.12, any Securityholder who has been a bona fide Holder of a Security or Securities of such series for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

               (c) The Holders of a majority in aggregate principal amount of the Securities of each series at the time outstanding may at any time remove the Trustee with respect to Securities of such series and appoint a successor trustee with respect to the Securities of such series by delivering to the Trustee so removed, to the successor trustee so appointed and to the Issuer the evidence provided for in
          Section 7.1 of the action in that regard taken by the Securityholders.

               (d) Any resignation or removal of the Trustee with respect to any series and any appointment of a successor trustee with respect to such series pursuant to any of the provisions of this Section 6.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.11.

                    SECTION 6.11 Acceptance of Appointment by Successor Trustee. Any successor trustee appointed as provided in Section 6.10 shall execute and deliver to the Issuer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee with respect to all or any applicable series shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations with respect to such series of its predecessor hereunder, with like effect as if originally named as trustee for such series hereunder; but, nevertheless, on the written request of the Issuer or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 10.4, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 6.6.

                    If a successor trustee is appointed with respect to the Securities of one or more (but not all) series, the Issuer, the predecessor Trustee and each successor trustee with respect to the Securities of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Securities of any series as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts under separate indentures.

                    No successor trustee with respect to any series of Securities shall accept appointment as provided in this Section 6.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 6.8 and eligible under the provisions of Section 6.9.

                    Upon acceptance of appointment by any successor trustee as provided in this Section 6.11, the Issuer shall give notice thereof
          (a) if any Unregistered Securities of a series affected are then Outstanding, to the Holders thereof, by publication of such notice at least once in an Authorized Newspaper in the Borough of Manhattan, The City of New York and at least once in an Authorized Newspaper in London (and, if required by Section 3.6, at least once in an
          Authorized Newspaper in Luxembourg), (b) if any Unregistered Securities of a series affected are then Outstanding, to the Holders thereof who have filed their names and addresses with the Trustee pursuant to Section 4.4(c)(ii), by mailing such notice to such Holders at such addresses as were so furnished to the Trustee (and the Trustee shall make such information available to the Issuer for such purpose) and (c) to the Holders of Registered Securities of each series affected, by mailing such notice to such Holders at their addresses as they shall appear on the registry books. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 6.10. If the Issuer fails to give such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Issuer.

                    SECTION 6.12 Merger, Conversion, Consolidation or Succession to Business of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be qualified under the provisions of Section 6.8 and eligible under the provisions of Section 6.9, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                    In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities of any series shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities of any series shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities of such series or in this Indenture provided that the certificate of the Trustee shall have; provided, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities of any series in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

                    SECTION 6.13 Preferential Collection of Claims Against the Issuer. (a) Subject to the provisions of this Section, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Issuer within three months prior to a default, as defined in subsection (c) of this Section, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the Holders of the Securities and the holders of other indenture securities (as defined in this Section):

                    (1) an amount equal to any and all  reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such three months' period and valid as against the Issuer and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in subsection (a)(2) of this Section, or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Issuer upon the date of such default; and

                    (2) all  property  received by the Trustee in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such three months' period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Issuer and its other creditors in such property or such proceeds.

                    Nothing herein contained, however, shall affect the right of the Trustee:

                    (A) to  retain  for its own  account  (i)  payments  made on account of any such claim by any person (other than the Issuer) who is liable thereon, (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third person, and (iii) distributions made in cash, securities or other property in respect of claims filed against the Issuer in bankruptcy or receivership or in proceedings for reorganization pursuant to Title 11 of the United States Code or applicable state law;

                    (B) to realize, for its own account,  upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such three months' period;

                    (C) to realize,  for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such three months' period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default as defined in subsection (c) of this Section would occur within three months; or

                    (D) to receive payment on any claim referred to in paragraph
               (B) or (C), against the release of any property held as security for such claim as provided in such paragraph (B) or (C), as the case may be, to the extent of the fair value of such property.

                    For the purposes of paragraphs (B), (C) and (D), property substituted after the beginning of such three months' period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

                    If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned between the Trustee, the Securityholders and the Holders of other indenture securities in such manner that the Trustee, such Securityholders and the Holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Issuer in bankruptcy or receivership or in proceedings for reorganization pursuant to Title 11 of the United States Code or applicable State law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Issuer of the funds and property in such special account and before crediting to the respective claims of the Trustee, such Securityholders and the Holders of other indenture securities dividends on claims filed against the Issuer in bankruptcy or receivership or in proceedings for reorganization pursuant to Title 11 of the United States Code or applicable State law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term "dividends" shall include any distribution with respect to such claim, in bankruptcy or receivership or in proceedings for reorganization pursuant to Title 11 of the United States Code or applicable State law, whether such distribution is made in cash, securities or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceeding for reorganization is pending shall have jurisdiction (i) to apportion between the Trustee, such Securityholders and the Holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and the proceeds thereof, or
          (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee, such Securityholders and the Holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

                    Any Trustee who has resigned or been removed after the beginning of such three months' period shall be subject to the provisions of this subsection (a) as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such three months' period, it shall be subject to the provisions of this subsection (a) if and only if the following conditions exist:

                    (i) the  receipt of  property  or  reduction  of claim which would have given rise to the obligation to account, if such Trustee had continued as trustee, occurred after the beginning of such three months' period; and

                    (ii) such receipt of property or reduction of claim occurred within three months after such resignation or removal.

                    (b) There shall be excluded from the operation of this Section a creditor relationship arising from

                    (1) the ownership or acquisition of securities  issued under any indenture or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

                    (2) advances  authorized  by a  receivership  or  bankruptcy court of competent jurisdiction or by this Indenture for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advance and of the circumstances surrounding the making thereof is given to the Securityholders at the time and in the manner provided in this Indenture;

                    (3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

                    (4) an indebtedness created as a result of services rendered or premises rented or an indebtedness created as a result of goods or securities sold in a cash transaction as defined in subsection (c)(3) below;

                    (5) the  ownership  of  stock or of  other  securities  of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Issuer; or

                    (6) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self- liquidating paper as defined in subsection (c)(4) of this Section.

                    (c) As used in this Section:

                    (1) the  term  "default"  shall  mean  any  failure  to make payment in full of the principal of or interest upon any of the Securities or upon the other indenture securities when and as such principal or interest becomes due and payable;

                    (2) the term "other indenture securities" shall mean securities upon which the Issuer is an obligor (as defined in the Trust Indenture Act of 1939) outstanding under any other indenture (i) under which the Trustee is also trustee, (ii) which contains provisions substantially similar to the provisions of subsection (a) of this Section, and (iii) under which a default exists at the time of the apportionment of the funds and property held in said special account;

                    (3) the term "cash  transaction"  shall mean any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand;

                    (4) the term "self-liquidating  paper" shall mean any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Issuer for the purpose of financing the purchase, processing, manufacture, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Issuer arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation; and

                    (5) the term "Issuer" shall mean any obligor upon the Securities.


                                  ARTICLE SEVEN

                         CONCERNING THE SECURITYHOLDERS

                    SECTION 7.1 Evidence of Action Taken by Securityholders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in principal amount of the Securityholders of any or all series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Securityholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 6.1 and 6.2) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Article.

                    SECTION 7.2 Proof of Execution of Instruments and of Holding of Securities. Subject to Sections 6.1 and 6.2, the execution of any instrument by a Securityholder or his agent or proxy may be proved in the following manner:

                    (a) The fact and date of the  execution by any Holder of any instrument may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the person executing such instruments acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute sufficient proof of the authority of the person executing the same. The fact of the holding by any Holder of an Unregistered Security of any series, and the identifying number of such Security and the date of his holding the same, may be proved by the production of such Security or by a certificate executed by any trust company, bank, banker or recognized securities dealer wherever situated satisfactory to the Trustee, if such certificate shall be deemed by the Trustee to be satisfactory. Each such certificate shall be dated and shall state that on the date thereof a Security of such series bearing a specified identifying number was deposited with or exhibited to such trust company, bank, banker or recognized securities dealer by the person named in such certificate. Any such certificate may be issued in respect of one or more Unregistered Securities of one or more series specified therein. The holding by the person named in any such certificate of any Unregistered Securities of any series specified therein shall be presumed to continue for a period of one year from the date of such certificate unless at the time of any determination of such holding (1) another certificate bearing a later date issued in respect of the same Securities shall be produced, or (2) the Security of such series specified in such certificate shall be produced by some other person, or (3) the Security of such series specified in such certificate shall have ceased to be Outstanding. Subject to Sections 6.1 and 6.2, the fact and date of the execution of any such instrument and the amount and numbers of Securities of any series held by the person so executing such instrument and the amount and numbers of any Security or Securities for such series may also be proven in accordance with such reasonable rules and regulations as may be prescribed by the Trustee for such series or in any other manner which the Trustee for such series may deem sufficient.

                    (b) In the case of Registered  Securities,  the ownership of such Securities shall be proved by the Security register or by a certificate of the Security registrar.

               SECTION 7.3 Holders to be Treated as Owners. The Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat the person in whose name any Security shall be registered upon the Security register for such series as the absolute owner of such
          Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Security and for all other purposes; and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary. The Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Holder of any Unregistered Security and the Holder of any Coupon as the absolute owner of such Unregistered Security or Coupon (whether or not such Unregistered Security or Coupon shall be overdue) for the purpose of receiving payment thereof or on account thereof and for all other purposes and neither the Issuer, the Trustee, nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Unregistered Security or Coupon.

                    SECTION 7.4 Securities Owned by Issuer Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Outstanding Securities of any or all series have concurred in any direction, consent or waiver under this Indenture, Securities which are owned by the Issuer or any other obligor on the Securities with respect to which such determination is being made or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Securities which the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon the Securities or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Securities, if any, known by the Issuer to be owned or held by or for the account of any of the above-described persons; and, subject to Sections 6.1 and 6.2, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.

                    SECTION 7.5 Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in
          Section 7.1, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor or on registration of transfer thereof, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Indenture in connection with such action shall be conclusively binding upon the Issuer, the Trustee and the Holders of all the Securities affected by such action.

                                  ARTICLE EIGHT

                             SUPPLEMENTAL INDENTURES

                    SECTION 8.1 Supplemental Indentures Without Consent of Securityholders. The Issuer, when authorized by a resolution of its Board of Directors (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Issuer Order), and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of the execution thereof) for one or more of the following purposes:

                    (a) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities of one or more series any property or assets;

                    (b) to evidence the succession of another corporation to the
               Issuer, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Issuer pursuant to Article Nine;

                    (c) to  add to the  covenants  of the  Issuer  such  further covenants, restrictions, conditions or provisions as the Issuer and the Trustee shall consider to be for the protection of the Holders of Securities or Coupons, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Securities of such series to waive such an Event of Default;

                    (d) to cure any  ambiguity or to correct or  supplement  any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make any other provisions as the Issuer may deem necessary or desirable, provided that no such action shall adversely affect the interests of the Holders of the Securities or Coupons;

                    (e) to establish the form of terms or Securities of any series or of the Coupons appertaining to such Securities as permitted by Sections 2.1 and 2.3; and

                    (f) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 6.11.

                    The Trustee is hereby authorized to join with the Issuer in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

                    Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the Holders of any of the Securities at the time outstanding, notwithstanding any of the provisions of Section 8.2.

                    SECTION  8.2   Supplemental   Indentures   With  Consent  of
          Securityholders. With the consent (evidenced as provided in Article Seven) of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of all series affected by such supplemental indenture (voting as one class), the Issuer, when authorized by a resolution of its Board of Directors (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Issuer Order), and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of each such series or of the Coupons appertaining to such Securities; provided, that no such supplemental indenture shall (a) extend the final maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or make the principal thereof (including any amount in respect of original issue discount), or interest thereon payable in any coin or currency other than that provided in the Securities and Coupons or in accordance with the terms thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof pursuant to Section 5.1 or the amount thereof provable in bankruptcy pursuant to Section 5.2, or alter the provisions of Section 11.11 or 11.12 or impair or affect the right of any Securityholder to institute suit for the payment thereof or, if the Securities provide therefor, any right of repayment at the option of the Securityholder, or modify the provisions of this Indenture with respect to the subordination of the Securities in a manner adverse to the Holders, in each case without the consent of the Holder of each Security so affected, or (b) reduce the aforesaid percentage of Securities of any series, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of each Security so affected.

                    A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of Holders of Securities of such series, or of Coupons appertaining to such Securities, with respect to such covenant or provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series or of the Coupons appertaining to such Securities.

                    Upon the request of the Issuer, accompanied by a copy of a resolution of the Board of Directors (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Issuer Order) certified by the secretary or an assistant secretary of the Issuer authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders as aforesaid and other documents, if any, required by Section 7.1, the Trustee shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

                    It shall not be necessary for the consent of the Securityholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

                  Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Trustee shall give notice thereof (i) to the Holders of then Outstanding Registered Securities of each series affected thereby, by mailing a notice thereof by first-class mail to such Holders at their addresses as they shall appear on the Security register, (ii) if any Unregistered Securities of a series affected thereby are then Outstanding, to the Holders thereof who have filed their names and addresses with the Trustee pursuant to Section 4.4(c)(ii), by mailing a notice thereof by first-class mail to such Holders at such addresses as were so furnished to the Trustee and (iii) if any Unregistered Securities of a series affected thereby are then Outstanding, to all Holders thereof, by publication of a notice thereof at least once in an Authorized Newspaper in the Borough of Manhattan, The City of New York and at least once in an Authorized Newspaper in London (and, if required by Section 3.6, at least once in an, Authorized Newspaper in Luxembourg), and in each case such notice shall set forth in general terms the substance of such supplemental indenture. Any failure of the Issuer to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

                    SECTION  8.3  Effect  of  Supplemental  Indenture.  Upon the
          execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer and the Holders of Securities of each series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

                    SECTION 8.4 Documents to Be Given to Trustee. The Trustee, subject to the provisions of Sections 6.1 and 6.2, may receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article 8 complies with the applicable provisions of this Indenture.

                    SECTION 8.5 Notation on Securities in Respect of Supplemental Indentures. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form approved by the Trustee for such series as to any matter provided for by such supplemental indenture or as to any action taken by Securityholders. If the Issuer or the Trustee shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Issuer, authenticated by the Trustee and delivered in exchange for the Securities of such series then Outstanding.

                    SECTION 8.6 Subordination Unimpaired. This Indenture may not be amended to alter the subordination of any of the Outstanding Securities without the written consent of each holder of Senior Indebtedness then outstanding that would be adversely affected thereby.


                                  ARTICLE NINE

                      CONSOLIDATION, MERGER, SALE OR CONVEYANCE

                    SECTION 9.1 Issuer May Consolidate, etc., on Certain Terms. The Issuer covenants that it will not merge or consolidate with any other person or sell or convey (including by way of lease) all or substantially all of its assets to any Person, unless (i) either the Issuer shall be the continuing corporation, or the successor corporation or the Person which acquires by sale or conveyance substantially all the assets of the Issuer (if other than the Issuer) shall be a corporation organized under the laws of the United States or any state thereof and expressly assumes the due and punctual payment of the principal of and interest on all the Securities and Coupons, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Issuer, by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation or entity, and (ii) the Issuer, such person or such successor corporation or entity, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition.

                    SECTION 9.2 Successor Issuer Substituted. In case of any such consolidation, merger, sale or conveyance, and following such an assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Issuer, with the same effect as if it had been named herein. Such successor corporation may cause to be signed, and may issue either in its own name or in the name of the Issuer prior to such succession any or all of the Securities issuable hereunder which, together with any Coupons appertaining thereto, theretofore shall not have been signed by the Issuer and delivered to the Trustee; and, upon the order of such successor corporation instead of the Issuer and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities, together with any Coupons appertaining thereto, which previously shall have been signed and delivered by the officers of the Issuer to the Trustee for authentication, and any Securities, together with any Coupons appertaining thereto, which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities so issued, together with any Coupons appertaining thereto, shall in all respects have the same legal rank and benefit under this Indenture as the Securities and Coupons theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities and Coupons had been issued at the date of the execution hereof.

                    In case of any such consolidation, merger, sale, lease or conveyance such changes in phraseology and form (but not in substance) may be made in the Securities and Coupons thereafter to be issued as may be appropriate.

                    In the event of any such sale or conveyance (other than a conveyance by way of lease) the Issuer or any successor corporation which shall theretofore have become such in the manner described in this Article shall be discharged from all obligations and covenants under this Indenture and the Securities and may be liquidated and dissolved.

                    SECTION 9.3  Opinion of Counsel  Delivered  to Trustee.  The
          Trustee, subject to the provisions of Sections 6.1 and 6.2, may receive an Opinion of Counsel, prepared in accordance with Section
          11.5, as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this Indenture.

                                   ARTICLE TEN

                       SATISFACTION AND DISCHARGE OF INDENTURE;
                                UNCLAIMED MONEYS

                    SECTION 10.1 Satisfaction and Discharge of Indenture. (A) If
          at any time (a) the Issuer shall have paid or caused to be paid the principal of and interest on all the Securities of any series Outstanding hereunder and all unmatured Coupons appertaining thereto (other than Securities of such series and Coupons appertaining thereto which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.9) as and when the same shall have become due and payable, or (b) the Issuer shall have delivered to the Trustee for cancellation all Securities of any series theretofore authenticated and all unmatured Coupons appertaining thereto (other than any Securities of such series and Coupons appertaining thereto which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.9) or (c) in the case of any series of Securities where the exact amount (including the currency of payment) of principal of and interest due on such Securities can be determined at the time of making the deposit referred to in clause (ii) below, (i) all the Securities of such series and all unmatured Coupons appertaining thereto not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (ii) the Issuer shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount in cash (other than moneys repaid by the Trustee or any paying agent to the Issuer in accordance with Section 10.4) or, in the case of any series of Securities the payments on which may only be made in Dollars, direct obligations of the United States of America, backed by its full faith and credit ("U.S. Government Obligations"), maturing as to principal and interest in such amounts and at such times as will insure the availability of cash, or a combination thereof, sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay (A) the principal and interest on all Securities of such series and Coupons appertaining thereto on each date that such principal or interest is due and payable and (B) any mandatory sinking fund payments on the dates on which such payments are due and payable in accordance with the terms of the Indenture and the Securities of such series, and if, in any such case, the Issuer shall also pay or cause to be paid all other sums payable hereunder by the Issuer with respect to Securities of such series, then this Indenture shall cease to be of further effect with respect to Securities of such series (except as to (i) rights of registration of transfer and exchange of Securities of such series, and of Coupons appertaining thereto, and the Issuer's right of optional redemption, if any, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Securities or Coupons, (iii) rights of Holders of Securities and Coupons appertaining thereto to receive payments of principal thereof and interest thereon, upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the Holders to receive mandatory sinking fund payments, if any, (iv) the rights (including the Trustee's rights under Section 10.5), obligations and immunities of the Trustee hereunder, (v) the rights of the Holders of Securities of such series and Coupons appertaining thereto as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them and (vi) the obligations of the Issuer under Section 3.2) and the Trustee, on demand of the Issuer accompanied by an Officers' Certificate and an Opinion of Counsel which complies with Section 11.5 and at the cost and expense of the Issuer, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture with respect to such series; provided, that the rights of Holders of the Securities and Coupons to receive amounts in respect of principal of and interest on the Securities and Coupons held by them shall not be delayed longer than required by then-applicable mandatory rules or policies of any securities exchange upon which the Securities are listed. The Issuer agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities of such series.

                    (B) The following provisions shall apply to the Securities of each series unless specifically otherwise provided in a Board Resolution, Officers' Certificate or indenture supplemental hereto provided pursuant to Section 2.3. In addition to discharge of the Indenture pursuant to the next preceding paragraph, in the case of any series of Securities the exact amounts (including the currency of payment) of principal of and interest subsequently due on which can be determined at the time of making the deposit referred to in clause (a) below, the Issuer shall be deemed to have paid and discharged the entire Indebtedness on all the Securities of such a series and the Coupons appertaining thereto on the 121st day after the date of the deposit referred to in subparagraph (a) below, and the provisions of this Indenture with respect to the Securities of such series and Coupons appertaining thereto shall no longer be in effect (except as to (i) rights of registration of transfer and exchange of Securities of such series, and of Coupons appertaining thereto, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Securities or Coupons, (iii) rights of Holders of Securities and Coupons appertaining thereto to receive payments of principal thereof and interest thereon, upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the Holders to receive sinking fund payments, if any, (iv) the rights (including the Trustee's rights under Section 10.5), obligations and immunities of the Trustee hereunder, (v) the rights of the Holders of Securities of such series and Coupons appertaining thereto as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them and (vi) the obligations of the Issuer under
          Section 3.2) and the Trustee, at the expense of the Issuer, shall at the Issuer's request, execute proper instruments acknowledging the same, if

                    (a) with reference to this provision the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series and Coupons appertaining thereto
               (i) cash in an amount, or (ii) in the case of any series of Securities the payments on which may only be made in Dollars, U.S. Government Obligations, maturing as to principal and interest at such times and in such amounts as will insure the availability of cash or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay (A) the principal and interest on all Securities of such series and Coupons appertaining thereto on the date that such principal or interest is due and payable and (B) any mandatory sinking fund payments on the dates on which such payments are due and payable in accordance with the terms of the Indenture and the Securities of such series;

                    (b) such  deposit  will not result in a breach or  violation of, or constitute a default under, any agreement or instrument to which the Issuer is a party or by which it is bound;

                    (c) the Issuer has  delivered  to the  Trustee an  Officers'
               Certificate or an opinion of independent legal counsel to the Trustee to the effect that Holders of the Securities of such series and Coupons appertaining thereto will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred;

                    (d) the Issuer has  delivered  to the  Trustee an  Officers'
               Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this provision have been complied with, and the Opinion of Counsel shall also state that such deposit does not violate applicable law;

                    (e) no event or condition shall exist that,  pursuant to the provisions of Section 13.1, would prevent the Issuer from making payments of the principal of or interest on the Securities of such series and Coupons appertaining thereto on the date of such deposit or at any time during the period ending on the 121st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period); and

                    (f) the Issuer has  delivered  to the  Trustee an Opinion of
               Counsel to the effect that (x) the trust funds will not be subject to any right of holders of Senior Indebtedness, including without limitation those arising under Article Thirteen of this Indenture, and (y) after the 121st day following the deposit (assuming that the Holders are not "insiders" of the Issuer, as such term is defined in 11 U.S.C. 101(30) and applicable case law interpreting same), the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, except that if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Issuer, no opinion is given as to the effect of such laws on the trust funds except the following: (A) assuming such trust funds remained in the Trustee's possession prior to such court ruling to the extent not paid to Holders of Securities of such series and Coupons appertaining thereto, the Trustee will hold, for the benefit of such Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise, (B) such Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used, and (C) no property, rights in property or other interests granted to the Trustee or such Holders in exchange for or with respect to any of such funds will be subject to any prior rights of holders of Senior Indebtedness, including without
               limitation   those  arising   under  Article   Thirteen  of  this
               Indenture.

                    SECTION 10.2 Application by Trustee of Funds Deposited for Payment of Securities. Subject to Section 10.4, all moneys deposited with the Trustee (or other trustee) pursuant to Section 10.1 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Issuer acting as its own paying agent), to the Holders of the particular Securities of such series and of Coupons appertaining thereto for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest; but such money need not be segregated from other funds except to the extent required by law.

                    SECTION 10.3 Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to Securities of any series, all moneys then held by any paying agent under the provisions of this Indenture with respect to such series of Securities shall, upon demand of the Issuer, be repaid to it or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys.

                    SECTION 10.4 Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years. Any moneys deposited with or paid to the Trustee or any paying agent for the payment of the principal of or interest on any Security of any series or Coupons attached thereto and not applied but remaining unclaimed for two years after the date upon which such principal or interest shall have become due and payable, shall, upon the written request of the Issuer and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Issuer by the Trustee for such series or such paying agent, and the Holder of the Securities of such series and of any Coupons appertaining thereto shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Issuer for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any paying agent with respect to such moneys shall thereupon cease; provided, however, that the Trustee or such paying agent, before being required to make any such repayment with respect to moneys deposited with it for any payment (a) in respect of Registered Securities of any series, shall at the expense of the Issuer, mail by first-class mail to Holders of such Securities at their addresses as they shall appear on the Security register, and
          (b) in respect of Unregistered Securities of any series, shall at the expense of the Issuer cause to be published once, in an Authorized Newspaper in the Borough of Manhattan, The City of New York and once in an Authorized Newspaper in London (and if required by Section 3.6, once in an Authorized Newspaper in Luxembourg), notice, that such moneys remain and that, after a date specified therein, which shall not be less than thirty days from the date of such mailing or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

                    SECTION 10.5 Indemnity for U.S. Government Obligations. The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 10.1 or the principal or interest received in respect of such obligations.

                                 ARTICLE ELEVEN

                            MISCELLANEOUS PROVISIONS

                    SECTION 11.1 Incorporators, Stockholders, Officers and Directors of Issuer Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer or director, as such, of the Issuer or Trustee or of any successor of either of them, either directly or through the Issuer or Trustee or any successor of either of them, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities and the Coupons appertaining thereto by the Holders thereof and as part of the consideration for the issue of the Securities and the Coupons appertaining thereto.

                    SECTION 11.2 Provisions of Indenture for the Sole Benefit of Parties and Holders of Securities and Coupons. Nothing in this Indenture, in the Securities or in the Coupons appertaining thereto, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and their successors, the holders of Senior Indebtedness and the Holders of the Securities or Coupons, if any, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors, the holders of Senior Indebtedness and the Holders of the Securities or Coupons, if any.

                    SECTION 11.3 Successors and Assigns of Issuer Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of the Issuer shall bind its successors and assigns, whether so expressed or not.

                    SECTION  11.4  Notices  and  Demands on Issuer,  Trustee and
          Holders of Securities and Coupons. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Securities or Coupons to or on the Issuer may be given or served by being deposited postage prepaid, first class mail (except as otherwise specifically provided herein) addressed (until another address of the Issuer is filed by the Issuer with the Trustee) to ConAgra, Inc., One ConAgra Drive, Omaha, Nebraska 68102, Attention: Vice President-Finance. Any notice, direction, request or demand by the Issuer or any Holder of Securities or Coupons to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made at First Trust National Association, 180 East 5th Street, St. Paul Minnesota 55101, Attn: Corporate Trust (until another address of the Trustee is given by notice to the Issuer and Holders of Securities or Coupons).

                    Where this Indenture provides for notice to Holders of Registered Securities, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at his last address as it appears in the Security register. In any case where notice to such Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                    In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Issuer when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

                    SECTION 11.5 Officers' Certificates and Opinions of Counsel;
          Statements to Be Contained Therein. Upon any application or demand by the Issuer to the Trustee to take any action under any of the provisions of this Indenture, the Issuer shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

                    Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

                    Any certificate, statement or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Issuer, upon the certificate, statement or opinion of or representations by an officer or officers of the Issuer, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

                    Any certificate, statement or opinion of an officer of the Issuer or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

                    Any certificate or opinion of any independent firm of public accountants filed with and directed to the Trustee shall contain a statement that such firm is independent.

                    SECTION 11.6 Payments Due on Saturdays, Sundays and Holidays. If the date of maturity of interest on or principal of the Securities of any series or any Coupons appertaining thereto or the date fixed for redemption or repayment of any such Security or Coupon shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

                    SECTION 11.7  Conflict of Any  Provision  of Indenture  with
          Trust Indenture Act of 1939. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture which is required to be included herein by any of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, such required provision shall control.

                    SECTION 11.8 New York Law to Govern. This Indenture and each Security and Coupon shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law.

                    SECTION 11.9 Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

                    SECTION 11.10 Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                    SECTION 11.11 Securities in a Foreign Currency or in ECU. Unless otherwise specified in an Officer's Certificate delivered pursuant to Section 2.3 of this Indenture with respect to a particular series of Securities, whenever for purposes of this Indenture any action may be taken by the Holders of a specified percentage in aggregate principal amount of Securities of all series or all series affected by a particular action at the time Outstanding and, at such time, there are Outstanding Securities of any series which are denominated in a coin or currency other than Dollars (including ECUs), then the principal amount of Securities of such series which shall be deemed to be Outstanding for the purpose of taking such action shall be that amount of Dollars that could be obtained for such amount at the Market Exchange Rate. For purposes of this Section 11.11, Market Exchange Rate shall mean the noon Dollar buying rate for that currency for cable transfers quoted in The City of New York as certified for customs purposes by the Federal Reserve Bank of New York; provided, however, in the case of ECUs, Market Exchange Rate shall mean the rate of exchange determined by the Commission of the European Communities (or any successor thereto) as published in the Official Journal of the European Communities (such publication or any successor publication, the "Journal"). If such Market Exchange Rate is not available for any reason with respect to such currency, the Trustee shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York or, in the case of ECUs, the rate of exchange as published in the Journal, as of the most recent available date, or quotations or, in the case of ECUs, rates of exchange from one or more major banks in The City of New York or in the country of issue of the currency in question, which for purposes of the ECU shall be Brussels, Belgium, or such other quotations or, in the case of ECU, rates of exchange as the Trustee shall deem appropriate. The provisions of this paragraph shall apply in determining the equivalent principal amount in respect of Securities of a series denominated in a currency other than Dollars in connection with any action taken by Holders of Securities pursuant to the terms of this Indenture.

                    All decisions and determinations of the Trustee regarding the Market Exchange Rate or any alternative determination provided for in the preceding paragraph shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Issuer and all Holders.

                    SECTION 11.12. Judgment Currency. The Issuer agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of or interest on the Securities of any series (the "Required Currency") into a currency in which a judgment will be rendered (the "Judgment Currency"), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the New York Banking Day preceding that on which final unappealable judgment is given and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing, "New York Banking Day" means any day except a Saturday, Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or required by law or executive order to close.

                                 ARTICLE TWELVE

                      REDEMPTION OF SECURITIES AND SINKING FUNDS

                    SECTION 12.1 Applicability of Article. The provisions of this Article shall be applicable to the Securities of any series which are redeemable before their maturity or to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 2.3 for Securities of such series.

                    SECTION 12.2 Election to Redeem; Notice of Redemption; Partial Redemptions. The election of the Issuer to redeem any Securities shall be evidenced by, or pursuant to, a Board Resolution which shall identify the Securities to be redeemed. In the case of any redemption at the election of the Issuer of the Securities of any series with the same issue date, interest rate and stated maturity, the Issuer shall, at least 60 days prior to the redemption date fixed by the Issuer (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of the principal amount of securities of such series to be redeemed. Notice of redemption to the Holders of Registered Securities of any series to be redeemed as a whole or in part at the option of the Issuer shall be given by mailing notice of such redemption by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to such Holders of Securities of such series at their last addresses as they shall appear upon the registry books. Notice of redemption to the Holders of Unregistered Securities to be redeemed as a whole or in part, who have filed their names and addresses with the Trustee pursuant to Section 4.4(c)(ii), shall be given by mailing notice of such redemption, by first class mail, postage prepaid, at least thirty days and not more than sixty prior to the date fixed for redemption, to such Holders at such addresses as were so furnished to the Trustee (and, in the case of any such notice given by the Issuer, the Trustee shall make such information available to the Issuer for such purpose). Notice of redemption to all other Holders of Unregistered Securities shall be published in an Authorized Newspaper in the Borough of Manhattan, The City of New York and in an Authorized Newspaper in London (and, if required by Section 3.6, in an Authorized Newspaper in Luxembourg), in each case, once in each of three successive calendar weeks, the first publication to be not less than thirty nor more than sixty days prior to the date fixed for redemption. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail, or any defect in the notice to the Holder of any Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such series.

                    The notice of redemption to each such Holder shall specify the principal amount of each Security of such series held by such Holder to be redeemed, the date fixed for redemption, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of such Securities and, in the case of Securities with Coupons attached thereto, of all Coupons appertaining thereto maturing after the date fixed for redemption, that such redemption is pursuant to the mandatory or optional sinking fund, or both, if such be the case, that interest accrued to the date fixed for redemption will be paid as specified in such notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. In case any Security of a series is to be redeemed in part only the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities of such series in principal amount equal to the unredeemed portion thereof will be issued.

                    The notice of redemption of Securities of any series to be redeemed at the option of the Issuer shall be given by the Issuer or, at the Issuer's request, by the Trustee in the name and at the expense of the Issuer.

                    On or before the redemption date specified in the notice of redemption given as provided in this Section, the Issuer will deposit with the Trustee or with one or more paying agents (or, if the Issuer is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 3.4) an amount of money sufficient to redeem on the redemption date all the Securities of such series so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption. If less than all the Outstanding Securities of a series are to be redeemed at the election of the Issuer, the Issuer will deliver to the Trustee at least 60 days prior to the date fixed for redemption (unless a shorter Notice shall be satisfactory to the Trustee) an Officers' Certificate stating the aggregate principal amount of Securities to be redeemed. In case of a redemption at the election of the Issuer prior to the expiration of any restriction on such redemption, the Issuer shall deliver to the Trustee, prior to the giving of any notice of redemption to Holders pursuant to this Section, an Officers' Certificate stating that such restriction has been complied with.

                    If less than all the Securities of any series with the same issue date, interest rate and stated maturity are to be redeemed, the Trustee shall select, in such manner as it shall deem appropriate and fair (which may provide for the selection for redemption of portions of the principal amount of Registered Securities of such series), the particular Securities of such series to be redeemed. Securities may be redeemed in part in multiples equal to the minimum authorized denomination for Securities of such series or any multiple thereof. The Trustee shall promptly notify the Issuer in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

                    SECTION 12.3 Payment of Securities Called for Redemption. If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Issuer shall default in the payment of such Securities at the redemption price, together with interest accrued to said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue, and the unmatured Coupons, if any, appertaining thereto shall be void, and, except as provided in Sections 6.5 and 10.4, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Securities at a place of payment specified in said notice, together with all Coupons, if any, appertaining thereto maturing after the date fixed for redemption, said Securities or the specified portions thereof shall be paid and redeemed by the Issuer at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided that payment of interest becoming due on or prior to the date fixed for redemption shall be payable in the case of Securities with Coupons attached thereto, to the Holders of the Coupons for such interest upon surrender thereof, and in the case of Registered Securities, to the Holders of such Registered Securities registered as such on the relevant record date subject to the terms and provisions of Sections 2.3 and 2.7 hereof.

                 If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest or Yield to Maturity (in the case of an Original Issue Discount Security) borne by such Security.

                    If any Security with Coupons attached thereto is surrendered for redemption and is not accompanied by all appurtenant Coupons maturing after the date fixed for redemption, the surrender of such missing Coupon or Coupons may be waived by the Issuer and the Trustee, if there be furnished to each of them such security or indemnity as they may require to save each of them harmless.

                    Upon presentation of any Security redeemed in part only, the Issuer shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Issuer, a new Security or Securities of such series, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

                    SECTION 12.4 Exclusion of Certain Securities from Eligibility for Selection for Redemption. Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in an Officers' Certificate delivered to the Trustee at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Issuer or (b) an entity specifically identified in such written statement as directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer.

                    SECTION 12.5 Mandatory and Optional Sinking Funds. The minimum amount of any sinking fund payment provided for by the terms of the Securities of any series is herein referred to as a "mandatory sinking fund payment", and any payment in excess of such minimum amount provided for by the terms of the Securities of any series is herein referred to as an "optional sinking fund payment". The date on which a sinking fund payment is to be made is herein referred to as the "sinking fund payment date."

                    In lieu of making all or any part of any mandatory sinking fund payment with respect to any series of Securities in cash, the Issuer may at its option (a) deliver to the Trustee Securities of such series theretofore purchased or otherwise acquired (except upon redemption pursuant to the mandatory sinking fund) by the Issuer or receive credit for Securities of such series (not previously so credited) theretofore purchased or otherwise acquired (except as aforesaid) by the Issuer and delivered to the Trustee for cancellation pursuant to Section 2.10, (b) receive credit for optional sinking fund payments (not previously so credited) made pursuant to this Section, or (c) receive credit for Securities of such series (not previously so credited) redeemed by the Issuer through any optional redemption provision contained in the terms of such series. Securities so delivered or credited shall be received or credited by the Trustee at the sinking fund redemption price specified in such Securities.

                    On or before the 60th day next preceding each sinking fund payment date for any series, the Issuer will deliver to the Trustee an Officers' Certificate (which need not contain the statements required by Section 11.5) (a) specifying the portion of the mandatory sinking fund payment to be satisfied by payment of cash and the portion to be satisfied by credit of Securities of such series and the basis for such credit, (b) stating that none of the Securities of such series has theretofore been so credited, (c) stating that no defaults in the payment of interest or Events of Default with respect to such series have occurred (which have not been waived or cured) and are continuing and (d) stating whether or not the Issuer intends to exercise its right to make an optional sinking fund payment with respect to such series and, if so, specifying the amount of such optional sinking fund payment which the Issuer intends to pay on or before the next succeeding sinking fund payment date. Any Securities of such series to be credited and required to be delivered to the Trustee in order for the Issuer to be entitled to credit therefor as aforesaid which have not theretofore been delivered to the Trustee shall be delivered for cancellation pursuant to Section 2.10 to the Trustee with such Officers' Certificate (or reasonably promptly thereafter if acceptable to the Trustee). Such Officers' Certificate shall be irrevocable and upon its receipt by the Trustee the Issuer shall become unconditionally obligated to make all the cash payments or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. Failure of the Issuer, on or before any such 60th day, to deliver such Officers' Certificate and Securities specified in this paragraph, if any, shall not constitute a default but shall constitute, on and as of such date, the irrevocable election of the Issuer (i) that the mandatory sinking fund payment for such series due on the next succeeding sinking fund payment date shall be paid entirely in cash without the option to deliver or credit Securities of such series in respect thereof and (ii) that the Issuer will make no optional sinking fund payment with respect to such series as provided in this Section.

                    If the sinking fund payment or payments (mandatory or optional or both) to be made in cash on the next succeeding sinking fund payment date plus any unused balance of any preceding sinking fund payments made in cash shall exceed $50,000 (or the equivalent thereof in any Foreign Currency or ECU or a lesser sum in Dollars or in any Foreign Currency or ECU if the Issuer shall so request) with respect to the Securities of any particular series, such cash shall be applied on the next succeeding sinking fund payment date to the redemption of Securities of such series at the sinking fund redemption price together with accrued interest to the date fixed for redemption. If such amount shall be $50,000 (or the equivalent thereof in any Foreign Currency or ECU) or less and the Issuer makes no such request then it shall be carried over until a sum in excess of $50,000 (or the equivalent thereof in any Foreign Currency or ECU) is available. The Trustee shall select, in the manner provided in Section 12.2, for redemption on such sinking fund payment date a sufficient principal amount of Securities of such series to absorb said cash, as nearly as may be, and shall (if requested in writing by the Issuer) inform the Issuer of the serial numbers of the Securities of such series (or portions thereof) so selected. Securities shall be excluded from eligibility for redemption under this Section if they are identified by registration and certificate number in an Officers' Certificate delivered to the Trustee at least 60 days prior to the sinking fund payment date as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Issuer or (b) an entity specifically identified in such Officers' Certificate as directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer. The Trustee, in the name and at the expense of the Issuer (or the Issuer, if it shall so request the Trustee in writing) shall cause notice of redemption of the Securities of such series to be given in substantially the manner provided in
          Section 12.2 (and with the effect provided in Section 12.3) for the redemption of Securities of such series in part at the option of the Issuer. The amount of any sinking fund payments not so applied or allocated to the redemption of Securities of such series shall be added to the next cash sinking fund payment for such series and, together with such payment, shall be applied in accordance with the provisions of this Section. Any and all sinking fund moneys held on the stated maturity date of the Securities of any particular series (or earlier, if such maturity is accelerated), which are not held for the payment or redemption of particular Securities of such series shall be applied, together with other moneys, if necessary, sufficient for the purpose, to the payment of the principal of, and interest on, the Securities of such series at maturity.

                    On or before each sinking fund payment date, the Issuer shall pay to the Trustee in cash or shall otherwise provide for the payment of all interest accrued to the date fixed for redemption on Securities to be redeemed on the next following sinking fund payment date.

                    The Trustee shall not redeem or cause to be redeemed any Securities of a series with sinking fund moneys or mail any notice of redemption of Securities for such series by operation of the sinking fund during the continuance of a default in payment of interest on such Securities or of any Event of Default except that, where the mailing of notice of redemption of any Securities shall theretofore have been made, the Trustee shall redeem or cause to be redeemed such Securities, provided that it shall have received from the Issuer a sum sufficient for such redemption. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such default or Event of Default shall occur, and any moneys thereafter paid into the sinking fund, shall, during the continuance of such default or Event of Default, be deemed to have been collected under Article Five and held for the payment of all such Securities. In case such Event of Default shall have been waived as provided in Section 5.10 or the default cured on or before the sixteenth day preceding the sinking fund payment date in any year, such moneys shall thereafter be applied on the next succeeding sinking fund payment date in accordance with this Section to the redemption of such Securities.

                                ARTICLE THIRTEEN

                                  SUBORDINATION

                    SECTION 13.1 Securities and Coupons Subordinated to Senior Indebtedness. The Issuer covenants and agrees, and each Holder of a Security or Coupon, by his acceptance thereof, likewise covenants and agrees, that the indebtedness represented by the Securities and any Coupons and the payment of the principal of and interest on each and all of the Securities and of any Coupons is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of Senior Indebtedness.

                    In the event (a) of any insolvency or bankruptcy proceedings or any receivership, liquidation, reorganization or other similar proceedings in respect of the Issuer or a substantial part of its property, or of any proceedings for liquidation, dissolution or other winding up of the Issuer, whether or not involving insolvency or bankruptcy, or (b) subject to the provisions of Section 13.2 that (i) a default shall have occurred with respect to the payment of principal of or interest on or other monetary amounts due and payable on any Senior Indebtedness, or (ii) there shall have occurred an event of default (other than a default in the payment of principal or interest or other monetary amounts due and payable) in respect of any Senior Indebtedness, as defined therein or in the instrument under which the same is outstanding, permitting the holder or holders thereof to accelerate the maturity thereof (with notice or lapse of time, or both), and such event of default shall have continued beyond the period of grace, if any, in respect thereof, and, in the cases of subclauses (i) and (ii) of this clause (b), such default or event of default shall not have been cured or waived or shall not have ceased to exist, or (c) that the principal of and accrued interest on the Securities of any series shall have been declared due and payable pursuant to Section 5.1 and such declaration shall not have been rescinded and annulled as provided in Section 5.1 then:

                         (1) the holders of all Senior  Indebtedness shall first
                    be entitled to receive payment of the full amount due thereon, or provision shall be made for such payment in money or money's worth, before the Holders of any of the Securities or Coupons are entitled to receive a payment on account of the principal of or interest on the indebtedness evidenced by the Securities or of the Coupons, including, without limitation, any payments made pursuant to Article Twelve;

                         (2) any payment by, or  distribution  of assets of, the
                    Issuer of any kind or character, whether in cash, property or securities, to which the Holders of any of the Securities or Coupons or the Trustee would be entitled except for the provisions of this Article shall be paid or delivered by the person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness, before any payment or distribution is made to the holders of the indebtedness evidenced by the Securities or Coupons or to the Trustee under this instrument; and

                         (3) in the event that,  notwithstanding  the foregoing,
                    any payment by, or distribution of assets of, the Issuer of any kind or character, whether in cash, property or securities, in respect of principal of or interest on the Securities or in connection with any repurchase by the Issuer of the Securities, shall be received by the Trustee or the Holders of any of the Securities or Coupons before all Senior Indebtedness is paid in full, or provision made for such payment in money or money's worth, such payment or distribution in respect of principal of or interest on the Securities or in connection with any repurchase by the Issuer of the Securities shall be paid over to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any such Senior Indebtedness may have been issued, ratably as aforesaid, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior
                    Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness.

                              Notwithstanding  the foregoing,  at any time after
                    the 121st day following the date of deposit of cash or, in the case of Securities payable only in Dollars, U.S. Government Obligations pursuant to Section 10.1(B) (provided all conditions set out in such Section shall have been satisfied), the funds so deposited and any interest thereon will not be subject to any rights of holders of Senior Indebtedness including, without limitation, those arising under this Article Thirteen.

                    SECTION 13.2 Disputes with Holders of Certain Senior Indebtedness. Any failure by the Issuer to make any payment on or perform any other obligation under Senior Indebtedness, other than any indebtedness incurred by the Issuer or assumed or guaranteed, directly or indirectly, by the Issuer for money borrowed (or any deferral, renewal, extension or refunding thereof) or any indebtedness or obligation as to which the provisions of this Section shall have been waived by the Issuer in the instrument or instruments by which the Issuer incurred, assumed, guaranteed or otherwise created such indebtedness or obligation, shall not be deemed a default or event of default under Section 13.1(b) if (i) the Issuer shall be disputing its obligation to make such payment or perform such obligation and (ii) either (A) no final judgment relating to such dispute shall have been issued against the Issuer which is in full force and effect and is not subject to further review, including a judgment that has become final by reason of the expiration of the time within which a party may seek further appeal or review, and (B) in the event of a judgment that is subject to further review or appeal has been issued, the Issuer shall in good faith be prosecuting an appeal or other proceeding for review and a stay of execution shall have been obtained pending such appeal or review.

                    SECTION 13.3 Subrogation. Subject to the payment in full of all Senior Indebtedness, the Holders of the Securities and any Coupons shall be subrogated (equally and ratably with the holders of any obligations of the Issuer which by their express terms are subordinated to Senior Indebtedness of the Issuer to the same extent as the Securities are subordinated and which are entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Issuer applicable to the Senior Indebtedness until all amounts owing on the Securities and any Coupons shall be paid in full, and as between the Issuer, its creditors other than holders of such Senior Indebtedness and the Holders, no such payment or distribution made to the holders of Senior Indebtedness by virtue of this Article that otherwise would have been made to the Holders shall be deemed to be a payment by the Issuer on account of such Senior Indebtedness, it being understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

                    SECTION 13.4  Obligation  of Issuer  Unconditional.  Nothing
          contained in this Article or elsewhere in this Indenture or in the Securities or any Coupons is intended to or shall impair, as among the Issuer, its creditors other than the holders of Senior Indebtedness and the Holders, the obligation of the Issuer, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Securities and the amounts owed pursuant to any Coupons as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Issuer other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness in respect of case, property or securities of the Issuer received upon the exercise of any such remedy.

                    Upon payment or distribution of assets of the Issuer referred to in this Article, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding up, liquidation or reorganization proceeding affecting the affairs of the Issuer is pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or agent or other person making any payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Issuer, the amount thereof or payable thereon, the amount paid or distributed thereon and all other facts pertinent thereto or to this Article.

                    SECTION 13.5 Payments on Securities and Coupons Permitted. Nothing contained in this Article or elsewhere in this Indenture or in the Securities or Coupons shall affect the obligations of the Issuer to make, or prevent the Issuer from making, payment of the principal of or interest on the Securities and of any Coupons in accordance with the provisions hereof and thereof, except as otherwise provided in this Article.

                    SECTION 13.6 Effectuation of Subordination by Trustee. Each holder of Securities or Coupons, by his acceptance thereof, authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

                    SECTION 13.7 Knowledge of Trustee. Notwithstanding the provisions of this Article or any other provisions of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of moneys to or by the Trustee, or the taking of any other action by the Trustee, unless and until the Trustee shall have received written notice thereof mailed or delivered to the Trustee at its Corporate Trust Office from the Issuer, any Holder, any paying agent or the holder or representative of any class of Senior Indebtedness; provided that if at least three Business Days prior to the date upon which by the terms hereof any such moneys may become payable for any purpose (including, without limitation, the payment of the principal or interest on any Security or interest on any Coupon) the Trustee shall not have received with respect to such moneys the notice provided for in this Section, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary that may be received by it within three Business Days prior to or on or after such date.

                    SECTION 13.8 Trustee May Hold Senior Indebtedness. The Trustee shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness at the time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in
          Section 6.8 or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

                    SECTION 13.9 Rights of Holders of Senior Indebtedness Not Impaired. No right of any present or future holder of any Senior Indebtedness to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer or by any noncompliance by the Issuer with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

                    With respect to the holders of Senior Indebtedness, (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, (ii) the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, (iii) no implied covenants or obligations shall be read into this Indenture against the Trustee and (iv) the Trustee shall not be deemed to be a fiduciary as to such holders.

                   SECTION 13.10 Article Applicable to Paying Agents. In case at any time any paying agent other than the Trustee shall have been appointed by the Issuer and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context shall require otherwise) be construed as extending to and including such paying agent within its meaning as fully for all intents and purposes as if such paying agent were named in this
          Article in addition to or in place of the Trustee, provided, however, that Sections 13.7 and 13.8 shall not apply to the Issuer if it acts as its own paying agent.

                    SECTION 13.11 Trustee; Compensation Not Prejudiced. Nothing in this Article shall apply to claims of, or payments to, the Trustee pursuant to Section 6.6.

                    IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of March 10, 1994.

                                             CONAGRA, INC.



                                             By:     /s/ James P. O'Donnell
                                             Title:       Vice   President,
          Finance                                         and Treasurer
          [CORPORATE SEAL]

          Attest:

          By:     /s/ Sue E. Badberg
          Title:  Assistant Secretary

                                           First Trust National
                                           Association, Trustee
                                           By:     /s/ Daniel Bluhm
                                           Title:  Vice President

          [CORPORATE SEAL]

          Attest:

          By:     /s/ Frank P. Leslie
          Title:  Assistant Secretary



          STATE OF NEBRASKA        )
                                   ) ss:
          COUNTY OF DOUGLAS        )

                    On this 10th day of March, 1994 before me personally came James P. O'Donnell, to me personally known, who, being by me duly sworn, did depose and say that he resides at Omaha, Nebraska, that he is the Vice President, Finance and Treasurer of ConAgra, Inc., one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

          [NOTARIAL SEAL]
                                             /s/ Lillian Child
                                             Notary Public

          STATE OF MINNESOTA       )
                                   ) ss:
          COUNTY OF HENNEPIN       )

               On this 10th day of March, 1994 before me personally came David Bluhm, to me personally known, who, being by me duly sworn, did depose and say that he resides in Apple Valley, Minnesota, that he is Vice President of First Trust National Association, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

          [NOTARIAL SEAL]
                                             /s/ Martina Mendez
                                             Notary Public

              ==========================================================







                                    CONAGRA, INC.

                                       AND

                           FIRST TRUST NATIONAL ASSOCIATION
                                     Trustee

                             First Supplemental Indenture

                              Dated as of April 20, 1994



                            Providing for Issuance of

                           9% Series A Debentures due 2043
                          in connection with the issuance by
                             ConAgra Capital, L.C. of its
                     9% Series A Cumulative Preferred Securities

              ==========================================================

                       FIRST    SUPPLEMENTAL    INDENTURE   (the   "Supplemental
             Indenture"), dated as of April 20, 1994, between CONAGRA, INC., a Delaware corporation (the "Issuer"), and FIRST TRUST NATIONAL ASSOCIATION, a national banking corporation (the "Trustee").

                                W I T N E S S E T H :

                       WHEREAS,  in accordance with Sections 2.1, 2.3 and 8.1 of
             the Subordinated Indenture dated as of March 10, 1994, between the Issuer and the Trustee (the "Indenture"), this Supplemental Indenture is being entered into in order to establish the form and terms of a series of Securities to be issued in connection with the issuance by ConAgra Capital, L.C., an Iowa limited liability company ("Capital"), of its 9% Series A Cumulative Preferred Securities (the "Series A Preferred Securities");

                       WHEREAS, the Issuer has duly authorized the execution and
             delivery of this Supplemental Indenture to provide, among other things, for the authentication, delivery and administration of such series of Securities;

                       WHEREAS,  all things necessary to make this  Supplemental
             Indenture a valid supplement to Indenture according to its terms and the terms of the Indenture have been done;

                       NOW, THEREFORE:

                       In  consideration  of the premises  and the  purchases of
             such series of Securities by the holders thereof, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of such series of Securities as follows:

                                   ARTICLE ONE

                                   DEFINITIONS

                       SECTION 1.1 Certain Terms Defined in the  Indenture.  All
             capitalized terms used herein without definition shall have the meanings specified in the Indenture.

                       SECTION 1.2 Additional Terms Defined. As used in this Supplemental Indenture, the additional terms set forth below shall have the following meanings:

                       "Additional Interest" shall have the meaning set forth in
             Section 2.8 hereof.

                       "Common Interests" shall mean Common Membership Interests
             as defined in the Operating Agreement.

                       "DTC" shall mean The Depository  Trust Company as initial
             depositary of the Series A Debentures upon a Preferred Security Exchange.

                       "Event  of  Default"  shall  (a)  prior  to  a  Preferred
             Security Exchange, have the meaning set forth in Section 2.12 hereof and (b) on and after a Preferred Security Exchange, have the meaning set forth in Section 5.1 of the Indenture.

                       "Expense  Agreement"  means the  Agreement as to Expenses
             and Liabilities dated as of April 20, 1994 between the Issuer and Capital.

                       "Guarantee"  means the  Payment and  Guarantee  Agreement
             dated as of April 20, 1994, executed and delivered by the Issuer for the benefit of the holders from time to time of the Series A Preferred Securities and other Preferred Interests of Capital.

                       "Managing Members" means HW Nebraska, Inc., a
             Nebraska corporation, and CP Nebraska, Inc., a Nebraska corporation, as managing members of Capital.

                       "Operating Agreement" means the Limited Liability Company
             Operating Agreement dated as of March 11, 1994 by and among the Managing Members.

                       "Preferred  Interests" means Series Preferred  Membership
             Interests as defined in the Operating Agreement.

                       "Preferred Security Exchange" means an exchange of Series
             A Debentures for Series A Preferred Securities pursuant to Section 7 of the Written Action.

                       "Underwriting Agreement" means the underwriting agreement
             dated as of April 20, 1994, among the Issuer, Capital and Smith Barney Shearson Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representatives of the several underwriters named therein.

                       "Written Action" means the Written Action of the Managing
             Members Pursuant to Section 3.02 of the Operating Agreement dated April 20, 1994, establishing the terms of the Series A Preferred Securities.

                                   ARTICLE TWO

                          ISSUANCE OF 9% SERIES A DEBENTURES

                       SECTION 2.1 Issuance of 9% Series A Debentures. There shall be a series of Securities designated "9% Series A Debentures due 2043" (the "Series A Debentures") and such Series A Debentures shall have the terms set forth in this Article Two in accordance with the provisions of the Indenture and this Supplemental Indenture.

                       SECTION 2.2 Limitation on Aggregate Principal Amount. The
             aggregate principal amount of the Series A Debentures which may be authenticated and delivered shall be limited to $100,000,000 (or up to $115,000,000 aggregate principal amount if and to the extent the underwriters' over-allotment option granted by the Issuer in the Underwriting Agreement is exercised).

                       SECTION 2.3 Maturity of the Series A Debentures.  Subject
             to the provisions of Sections 2.4 and 2.5, the entire principal amount of the Series A Debentures shall become due and payable, together with any accrued and unpaid interest thereon, including Additional Interest, if any, on the earlier of (a) May 31, 2043 (subject to the Issuer's right to exchange the Series A Debentures for new debentures pursuant to Section 2.6) and (b) the date upon which Capital shall be dissolved, wound-up or liquidated; provided that the parenthetical to clause (a) and the entirety of clause (b) shall be inapplicable on and after the date of any Preferred Security Exchange.

                       SECTION 2.4 Mandatory Prepayment of Series A Debentures upon redemption of Series A Preferred Securities. Notwithstanding the provisions of Section 2.3, if Capital redeems the Series A Preferred Securities in accordance with the terms thereof, the Series A Debentures pertaining to the Series A Preferred Securities shall become due and payable in a principal amount equal to the aggregate stated liquidation preference of the Series A Preferred Securities so redeemed, together with any and all accrued interest thereon, including Additional Interest, if any. Any payment pursuant to this Section 2.4 shall be made prior to 12:00 noon, New York time, on the date fixed for such redemption or at such other time on such earlier date as Capital and the Issuer shall agree.

                       SECTION 2.5 Optional Prepayment. Upon not less than 30 nor more than 60 days' prior notice, the Issuer shall have the right to prepay the Series A Debentures relating to the Series A Preferred Securities (together with any accrued but unpaid interest, including Additional Interest, if any, on the portion being prepaid), without premium or penalty,

                       (i) in whole or in part, as the case may be, at any time on or after May 31, 1999; and

                       (ii) in whole at any time if the Issuer and Capital  have
                  been advised by independent nationally recognized legal counsel that, as a result of any change after April 20, 1994 in United States law (including the enactment or imminent enactment of any legislation, the publication of any judicial decisions or regulatory rulings or a change in the official position or in the interpretation of law or regulations), there exists more than an insubstantial risk that the Issuer will be precluded from deducting the interest on the Series A Debentures for federal income tax purposes even if the Series A Preferred Securities are exchanged for the Series A Debentures pursuant to a Preferred Security Exchange.

                       SECTION 2.6 Exchange of Series A Debentures for New Debentures. Notwithstanding the provisions of Section 2.3, prior to a Preferred Security Exchange, in lieu of repaying the Series A Debentures relating to the Series A Preferred Securities when due, the Issuer may elect to exchange such Series A Debentures for new debentures with an equal aggregate principal amount issued under the Indenture with terms substantially identical to the Series A Debentures; provided that the Issuer may not so elect to exchange any Series A Debentures, unless at the time of such exchange Capital owns all of the Series A Debentures and, as determined in the judgment of the Managing Members and Capital's financial advisor (selected by the Managing Members and who shall be unaffiliated with the Issuer and shall be among the 30 largest investment banking firms, measured by total capital, in the United States at the time of such exchange), (a) the Issuer is not bankrupt, insolvent or in liquidation, (b) no Event of Default or event that with the giving of notice or the passage of time would constitute an Event of Default on any Securities pertaining to Preferred Interests of any series, has occurred and is continuing,
             (c) the Issuer has made timely payments on the Series A Debentures for the immediately preceding 18 months, (d) Capital is not in arrears on payments of distributions on the Series A Preferred Securities, (e) there is then no present reason to believe the Issuer will be unable to make timely payment of principal and interest on such new debentures, (f) such new debentures are being issued on terms, and under circumstances, that are consistent with those which a lender would then require for a loan to an unrelated party, (g) such new debentures are being issued at a rate sufficient to provide payments equal to or greater than the amount of distributions required under the Series A Preferred Securities,
             (h) such debentures are being issued for a term that is consistent with market circumstances and the Issuer's financial condition, (i) immediately prior to issuing such new debentures, the senior unsecured long-term debt of the Issuer is (or if no such debt is outstanding, would be) rated not less than BBB (or the equivalent) by Standard & Poor's Corporation and Baa1 (or the equivalent) by Moody's Investors Service, Inc. (or if either of such rating organizations is not then rating the Issuer's senior unsecured long-term debt, the equivalent of such rating by any other "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act of 1933, as amended) and any subordinated unsecured long-term debt of the Issuer or, if there is no such debt then outstanding, the Series A Preferred Securities, are rated not less than BBB- (or the equivalent) by Standard & Poor's Corporation or Baa3 (or the equivalent) by Moody's Investors Service, Inc. or the equivalent of either such rating by any other "nationally recognized statistical rating organization" and (j) such new debentures will have a final maturity no later than the one hundredth anniversary of the issuance of the Preferred Interests of the first series issued.

                       SECTION 2.7 Denomination and Interest on the Series A Debentures. (a) The Series A Debentures shall be issuable as Registered Securities in denominations of $25 and any multiple thereof.

                       (b) The Series A Debentures shall bear interest at a rate
             of 9% per annum accruing from April 27, 1994 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or provided for on the Series A Debentures. To the extent allowed by law, the Issuer will also pay interest on overdue installments of principal and interest at such rate. The amount of interest payable for any full monthly interest period shall be computed on the basis of twelve 30-day months and a 360-day year and, for any period shorter than a full monthly interest period, shall be computed on the basis of the actual number of days elapsed in such period. Such interest shall be payable monthly on the last day (an "Interest Payment Date") of each calendar month, commencing on May 31, 1994 to the holder or holders of the Series A Debenture on the relevant record date (each, a "Record Date"), which shall be one Business Day prior to the relevant Interest Payment Date. If Interest Payment Date is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (and the Record Date for such Interest Payment Date shall be one Business Day prior to the date on which payment is to be made), in each case with the same force and effect as if made on such date.

                       SECTION 2.8 Additional Interest. If at any time following
             the issuance of the Series A Preferred Securities and prior to a Preferred Security Exchange, Capital shall be required to pay, with respect to its income derived from the interest payments on the Series A Debentures relating to the Series A Preferred Securities, any amounts, for or on account of any taxes, duties, assessments or governmental charges of whatever nature imposed by the United States or any other taxing authority, then, in any such case, the Issuer will pay as interest such additional amounts ("Additional Interest") as may be necessary in order that the net amounts received and retained by Capital after the payment of such taxes, duties, assessments or governmental charges shall result in Capital's having such funds as it would have had in the absence of the payment of such taxes, duties, assessments or governmental charges.

                       SECTION 2.9 Extension of Interest Period. Notwithstanding
             the provisions of Section 2.7 hereof, the Issuer shall have the right at any time or times during the term of the Series A Debentures, so long as the Issuer is not in default in the payment of interest under any of the Securities, to extend the interest payment period for the Series A Debentures up to 18 months; provided that at the end of such period the Issuer shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Series A Debentures to the extent permitted by applicable law); provided further that, during any such extended interest period, neither the Issuer nor any majority owned subsidiary of the Issuer shall pay or declare any dividends on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than payments to redeem common share purchase rights under the Issuer's shareholder rights plan dated July 10, 1986, as amended, or to declare a dividend of similar share purchase rights in the future); and provided further that any such extended interest period may only be selected with respect to the Series A Debentures if an extended interest period of identical length is simultaneously selected for all Securities. Prior to the termination of any such extended interest payment period for the Series A Debentures, the Issuer may further extend the interest payment period for the Series A Debentures; provided that such extended interest payment period for the Series A Debentures together with all such further extensions thereof, may not exceed 18 months; and provided further that any such further extended interest period may only be selected with respect to the Series A Debentures if a further extended interest period of identical length is simultaneously selected for all Securities. Following the termination of any extended interest payment period, if the Issuer has paid all accrued and unpaid interest required by the Debentures for such period, then the Issuer shall have the right to again extend the interest payment period up to 18 months as herein described. Prior to any Preferred Security Exchange, the Issuer shall give Capital notice of its selection of any extended interest payment period one Business Day prior to the earlier of
             (i) the date Capital declares the related distribution to holders of the Series A Preferred Securities or (ii) the date Capital is required to give notice of the record or payment date of such related distribution to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Series A Preferred Securities, but in any event not less than two Business Days prior to such record date; the Issuer shall cause Capital to give such notice of the Issuer's selection of any extended interest payment period to all holders of such Series A Preferred Securities. After any Preferred Security Exchange, the Issuer shall give the Holders of the Series A Debentures notice of its selection of any extended interest payment prior to the date it is required to give notice of the record or payment date of such interest payment to the New York Stock Exchange or other applicable self-regulatory organization, but in any event not less than two Business Days prior to such Record Date.

                       SECTION 2.10 Set-off. Notwithstanding anything to the contrary herein, prior to any Preferred Security Exchange the Issuer shall have the right to set off any payment it is otherwise required to make hereunder with and to the extent the Issuer has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

                       SECTION 2.11 Certain Covenants. (a) So long as the Series
             A Preferred Securities remain outstanding, neither the Issuer nor any majority-owned subsidiary of the Issuer shall declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Issuer's capital stock or make any guarantee payments with respect to the foregoing (other than payments under the Guarantee, payments to redeem common share purchase rights under the Issuer's shareholder rights plan dated July 10, 1986, as amended, or the declaration of a dividend of similar share purchase rights in the future) if at such time the Issuer is in default with respect to its payment obligations under the Guarantee or the Expense Agreement or there shall have occurred an Event of Default or any event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default under the Securities.

                       (b) So long as the Series A Preferred  Securities  remain
             outstanding, the Issuer shall (i) not cause or permit any Common Interests to be transferred, (ii) maintain direct or indirect ownership of all outstanding securities in Capital other than the Preferred Interests of any series and any other securities permitted to be issued by Capital that would not cause Capital to become an "investment company" under the Investment Company Act of 1940, as amended, (iii) cause at least 21% of the total value of Capital and at least 21% of all interests in the capital, income, gain, loss, deduction and credit of Capital to be represented by Common Interests, (iv) not voluntarily dissolve, windup or liquidate Capital or either of the Managing Members, (v) cause HW Nebraska, Inc. and CP Nebraska, Inc. to remain the Managing Members of Capital and timely perform all of their respective duties as Managing Members of Capital, and (vi) use reasonable efforts to cause Capital to remain a limited liability company and otherwise continue to be treated as a partnership for U.S. federal income tax purposes; provided that the Issuer may permit Capital, solely for the purpose of changing its domicile or avoiding tax consequences adverse to the Issuer, Capital or holders of Series A Preferred Securities, to consolidate or merge with or into a limited liability company or a limited partnership formed under the laws of any state of the United States of America; provided that (1) such successor limited liability company or limited partnership (x)
             expressly  assumes  all of the  obligations  of  Capital  under the
             Series A Preferred Securities and other series of Preferred Interests then outstanding or (y) substitutes for the Series A Preferred Securities and other series of Preferred Interests then outstanding other securities having substantially the same terms as the Series A Preferred Securities and such other Preferred Interests (the "Successor Securities") so long as the Successor Securities rank, with respect to participation in the profits and assets of such successor entity, at least as senior as the Series A Preferred Securities and such other Preferred Interests rank with respect to participation in the profits and assets of Capital, (2) the Issuer expressly acknowledges such successor as the holder of all of the Series A Debentures and other series of debentures issued under the Indenture then outstanding, (3) such merger or consolidation does not cause any series of Preferred Interests then outstanding to be delisted by any national securities exchange or other organization on which such series is then listed, (4) the holders of Series A Preferred Securities and such other Preferred Interests do not suffer any adverse tax consequences as a result of such merger or consolidation, (5) such merger or consolidation does not cause any Preferred Interests to be downgraded by any "nationally recognized statistical rating organization," as that term is defined by the Securities and Exchange Commission for purposes of Rule 436(g)(2) under the Securities Act of 1933, as amended, and (6) following such merger or consolidation, neither the Issuer nor such successor limited liability company or limited partnership will be an "investment company" for purposes of the Investment Company Act of 1940, as amended.

                            (c) So long as the  Series  A  Preferred  Securities
             remain outstanding, the Issuer shall not consolidate with or merge into any other Person or sell its property and assets as, or substantially as, an entirety to any Person and shall not permit any Person to merge into or consolidate with the Issuer unless (i) in case the Issuer shall consolidate with or merge into another Person or sell its properties and assets as, or substantially as, an entirety to any Person, the Person formed by such consolidation or into which the Issuer is merged or the Person which purchases the properties and assets of the Issuer as, or substantially, as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State or the District of Columbia, and shall expressly assume the Issuer's obligations under the Indenture, this Supplemental Indenture and the Series A Debentures and (ii) immediately after giving effect to the transaction no Event of Default shall have occurred and be continuing.

                            (d) So long as the  Series  A  Preferred  Securities
             remain outstanding, the provisions of Sections 2.11(b) and (c) shall remain in full force and effect notwithstanding satisfaction and discharge of the Indenture pursuant to Section 10.1 thereof.

                       SECTION  2.12 Events of Default;  Remedies.  Prior to any
             Preferred Security Exchange, "Event of Default" means any one of the following events:

                       (a) failure to pay when due any interest under any Securities, including any Additional Interest, and such failure shall continue for a period of 30 days (whether or not payment is prohibited by the provisions contained in Article Thirteen of the Indenture or otherwise); provided that a valid extension of the interest payment period by the Issuer shall not constitute a default in the payment of interest for this purpose;

                       (b) failure to pay when due any principal under any Securities (whether or not payment is prohibited by the provisions contained in Article Thirteen of the Indenture or otherwise);

                       (c) failure on the part of the Issuer duly to observe or perform any other covenant or agreement on the part of the Issuer in respect of the Securities (other than a covenant or warranty in respect of the Series A Debentures a default in the performance or breach of which is elsewhere in this Section specifically dealt with) or contained in the Indenture, this Supplemental Indenture or the Series A Debentures, and continuance of such default or breach for a period of 90 days after there as been given, by registered or certified mail, to the Issuer by the Trustee or any Holder hereof, a written notice specifying such failure or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

                       (d) the dissolution, or winding up or liquidation of Capital;

                       (e) a court having  jurisdiction  in the  premises  shall
             enter a decree or order for relief in respect of the Issuer or any Consolidated Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Issuer or any subsidiary or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                       (f)  the  Issuer  or any  Consolidated  Subsidiary  shall
             commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Issuer or any
             Consolidated Subsidiary or for any substantial part of its property, or make any general assignment for the benefit of creditors.

                       If an Event of  Default  shall  occur and be  continuing,
             then Capital will have the right (i) to declare the principal of and the interest on the Series A Debentures (including any Additional Interest and any interest subject to an extension election) and any other amounts payable under the Series A Debentures to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in the Indenture, this Supplemental Indenture or the Series A Debentures to the contrary notwithstanding and (ii) to enforce its other rights hereunder and thereunder. Capital may not accelerate the principal amount of any Series A Debenture unless the principal amount of all Securities is accelerated.

                       If an Event of Default  specified  in clauses (d), (e) or
             (f) above shall have occurred, the principal of and interest on the Series A Debentures shall thereupon and concurrently become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in the Indenture, this Supplemental Indenture or the Series A Debentures to the contrary notwithstanding.

                       If an Event of  Default  specified  in clause  (a) or (b)
             above shall have occurred and be continuing and Capital shall have failed to pay any distributions on the Series A Preferred Securities when due (other than as a result of any valid extension of the interest payment period by the Issuer for the Series A Debentures Securities) or to pay any portion of the redemption price of the Series A Preferred Securities called for redemption, then any Holder of Series A Preferred Securities may, as set forth in the terms of the Series A Preferred Securities, enforce directly against the Issuer Capital's right hereunder to receive payments of principal and interest on the Series A Debentures relating to such Series A Preferred Securities but only in an amount sufficient to enable Capital to pay such distributions or redemption price.

                       The Issuer expressly acknowledges that under the terms of
             Section 3.02(f) of the Operating Agreement and Section 9 of the Written Action, the holders of the outstanding Series A Preferred Securities together with the holder of other Preferred Interests shall in certain circumstances have the right to appoint a trustee, which trustee shall be authorized to exercise Capital's creditor rights under the Indenture, this Supplemental Indenture and the Series A Debentures and the Issuer agrees to cooperate with such trustee; provided that nay trustee so appointed shall vacate office immediately in accordance with Section 3.02(f) of the Operating Agreement if all Events of Default giving rise to such right of appointment have been cured by the Issuer.

                       Except as  provided  in this  Section  2.12,  Holders  of
             Series A Preferred Securities shall have no rights to enforce any obligations of the Issuer under the Indenture, this Supplemental Indenture or the Series A Debentures.

                       On  and  after  a  Preferred   Security   Exchange,   the
             provisions of Article Five of the Indenture, including without limitation the definition of an "Event of Default", shall apply to the Series A Debentures and this Section 2.12 shall be of no further force or effect.

                       SECTION 2.13 Book-Entry-Only Issuance; The Depository Trust Company. On and after a Preferred Security Exchange, the provisions of this Section 2.13 shall apply.

                       (a) DTC,  New  York,  New  York,  will act as  securities
             depository for the Series A Debentures. The Series A Debentures will be issued as one or more global certificates only as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee). Such global certificates shall bear a legend in the following form:

                       UNLESS THIS  CERTIFICATE  IS PRESENTED  BY AN  AUTHORIZED
                  REPRESENTATIVE  OF THE DEPOSITORY  TRUST  COMPANY,  A NEW YORK
                  CORPORATION   ("DTC"),   TO  THE   ISSUER  OR  ITS  AGENT  FOR
                  REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                       THIS  DEBENTURE  IS IN GLOBAL  FORM WITHIN THE MEANING OF
                  THE INDENTURE AND SUPPLEMENTAL INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF DTC OR A NOMINEE OF DTC. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR DEBENTURES IN CERTIFICATED FORM, THIS DEBENTURE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

             or any other legend then customary for securities of a similar nature held by DTC.

                       (b) Redemption notices shall be sent to Cede & Co. If less then all of the Series A Debentures are being redeemed, such securities shall be redeemed in accordance with DTC's then current practice.

                       (c) DTC may discontinue providing its services as securities depository with respect to the Series A Debentures by giving reasonable notice to the Issuer as provided in the agreement between the Issuer and DTC. Under such circumstances, if a successor securities depository is not obtained, the Issuer at its expense shall cause certificates for Series A Debentures to be printed and delivered as promptly as practicable.

                       SECTION 2.14 Listing on the New York Stock Exchange. Prior to a Preferred Security Exchange, the Issuer will use its best efforts to have the Series A Debentures listed on the same exchange on which the Series A Preferred Securities are listed.

                                  ARTICLE THREE

                                  MISCELLANEOUS

                       SECTION 3.1 Notices. All notices hereunder shall be deemed given by a party hereto if in writing and delivered personally or by telegram or facsimile transmission or by registered or certified mail (return receipt requested) to the other party at the following address for such party (or at such other address as shall be specified by like notice):

                       If to Capital, to:

                                 ConAgra Capital, L.C.
                                 c/o ConAgra, Inc.
                                 One ConAgra Drive
                                 Omaha, Nebraska 68102
                                 Attention: Vice President-Finance

                       If to the Issuer, to:

                                 ConAgra, Inc.
                                 One ConAgra Drive
                                 Omaha, Nebraska 68102
                                 Attention: Vice President-Finance

                       Any  notice  given  by  mail  or  telegram  or  facsimile
             transmission shall be effective when received.

                       SECTION 3.2 Assignment;  Binding Effect. The Issuer shall
             have the right at all times to assign any of its rights or obligations under the Indenture, this Supplemental Indenture and the Series A Debentures to a direct or indirect wholly owned subsidiary of the Issuer(other than to any Managing Member); provided that, in the event of any such assignment, the Issuer shall remain jointly and severally liable for all such obligations; and provided further that in the event of an assignment prior to a Preferred Security Exchange the Issuer shall have received an opinion of nationally recognized tax counsel that such assignment shall not constitute a taxable event of the holders of Series A
             Preferred Securities for federal income tax purposes. Except as otherwise provided in this Supplemental Indenture, Capital may not assign any of its rights under the Series A Debentures without the prior written consent of the Issuer. Subject to the foregoing, the Indenture, this Supplemental Indenture and the Series A Debentures shall be binding upon and inure to the benefit of the Issuer, Capital, the Holders from time to time of the Series A Debentures and their respective successors and assigns. Except as provided in this Section 3.2 or elsewhere in this Supplemental Indenture, none of the Indenture, this Supplemental Indenture nor the Series A Debentures may be assigned by either the Issuer or Capital and any assignment by the Issuer or Capital in contravention of this
             Section 3.2 shall be null and void.

                       SECTION 3.3 Governing  Law. THIS  SUPPLEMENTAL  INDENTURE
             AND THE SERIES A DEBENTURES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                       SECTION 3.4 Counterparts. This Supplemental Indenture may
             be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                       Section 3.5 Amendments.  This Supplemental  Indenture may
             be amended as set forth in Article Eight of the Indenture. Notwithstanding the foregoing, so long as any Series A Preferred Securities shall remain outstanding, (i) no amendment to the provisions of the Indenture, this Supplemental Indenture or the Series A Debentures shall be made that adversely affects the holders of any Preferred Interests then outstanding, or terminate the Indenture, this Supplemental Indenture or the Series A Debentures, without in each case the prior consent of holders of 66-2/3% in stated liquidation preference of all Preferred Interests then outstanding, unless and until all Securities and all accrued and unpaid interest thereon (including Additional Interest, if any) shall have been paid in full and (ii) without the prior consent of holders of 100% in stated liquidation preference of all Series A Preferred Securities then outstanding, no amendment shall be made to the provisions of this clause (ii) of Section 3.5 or to (a) extend the stated maturity of the principal of any Debenture, or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or change the currency in which the principal thereof or interest thereon is payable or impair the right to institute suit for the enforcement of any payment on any Debenture when due or (b) reduce the aforesaid percentage in principal amount of Debentures of any series the consent of the holders of which is required for any such modification. Any required consent of holders of Preferred Interests pursuant to this
             Section 3.5 shall be in writing or shall be obtained at a meeting of Preferred Interestholders convened in the manner specified in 3.02(e) of the Operating Agreement.

                       Section 3.6 Waivers.  Capital may not waive compliance or
             waive any default in compliance by the Issuer of any covenant or other term in the Indenture, this Supplemental Indenture or the Series A Debentures without the approval of the same percentage of holders of Preferred Interests, obtained in the same manner, as would be required for an amendment of the Indenture, this Supplemental Indenture or the Series A Debentures to the same effect; provided that if no approval would be required for any such amendment, then Capital may waive such compliance or default in any manner that the parties shall agree.

                       Section 3.7 Third Party Beneficiaries.  The Issuer hereby
             acknowledges that until a Preferred Security Exchange, the holders from time to time of the Series A Preferred Securities shall expressly be third party beneficiaries of this Supplemental Indenture.

                       Section 3.8 Amendment to  Indenture.  Pursuant to Section
             8.1 of the Indenture, Section 8.2 of the Indenture is hereby amended for purposes of any and all Securities, including without limitation the Series A Debentures, issued under the Indenture by substituting the phrase "of not less than 66-2/3%" for the phrase "of not less than a majority" in the first clause of such Section 8.2.

                       IN WITNESS  WHEREOF,  the parties hereto have caused this
             Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date and year first above written.

                                      CONAGRA, INC.

                                      By:  /s/  James P. O'Donnell
                                      Name:   James P. O'Donnell
                                      Title:  Vice President, Finance
                                                and Treasurer
             [SEAL]

             Attest:

              /s/  Sue E. Badberg
             Name:     Sue E. Badberg
             Title:    Assistant Secretary

                                      FIRST TRUST NATIONAL ASSOCIATION,
                                      as Trustee

                                      By:  /s/  David H. Bluhm
                                      Name:  David H. Bluhm
                                      Title: Vice President
             [SEAL]

             Attest:

               /s/  Frank P. Leslie
             Name:  Frank P. Leslie
             Title: Assistant Secretary

                                                                       Exhibit A

                             [Form of Series A Debenture]



             No.                                     $


                                  ConAgra, Inc.

                          ____% Series A Debentures due 2043

                       ConAgra, Inc., a Delaware corporation (the
             "Issuer"), for value received, hereby promises to pay to

             or registered assigns, at the office or agency of the Issuer in The City of New York, the principal sum of
                                                                         Dollars

             on 2043, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, at a rate of ___% per annum accruing from

                 , 1994 or from  the  most  recent  Interest  Payment  Date  (as defined below) to which interest has been paid or provided for on the Series A Debentures. To the extent allowed by law, the Issuer will also pay interest on overdue installments of principal and interest at such rate. The amount of interest payable for any full monthly interest period shall be computed on the basis of twelve 30-day months and a 360-day year and, for any period shorter than a full monthly interest period, shall be computed on the basis of the actual number of days elapsed in such period. Such interest shall be payable monthly on the last day (an "Interest Payment Date") of each calendar month, commencing on May 31, 1994 to the holder or holders of this Debenture on the relevant record date (each, a "Record Date"), which shall be one Business Day prior to the relevant Interest Payment Date. If Interest Payment Date is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (and the Record Date for such Interest Payment Date shall be one Business Day prior to the date on which payment is to be made), in each case with the same force and effect as if made on such date. If at any time following the issuance of the Series A Preferred Securities and prior to a Preferred Security Exchange, Capital shall be required to pay, with respect to its income derived from the interest payments on the Series A Debentures relating to the Series A Preferred Securities, any amounts, for or on account of any taxes, duties, assessments or governmental charges of whatever nature imposed by the United States or any other taxing authority, then, in any such case, the Issuer will pay as interest such additional amounts ("Additional Interest") as may be necessary in order that the net amounts received and retained by Capital after the payment of such taxes, duties, assessments or governmental charges shall result in Capital's having such funds as it would have had in the absence of the payment of such taxes, duties, assessments or governmental charges. Notwithstanding the forgoing, the Issuer shall have the right at any time or times during the term of the Series A Debentures, so long as the Issuer is not in default in the payment of interest under any of the Securities, to extend the interest payment period for the Series A Debentures up to 18 months; provided that at the end of such period the Issuer shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Series A Debentures to the extent permitted by applicable law); provided further that, during any such extended interest period, neither the Issuer nor any majority owned subsidiary of the Issuer shall pay or declare any dividends on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than payments to redeem common share purchase rights under the Issuer's shareholder rights plan dated July 10, 1986, as amended, or to declare a dividend of similar share purchase rights in the future); and provided further that any such extended interest period may only be selected with respect to the Series A Debentures if an extended interest period of identical length is simultaneously selected for all Securities. Prior to the termination of any such extended interest payment period for the Series A Debentures, the Issuer may further extend the interest payment period for the Series A Debentures; provided that such extended interest payment period for the Series A Debentures together with all such further extensions thereof, may not exceed 18 months; and provided further that any such further extended interest period may only be selected with respect to the Series A Debentures if a further extended interest period of identical length is simultaneously selected for all Securities. Following the termination of any extended interest payment period, if the Issuer has paid all accrued and unpaid interest required by the Debentures for such period, then the Issuer shall have the right to again extend the interest payment period up to 18 months as herein described. Prior to any Preferred Security Exchange, the Issuer shall give Capital notice of its selection of any extended interest payment period one Business Day prior to the earlier of
             (i) the date Capital declares the related distribution to the holders of the Series A Preferred Securities or (ii) the date Capital is required to give notice of the record or payment date of such related distribution to the holders of the Series A Preferred Securities to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Series A Preferred Securities, but in any event not less than two Business Days prior to such record date; the Issuer shall cause Capital to give such notice of the Issuer's selection of any extended interest payment period to all holders of such Series A Preferred Securities. After any Preferred Security Exchange, the Issuer shall give the Holders of the Series A Debentures notice of its selection of any extended interest payment prior to the date it is required to give notice of the record or payment date of such interest payment to the New York Stock Exchange or other applicable self-regulatory organization, but in any event not less than two Business Days prior to such Record Date.

                       Reference  is  made  to  the  further  provisions of this
             Debenture set forth below. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

                       This  Debenture  shall not be valid or become  obligatory
             for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to below.

                       This  Debenture  is  one of a duly  authorized  issue  of
             debentures, notes, bonds or other evidences of indebtedness of the Issuer (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of March 10, 1994 and a Supplemental Indenture dated as of , 1994 (herein collectively called the "Indenture"), duly executed and delivered by the Issuer and First Trust National Association, as Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as in the Indenture provided. This Debenture is one of a series designated as the "___% Series A Debentures due 2043" (the "Series A Debentures") of the Issuer, limited in aggregate principal amount to $___________ (or up to $ aggregate principal amount if and to the extent the underwriters' over-allotment option granted by the Issuer in the Underwriting Agreement is exercised).

                       In case an Event of Default  with respect to the Series A
             Debentures, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

                       The Indenture contains  provisions  permitting the Issuer
             and the Trustee, with the consent of the Holders of not less than 66-2/3% in aggregate principal amount of the Securities at the time Outstanding (as defined in the Indenture) of all series to be affected (voting as one class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series; provided, however, that no such supplemental indenture shall (i) extend the final maturity of any Security, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of any interest thereon, or impair or affect the rights of any Holder to institute suit for the payment thereof, without the consent of the Holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holder of each Security affected. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, prior to any declaration accelerating the maturity of such Securities, the Holders of a majority in aggregate principal amount Outstanding of the Securities of such series (or, in the case of certain defaults or Events of Default, all or certain series of the Securities) may on behalf of the Holders of all the Securities of such series (or all or certain series of the Securities, as the case may be) waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a continuing default in the payment of the principal of or premium, if any, or interest on any of the Securities. Any such consent or waiver by the Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and any Debenture which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Debenture or such other Debentures.

                       No reference  herein to the Indenture and no provision of
             this Debenture or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Debenture in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

                       The Series A Debentures  are issuable in registered  form
             without coupons in denominations of $25 and any integral multiple of $25 at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, notes may be exchanged for a like aggregate principal amount of Series A Debentures of other authorized denominations.

                       Upon  not  less  than 30 nor  more  than 60  days'  prior
             notice, the Issuer shall have the right to prepay the Series A Debentures relating to the Series A Preferred Securities (together with any accrued but unpaid interest, including Additional Interest, if any, on the portion being prepaid), without premium or penalty,

                       (i)  in whole or in part, as the case may be, at any time
                  on or after            , 1999; and

                       (ii) in whole at any time if the Issuer and Capital  have
                  been advised by independent nationally recognized legal counsel that, as a result of any change after , 1994 in United States law (including the enactment or imminent enactment of any legislation, the publication of any judicial decisions or regulatory rulings or a change in the official position or in the interpretation of law or regulations), there exists more than an insubstantial risk that the Issuer will be precluded from deducting the interest on the Series A Debentures for federal income tax purposes even if the Series A Preferred Securities are exchanged for the Series A Debentures pursuant to a Preferred Security Exchange, all as further provided in the Indenture.

                       The  Series A  Debentures  are,  to the extent and in the
             manner provided in the Indenture, expressly subordinate and junior in right of payment of all Senior Indebtedness as provided in the Indenture, and each holder of this Debenture, by his acceptance hereof, agrees to and shall be bound by such provisions of the Indenture and authorizes and directs the Trustee in his behalf to take such action as appropriate to effectuate such subordination and appoints the Trustee his attorney-in-fact for any and all such purposes. The Indenture defines Senior Indebtedness as obligations (other than non-recourse obligations and the Securities) of, or guaranteed or assumed by, the Issuer for borrowed money (including both senior and subordinated indebtedness for borrowed money (other than the Securities)) or evidenced by bonds, debentures, notes or other similar instruments, and amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation, whether existing as of the date hereof or subsequently incurred by the Issuer.

                       Upon due presentment for registration of transfer of this
             Debenture at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, a new Debenture or Debentures of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

                       The Issuer,  the Trustee and any authorized  agent of the
             Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Debenture (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

                       No  recourse  under or upon any  obligation,  covenant or
             agreement of the Issuer in the Indenture or any indenture supplemental thereto or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

                       Terms used  herein  which are  defined  in the  Indenture
             shall  have  the  respective   meanings  assigned  thereto  in  the
             Indenture.

                       IN  WITNESS  WHEREOF,   ConAgra,  Inc.  has  caused  this
             instrument to be signed by facsimile by its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

                  Dated:

                                      ConAgra, Inc.

                                      By______________________________

                  [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                       This is one of the  Securities  of the series  designated
             herein referred to in the within-mentioned Indenture.

                                           First Trust National
                                           Association, as Trustee

                                           By__________________________
                                                Authorized Officer

              ==========================================================


                                    CONAGRA, INC.

                                       AND

                           FIRST TRUST NATIONAL ASSOCIATION
                                     Trustee

                          Second Supplemental Indenture

                              Dated as of April 20, 1994



                              Providing for Issuance of
                           9% Series AA Debentures due 2043
                          in connection with the issuance by
                             ConAgra Capital, L.C. of its
                                   Common Interests

              ==========================================================

                       SECOND   SUPPLEMENTAL    INDENTURE   (the   "Supplemental
             Indenture"), dated as of April 20, 1994, between CONAGRA, INC., a Delaware corporation (the "Issuer"), and FIRST TRUST NATIONAL ASSOCIATION, a national banking corporation (the "Trustee").

                                W I T N E S S E T H :

                       WHEREAS,  in accordance with Sections 2.1, 2.3 and 8.1 of
             the Subordinated Indenture dated as of March 10, 1994, between the Issuer and the Trustee (the "Indenture"), this Supplemental Indenture is being entered into in order to establish the form and terms of a series of Securities to be issued in connection with the issuance by ConAgra Capital, L.C., an Iowa limited liability company ("Capital"), of its Common Interests (the "Common Interests");

                       WHEREAS, the Issuer has duly authorized the execution and
             delivery of this Supplemental Indenture to provide, among other things, for the authentication, delivery and administration of such series of Securities;

                      WHEREAS,  all things  necessary to make this  Supplemental
             Indenture a valid supplement to Indenture according to its terms and the terms of the Indenture have been done;

                       NOW, THEREFORE:

                       In  consideration  of the premises  and the  purchases of
             such series of Securities by the holders thereof, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of such series of Securities as follows:

                                   ARTICLE ONE

                                   DEFINITIONS

                       SECTION 1.1 Certain Terms Defined in the  Indenture.  All
             capitalized terms used herein without definition shall have the meanings specified in the Indenture.

                       SECTION 1.2 Additional Terms Defined. As used in this Supplemental Indenture, the additional terms set forth below shall have the following meanings:

                       "Additional Interest" shall have the meaning set forth in
             Section 2.8 hereof.

                       "Common Interests" shall mean Common Membership Interests
             as defined in the Operating Agreement.

                       "DTC" shall mean The Depository  Trust Company as initial
             depositary of the Series AA Debentures upon a Preferred Security Exchange.

                       "Event  of  Default"  shall  (a)  prior  to  a  Preferred
             Security Exchange, have the meaning set forth in Section 2.12 hereof and (b) on and after a Preferred Security Exchange, have the meaning set forth in Section 5.1 of the Indenture.

                       "Expense  Agreement"  means the  Agreement as to Expenses
             and Liabilities dated as of April 20, 1994 between the Issuer and Capital.

                       "Guarantee"  means the  Payment and  Guarantee  Agreement
             dated as of April 20, 1994, executed and delivered by the Issuer for the benefit of the holders from time to time of the Common Interests and other Preferred Interests of Capital.

                       "Managing  Members"  means  HW Nebraska, Inc., a Nebraska
             corporation, and CP Nebraska, Inc., a Nebraska corporation, as managing members of Capital.

                       "Operating Agreement" means the Limited Liability Company
             Operating Agreement dated as of March 11, 1994 by and among the Managing Members.

                       "Preferred  Interests" means Series Preferred  Membership
             Interests as defined in the Operating Agreement.

                       "Preferred  Security  Exchange"  means an  exchange of 9%
             Series A Debentures for 9% Series A Preferred Securities pursuant to Section 7 of the Written Action.

                       "Series  A  Debentures"   shall  mean  the  9%  Series  A
             Debentures as defined in the First Supplemental Indenture dated April 20, 1994.

                       "9% Series A Preferred Securities" shall mean 9% Series A
             Preferred Securities as defined in the Written Action.

                       "Underwriting Agreement" means the underwriting agreement
             dated as of April 20, 1994, among the Issuer, Capital and Smith Barney Shearson Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representatives of the several underwriters named therein.

                       "Written Action" means the Written Action of the Managing
             Members Pursuant to Section 3.02 of the Operating Agreement dated April 20, 1994, establishing the terms of the Preferred Interests.

                                   ARTICLE TWO

                       ISSUANCE OF 9% SERIES AA DEBENTURES

                       SECTION 2.1 Issuance of 9% Series AA Debentures. There shall be a series of Securities designated "9% Series AA Debentures due 2043" (the "Series AA Debentures") and such Series AA Debentures shall have the terms set forth in this Article Two in accordance with the provisions of the Indenture and this Supplemental Indenture.

                       SECTION 2.2 Limitation on Aggregate Principal Amount. The
             aggregate principal amount of the Series AA Debentures which may be authenticated and delivered shall be limited to $26,600,000 (or up to $30,590,000 aggregate principal amount if and to the extent the underwriters' over-allotment option granted by the Issuer in the Underwriting Agreement is exercised).

                       SECTION 2.3 Maturity of the Series AA Debentures. Subject
             to the provisions of Sections 2.4 and 2.5, the entire principal amount of the Series AA Debentures shall become due and payable, together with any accrued and unpaid interest thereon, including Additional Interest, if any, on the earlier of (a) May 31, 2043 (subject to the Issuer's right to exchange the Series AA Debentures for new debentures pursuant to Section 2.6) and (b) the date upon which Capital shall be dissolved, wound-up or liquidated; provided that the parenthetical to clause (a) and the entirety of clause (b) shall be inapplicable on and after the date of any Preferred Security Exchange.

                       SECTION 2.4 Mandatory  Prepayment of Series AA Debentures
             upon redemption of Common Interests. Notwithstanding the provisions of Section 2.3, if Capital redeems the Preferred Interests in accordance with the terms thereof, the Series AA Debentures shall become due and payable in a principal amount together with any and all accrued interest thereon, including Additional Interest, if any. Any payment pursuant to this Section 2.4 shall be made prior to 12:00 noon, New York time, on the date fixed for such redemption or at such other time on such earlier date as Capital and the Issuer shall agree.

                       SECTION 2.5 Optional Prepayment. Upon not less than 30 nor more than 60 days' prior notice, the Issuer shall have the right to prepay the Series AA Debentures (together with any accrued but unpaid interest, including Additional Interest, if any, on the portion being prepaid), without premium or penalty,

                       (i) in whole or in part, as the case may be, at any time on or after May 31, 1999; and

                       (ii) in whole at any time if the Issuer and Capital  have
                  been advised by independent nationally recognized legal counsel that, as a result of any change after April 20, 1994 in United States law (including the enactment or imminent enactment of any legislation, the publication of any judicial decisions or regulatory rulings or a change in the official position or in the interpretation of law or regulations), there exists more than an insubstantial risk that the Issuer will be precluded from deducting the interest on the Series AA Debentures for federal income tax purposes.

                       SECTION 2.6 Exchange of Series AA Debentures for New Debentures. Notwithstanding the provisions of Section 2.3, prior to a Preferred Security Exchange, in lieu of repaying the Series AA Debentures when due, the Issuer may elect to exchange such Series AA Debentures for new debentures with an equal aggregate principal amount issued under the Indenture with terms substantially identical to the Series AA Debentures; provided that the Issuer may not so elect to exchange any Series AA Debentures, unless at the time of such exchange Capital owns all of the Series AA Debentures and, as determined in the judgment of the Managing Members and Capital's financial advisor (selected by the Managing Members and who shall be unaffiliated with the Issuer and shall be among the 30 largest investment banking firms, measured by total capital, in the United States at the time of such exchange), (a) the Issuer is not bankrupt, insolvent or in liquidation, (b) no Event of Default or event that with the giving of notice or the passage of time would constitute an Event of Default on any Securities pertaining to Preferred Interests of any series, has occurred and is continuing,
             (c) the Issuer has made timely payments on the Series A Debentures for the immediately preceding 18 months, (d) Capital is not in arrears on payments of distributions on the 9% Series A Preferred Securities, (e) there is then no present reason to believe the Issuer will be unable to make timely payment of principal and interest on such new debentures, (f) such new debentures are being issued on terms, and under circumstances, that are consistent with those which a lender would then require for a loan to an unrelated party, (g) such new debentures are being issued at a rate sufficient to provide payments equal to or greater than the amount of distributions required under the Common Interests, (h) such debentures are being issued for a term that is consistent with market circumstances and the Issuer's financial condition, (i) immediately prior to issuing such new debentures, the senior unsecured long-term debt of the Issuer is (or if no such debt is outstanding, would be) rated not less than BBB (or the equivalent) by Standard & Poor's Corporation and Baa1 (or the equivalent) by Moody's Investors Service, Inc. (or if either of such rating organizations is not then rating the Issuer's senior unsecured long-term debt, the equivalent of such rating by any other "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act of 1933, as amended) and any subordinated unsecured long-term debt of the Issuer or, if there is no such debt then outstanding, the Preferred Interests, are rated not less than BBB- (or the equivalent) by Standard & Poor's Corporation or Baa3 (or the equivalent) by Moody's Investors Service, Inc. or the equivalent of either such rating by any other "nationally recognized statistical rating organization" and (j) such new debentures will have a final maturity no later than the one hundredth anniversary of the issuance of the Preferred Interests of the first series issued.

                       SECTION 2.7 Denomination and Interest on the Series AA Debentures. (a) The Series AA Debentures shall be issuable as Registered Securities in denominations of $25 and any multiple thereof.

                       (b) The Series AA  Debentures  shall bear  interest  at a
             rate of 9% per annum accruing from April 27, 1994 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or provided for on the Series AA Debentures. To the extent allowed by law, the Issuer will also pay interest on overdue installments of principal and interest at such rate. The amount of interest payable for any full monthly interest period shall be computed on the basis of twelve 30-day months and a 360-day year and, for any period shorter than a full monthly interest period, shall be computed on the basis of the actual number of days elapsed in such period. Such interest shall be payable monthly on the last day of each calendar month (an "Interest Payment Date") commencing on May 31, 1994 to the holder or holders of the Series AA Debenture on the relevant record date (each, a "Record Date"), which shall be one Business Day prior to the relevant Interest Payment Date. If Interest Payment Date is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (and the Record Date for such Interest Payment Date shall be one Business Day prior to the date on which payment is to be made), in each case with the same force and effect as if made on such date.

                       SECTION 2.8 Additional Interest. If at any time following
             the issuance of the Common Interests, Capital shall be required to pay, with respect to its income derived from the interest payments on the Series AA Debentures, any amounts, for or on account of any taxes, duties, assessments or governmental charges of whatever nature imposed by the United States or any other taxing authority, then, in any such case, the Issuer will pay as interest such additional amounts ("Additional Interest") as may be necessary in order that the net amounts received and retained by Capital after the payment of such taxes, duties, assessments or governmental charges shall result in Capital's having such funds as it would have had in the absence of the payment of such taxes, duties, assessments or governmental charges.

                       SECTION 2.9 Extension of Interest Period. Notwithstanding
             the provisions of Section 2.7 hereof, the Issuer shall have the right at any time or times during the term of the Series AA Debentures, so long as the Issuer is not in default in the payment of interest under any of the Securities, to extend the interest payment period for the Series AA Debentures up to 18 months; provided that at the end of such period the Issuer shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Series AA Debentures to the extent permitted by applicable law); provided further that, during any such extended interest period, neither the Issuer nor any majority owned subsidiary of the Issuer shall pay or declare any dividends on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than payments to redeem common share purchase rights under the Issuer's shareholder rights plan dated July 10, 1986, as amended, or to declare a dividend of similar share purchase rights in the future); and provided further that any such extended interest period may only be selected with respect to the Series AA Debentures if an extended interest period of identical length is simultaneously selected for all Securities. Prior to the termination of any such extended interest payment period for the Series AA Debentures, the Issuer may further extend the interest payment period for the Series AA Debentures; provided that such extended interest payment period for the Series AA Debentures together with all such further extensions thereof, may not exceed 18 months; and provided further that any such further extended interest period may only be selected with respect to the Series AA Debentures if a further extended interest period of identical length is simultaneously selected for all Securities. Following the termination of any extended interest payment period, if the Issuer has paid all accrued and unpaid interest required by the Series AA Debentures for such period, then the Issuer shall have the right to again extend the interest payment period up to 18 months as herein described. The Issuer shall give Capital notice of its selection of any extended interest payment period one Business Day prior to the earlier of (i) the date Capital declares the related distribution, if any, to holders of the Common Interests or
             (ii) the date Capital is required to give notice of the record or payment date of such related distribution to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Common Interests, but in any event not less than two Business Days prior to such record date.

                       SECTION 2.10 Set-off. Notwithstanding anything to the contrary herein, prior to any Preferred Security Exchange the Issuer shall have the right to set off any payment it is otherwise required to make hereunder with and to the extent the Issuer has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee provided Issuer shall not affect any set off with respect to the Series AA Debentures until all payments required under the Series A Debentures have been made.

                       SECTION 2.11 Certain Covenants. (a) So long as the Preferred Interests remain outstanding, neither the Issuer nor any majority-owned subsidiary of the Issuer shall declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Issuer's capital stock or make any guarantee payments with respect to the foregoing (other than payments under the Guarantee, payments to redeem common share purchase rights under the Issuer's shareholder rights plan dated July 10, 1986, as amended, or the declaration of a dividend of similar share purchase rights in the future) if at such time the Issuer is in default with respect to its payment obligations under the Guarantee or the Expense Agreement or there shall have occurred an Event of Default or any event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default under the Securities.

                       (b) So long as the Preferred Interests remain outstanding, the Issuer shall (i) not cause or permit any Common Interests to be transferred, (ii) maintain direct or indirect ownership of all outstanding securities in Capital other than the Preferred Interests of any series and any other securities permitted to be issued by Capital that would not cause Capital to become an "investment company" under the Investment Company Act of 1940, as amended, (iii) cause at least 21% of the total value of Capital and at least 21% of all interests in the capital, income, gain, loss, deduction and credit of Capital to be represented by Common Interests, (iv) not voluntarily dissolve, windup or liquidate Capital or either of the Managing Members, (v) cause HW Nebraska, Inc. and CP Nebraska, Inc. to remain the Managing Members of Capital and timely perform all of their respective duties as Managing Members of Capital, and (vi) use reasonable efforts to cause Capital to remain a limited liability company and otherwise continue to be treated as a partnership for U.S. federal income tax purposes; provided that the Issuer may permit Capital, solely for the purpose of changing its domicile or avoiding tax consequences adverse to the Issuer, Capital or holders of Preferred Interests, to consolidate or merge with or into a limited liability company or a limited partnership formed under the laws of any state of the United States of America; provided that (1) such successor limited liability company or limited partnership (x) expressly assumes all of the obligations of Capital under the Common Interests and other series of Preferred Interests then outstanding or (y) substitutes for the Common Interests and any series of Preferred Interests then outstanding other securities having substantially the same terms as the Common Interests and any such Preferred Interests (the "Successor Securities") so long as the Successor Securities rank, with respect to participation in the profits and assets of such successor entity, at least as senior as the Common Interests and any such Preferred Interests rank, respectively, with respect to participation in the profits and assets of Capital, (2) the Issuer expressly acknowledges such successor as the holder of all of the Series AA Debentures and other series of debentures issued under the Indenture then outstanding, (3) such merger or consolidation does not cause any series of Preferred Interests then outstanding to be delisted by any national securities exchange or other organization on which such series is then listed, (4) the holders of Common Interests and any such Preferred Interests do not suffer any adverse tax consequences as a result of such merger or consolidation, (5) such merger or consolidation does not cause any Preferred Interests to be downgraded by any "nationally recognized statistical rating organization," as that term is defined by the Securities and Exchange Commission for purposes of Rule 436(g)(2) under the Securities Act of 1933, as amended, and (6) following such merger or consolidation, neither the Issuer nor such successor limited liability company or limited partnership will be an "investment company" for purposes of the Investment Company Act of 1940, as amended.

                            (c) So long as the Common Interests remain outstanding, the Issuer shall not consolidate with or merge into any other Person or sell its property and assets as, or substantially as, an entirety to any Person and shall not permit any Person to merge into or consolidate with the Issuer unless (i) in case the Issuer shall consolidate with or merge into another Person or sell its properties and assets as, or substantially as, an entirety to any Person, the Person formed by such consolidation or into which the Issuer is merged or the Person which purchases the properties and assets of the Issuer as, or substantially, as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State or the District of Columbia, and shall expressly assume the Issuer's obligations under the Indenture, this Supplemental Indenture and the Series AA Debentures and (ii) immediately after giving effect to the transaction no Event of Default shall have occurred and be continuing.

                            (d) So long as the  Series  A  Preferred  Securities
             remain outstanding, the provisions of Sections 2.11(b) and 9c) shall remain in full force and effect notwithstanding satisfaction and discharge of the Indenture pursuant to Section 10.1 thereof.

                       SECTION  2.12 Events of Default;  Remedies.  Prior to any
             Preferred Security Exchange, "Event of Default" means any one of the following events:

                       (a) failure to pay when due any interest under any Securities, including any Additional Interest, and such failure shall continue for a period of 30 days (whether or not payment is prohibited by the provisions contained in Article Thirteen of the Indenture or otherwise); provided that a valid extension of the interest payment period by the Issuer shall not constitute a default in the payment of interest for this purpose;

                       (b) failure to pay when due any principal under any Securities (whether or not payment is prohibited by the provisions contained in Article Thirteen of the Indenture or otherwise);

                       (c) failure on the part of the Issuer duly to observe or perform any other covenant or agreement on the part of the Issuer in respect of the Securities (other than a covenant or warranty in respect of the Series AA Debentures a default in the performance or breach of which is elsewhere in this Section specifically dealt with) or contained in the Indenture, this Supplemental Indenture or the Series AA Debentures, and continuance of such default or breach for a period of 90 days after there as been given, by registered or certified mail, to the Issuer by the Trustee or any Holder hereof, a written notice specifying such failure or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

                       (d) the dissolution, or winding up or liquidation of Capital;

                       (e) a court having  jurisdiction  in the  premises  shall
             enter a decree or order for relief in respect of the Issuer or any Consolidated Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Issuer or any subsidiary or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                       (f)  the  Issuer  or any  Consolidated  Subsidiary  shall
             commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Issuer or any
             Consolidated Subsidiary or for any substantial part of its property, or make any general assignment for the benefit of creditors.

                       If an Event of  Default  shall  occur and be  continuing,
             then Capital will have the right (i) to declare the principal of and the interest on the Series AA Debentures (including any Additional Interest and any interest subject to an extension election) and any other amounts payable under the Series AA Debentures to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in the Indenture, this Supplemental Indenture or the Series AA Debentures to the contrary notwithstanding and (ii) to enforce its other rights hereunder and thereunder. Capital may not accelerate the principal amount of any Series AA Debenture unless the principal amount of all Securities is accelerated.

                       If an Event of Default  specified  in clauses (d), (e) or
             (f) above shall have occurred, the principal of and interest on the Series AA Debentures shall thereupon and concurrently become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in the Indenture, this Supplemental Indenture or the Series AA Debentures to the contrary notwithstanding.

                       If an Event of  Default  specified  in clause  (a) or (b)
             above shall have occurred and be continuing and Capital shall have failed to pay any distributions on the Common Interests when due (other than as a result of any valid extension of the interest payment period by the Issuer for the Series AA Debentures) or to pay any portion of the redemption price of the Common Interests called for redemption, then any Holder of Common Interests may, as set forth in the terms of the Common Interests, enforce directly against the Issuer Capital's right hereunder to receive payments of principal and interest on the Series AA Debentures relating to such Common Interests but only in an amount sufficient to enable Capital to pay such distributions or redemption price.

                       Except as  provided  in this  Section  2.12,  Holders  of
             Common Interests shall have no rights to enforce any obligations of the Issuer under the Indenture, this Supplemental Indenture or the Series AA Debentures.

                       On  and  after  a  Preferred   Security   Exchange,   the
             provisions of Article Five of the Indenture, including without limitation the definition of an "Event of Default", shall apply to the Series AA Debentures and this Section 2.12 shall be of no further force or effect.

                                  ARTICLE THREE

                                  MISCELLANEOUS

                       SECTION 3.1 Notices. All notices hereunder shall be deemed given by a party hereto if in writing and delivered personally or by telegram or facsimile transmission or by registered or certified mail (return receipt requested) to the other party at the following address for such party (or at such other address as shall be specified by like notice):

                       If to Capital, to:

                                 ConAgra Capital, L.C.
                                 c/o ConAgra, Inc.
                                 One ConAgra Drive
                                 Omaha, Nebraska 68102
                                 Attention: Vice President-Finance

                       If to the Issuer, to:

                                 ConAgra, Inc.
                                 One ConAgra Drive
                                 Omaha, Nebraska 68102
                                 Attention: Vice President-Finance

                       Any  notice  given  by  mail  or  telegram  or  facsimile
             transmission shall be effective when received.

                       SECTION 3.2 Assignment;  Binding Effect. The Issuer shall
             have the right at all times to assign any of its rights or obligations under the Indenture, this Supplemental Indenture and the Series AA Debentures to a direct or indirect wholly owned subsidiary of the Issuer(other than to any Managing Member); provided that, in the event of any such assignment, the Issuer shall remain jointly and severally liable for all such obligations; and provided further that in the event of an assignment prior to a Preferred Security Exchange the Issuer shall have received an opinion of nationally recognized tax counsel that such assignment shall not constitute a taxable event of the holders of Common
             Interests for federal income tax purposes. Except as otherwise provided in this Supplemental Indenture, Capital may not assign any of its rights under the Series AA Debentures without the prior written consent of the Issuer. Subject to the foregoing, the Indenture, this Supplemental Indenture and the Series AA Debentures shall be binding upon and inure to the benefit of the Issuer, Capital, the Holders from time to time of the Series AA Debentures and their respective successors and assigns. Except as provided in this Section 3.2 or elsewhere in this Supplemental Indenture, none of the Indenture, this Supplemental Indenture nor the Series AA Debentures may be assigned by either the Issuer or Capital and any assignment by the Issuer or Capital in contravention of this
             Section 3.2 shall be null and void.

                       SECTION 3.3 Governing  Law. THIS  SUPPLEMENTAL  INDENTURE
             AND THE Series AA Debentures SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                       SECTION 3.4 Counterparts. This Supplemental Indenture may
             be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                       Section 3.5 Amendments.  This Supplemental  Indenture may
             be amended as set forth in Article Eight of the Indenture. Notwithstanding the foregoing, so long as any Common Interests shall remain outstanding, (i) no amendment to the provisions of the Indenture, this Supplemental Indenture or the Series AA Debentures shall be made that adversely affects the holders of any Common Interest then outstanding, or terminate the Indenture, this Supplemental Indenture or the Series AA Debentures, without in each case the prior consent of holders of 66-2/3% of all Common Interest then outstanding, unless and until all Securities and all accrued and unpaid interest thereon (including Additional Interest, if any) shall have been paid in full and (ii) without the prior consent of holders of 100% of all Common Interests then outstanding, no amendment shall be made to the provisions of this clause (ii) of
             Section 3.5 or to (a) extend the stated maturity of the principal of any Debenture, or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or change the currency in which the principal thereof or interest thereon is payable or impair the right to institute suit for the enforcement of any payment on any Debenture when due or (b) reduce the aforesaid percentage in principal amount of Debentures of any series the consent of the holders of which is required for any such modification. Any required consent of holders of Common Interest pursuant to this Section 3.5 shall be in writing or shall be obtained at a meeting of Common Interest holders.

                       Section 3.6 Waivers.  Capital may not waive compliance or
             waive any default in compliance by the Issuer of any covenant or other term in the Indenture, this Supplemental Indenture or the Series AA Debentures without the approval of the same percentage of holders of Common Interests, obtained in the same manner, as would be required for an amendment of the Indenture, this Supplemental Indenture or the Series AA Debentures to the same effect; provided that if no approval would be required for any such amendment, then Capital may waive such compliance or default in any manner that the parties shall agree.

                       Section 3.7 Third Party Beneficiaries.  The Issuer hereby
             acknowledges that the holders from time to time of the Common Interests shall expressly be third party beneficiaries of this Supplemental Indenture.

                       Section 3.8 Amendment to  Indenture.  Pursuant to Section
             8.1 of the Indenture, Section 8.2 of the Indenture is hereby amended for purposes of any and all Securities, including without limitation the Series AA Debentures, issued under the Indenture by substituting the phrase "of not less than 66-2/3%" for the phrase "of not less than a majority" in the first clause of such Section 8.2.

                       IN WITNESS  WHEREOF,  the parties hereto have caused this
             Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date and year first above written.

                                      CONAGRA, INC.

                                      By  /s/ James P. O'Donnell
                                      Name:   James P. O'Donnell
                                      Title:  Vice President, Finance
                                                and Treasurer
             [SEAL]

             Attest:

              /s/  Sue E. Badberg
             Name:     Sue E. Badberg
             Title:    Assistant Secretary

                                      FIRST TRUST NATIONAL ASSOCIATION,
                                      as Trustee

                                      By  /s/ David G. Bluhm
                                      Name:   David H. Bluhm
                                      Title:  Vice President
             [SEAL]

             Attest:

             /s/  Frank P. Leslie
             Name:  Frank P. Leslie
             Title:  Assistant Secretary

                                                                       Exhibit A

                        [Form of Face of Series AA Debenture]


             No.


                                  ConAgra, Inc.

                           9% Series AA Debentures due 2043


                       ConAgra, Inc., a Delaware corporation (the
             "Issuer"), for value received, hereby promises to pay to
                                          or registered assigns, at the
             office or agency of the Issuer in The City of New York, the principal sum of Dollars on May 31, 1995, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, at a rate of 9% per annum accruing from April 27, 1994 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or provided for on the Series AA Debentures. To the extent allowed by law, the Issuer will also pay interest on overdue installments of principal and interest at such rate. The amount of interest payable for any full monthly interest period shall be computed on the basis of twelve 30-day months and a 360-day year and, for any period shorter than a full monthly interest period, shall be computed on the basis of the actual number of days elapsed in such period. Such interest shall be payable monthly on the last day (an "Interest Payment Date") of each calendar month, commencing on May 31, 1994 to the holder or holders of this Debenture on the relevant record date (each, a "Record Date"), which shall be one Business Day prior to the relevant Interest Payment Date. If Interest Payment Date is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (and the Record Date for such Interest Payment Date shall be one Business Day prior to the date on which payment is to be made), in each case with the same force and effect as if made on such date. If at any time following the issuance of the Common Securities, Capital shall be required to pay, with respect to its income derived from the interest payments on the Series AA Debentures, any amounts, for or on account of any taxes, duties, assessments or governmental charges of whatever nature imposed by the United States or any other taxing authority, then, in any such case, the Issuer will pay as interest such additional amounts ("Additional Interest") as may be necessary in order that the net amounts received and retained by Capital after the payment of such taxes, duties, assessments or governmental charges shall result in Capital's having such funds as it would have had in the absence of the payment of such taxes, duties, assessments or governmental charges. Notwithstanding the forgoing, the Issuer shall have the right at any time or times during the term of the Series AA Debentures, so long as the Issuer is not in default in the payment of interest under any of the Securities, to extend the interest payment period for the Series AA Debentures up to 18 months; provided that at the end of such period the Issuer shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Series AA Debentures to the extent permitted by applicable law); provided further that, during any such extended interest period, neither the Issuer nor any majority owned subsidiary of the Issuer shall pay or declare any dividends on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than payments to redeem common share purchase rights under the Issuer's shareholder rights plan dated July 10, 1986, as amended, or to declare a dividend of similar share purchase rights in the future); and provided further that any such extended interest period may only be selected with respect to the Series AA Debentures if an extended interest period of identical length is simultaneously selected for all Securities. Prior to the termination of any such extended interest payment period for the Series AA Debentures, the Issuer may further extend the interest payment period for the Series AA Debentures; provided that such extended interest payment period for the Series AA Debentures together with all such further extensions thereof, may not exceed 18 months; and provided further that any such further extended interest period may only be selected with respect to the Series AA Debentures if a further extended interest period of identical length is simultaneously selected for all Securities. Following the termination of any extended interest payment period, if the Issuer has paid all accrued and unpaid interest required by the Debentures for such period, then the Issuer shall have the right to again extend the interest payment period up to 18 months as herein described. The Issuer shall give Capital notice of its selection of any extended interest payment period one Business Day prior to the earlier of (i) the date Capital declares the related distribution, if any, to the holders of the Common Interests or (ii) the date Capital is required to give notice of the record or payment date of such related distribution, if any, to the holders of the Common Interests to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Common Interests, but in any event not less than two Business Days prior to such record date.

                       Reference  is  made  to the  further  provisions  of this
             Debenture set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

                       This  Debenture  shall not be valid or become  obligatory
             for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to below.

                       This  Debenture  is  one of a duly  authorized  issue  of
             debentures, notes, bonds or other evidences of indebtedness of the Issuer (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of March 10, 1994 and a Second Supplemental Indenture dated as of April 20, 1994 (herein collectively called the "Indenture"), duly executed and delivered by the Issuer and First Trust National Association, as Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as in the Indenture provided. This Debenture is one of a series designated as the "9% Series AA Debentures due 2043" (the "Series AA Debentures") of the Issuer, limited in aggregate principal amount to $26,600,000 (or up to $30,590,000 aggregate principal amount if and to the extent the underwriters' over-allotment option granted by the Issuer in the Underwriting Agreement is exercised).

                       In case an Event of Default with respect to the Series AA
             Debentures, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

                       The Indenture contains  provisions  permitting the Issuer
             and the Trustee, with the consent of the Holders of not less than 66-2/3% in aggregate principal amount of the Securities at the time Outstanding (as defined in the Indenture) of all series to be affected (voting as one class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series; provided, however, that no such supplemental indenture shall (i) extend the final maturity of any Security, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of any interest thereon, or impair or affect the rights of any Holder to institute suit for the payment thereof, without the consent of the Holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holder of each Security affected. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, prior to any declaration accelerating the maturity of such Securities, the Holders of a majority in aggregate principal amount Outstanding of the Securities of such series (or, in the case of certain defaults or Events of Default, all or certain series of the Securities) may on behalf of the Holders of all the Securities of such series (or all or certain series of the Securities, as the case may be) waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a continuing default in the payment of the principal of or premium, if any, or interest on any of the Securities. Any such consent or waiver by the Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and any Debenture which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Debenture or such other Debentures.

                       No reference  herein to the Indenture and no provision of
             this Debenture or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Debenture in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

                       The Series AA Debentures are issuable in registered  form
             without coupons in denominations of $25 and any integral multiple of $25 at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, notes may be exchanged for a like aggregate principal amount of Series AA Debentures of other authorized denominations.

                       Upon  not  less  than 30 nor  more  than 60  days'  prior
             notice, the Issuer shall have the right to prepay the Series AA Debentures (together with any accrued but unpaid interest, including Additional Interest, if any, on the portion being prepaid), without premium or penalty,

                       (i) in whole or in part, as the case may be, at any time on or after May 31, 1999; and

                       (ii) in whole at any time if the Issuer and Capital  have
                  been advised by independent nationally recognized legal counsel that, as a result of any change after April 20, 1994 in United States law (including the enactment or imminent enactment of any legislation, the publication of any judicial decisions or regulatory rulings or a change in the official position or in the interpretation of law or regulations), there exists more than an insubstantial risk that the Issuer will be precluded from deducting the interest on the Series AA Debentures for federal income tax purposes, all as further provided in the Indenture.

                       The Series AA  Debentures  are,  to the extent and in the
             manner provided in the Indenture, expressly subordinate and junior in right of payment of all Senior Indebtedness as provided in the Indenture, and each holder of this Debenture, by his acceptance hereof, agrees to and shall be bound by such provisions of the Indenture and authorizes and directs the Trustee in his behalf to take such action as appropriate to effectuate such subordination and appoints the Trustee his attorney-in-fact for any and all such purposes. The Indenture defines Senior Indebtedness as obligations (other than non-recourse obligations and the Securities) of, or guaranteed or assumed by, the Issuer for borrowed money (including both senior and subordinated indebtedness for borrowed money (other than the Securities)) or evidenced by bonds, debentures, notes or other similar instruments, and amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation, whether existing as of the date hereof or subsequently incurred by the Issuer.

                       Upon due presentment for registration of transfer of this
             Debenture at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, a new Debenture or Debentures of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

                       The Issuer,  the Trustee and any authorized  agent of the
             Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Debenture (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

                       No  recourse  under or upon any  obligation,  covenant or
             agreement of the Issuer in the Indenture or any indenture supplemental thereto or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

                       Terms used  herein  which are  defined  in the  Indenture
             shall  have  the  respective   meanings  assigned  thereto  in  the
             Indenture.

                  Dated:  April 27, 1994

                                      ConAgra, Inc.


                                      By______________________________



                  [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                       This is one of the  Securities  of the series  designated
             herein referred to in the within-mentioned Indenture.

                                           First Trust National
                                           Association, as Trustee

                                           By__________________________
                                                Authorized Signatory

              ==========================================================



                                    CONAGRA, INC.

                                       AND

                           FIRST TRUST NATIONAL ASSOCIATION
                                     Trustee

                             Third Supplemental Indenture

                               Dated as of June 1, 1994



                              Providing for Issuance of
                             Series B Debentures due 2043
                          in connection with the issuance by
                             ConAgra Capital, L.C. of its
                       Series B Cumulative Preferred Securities

              ==========================================================

                       THIRD    SUPPLEMENTAL    INDENTURE   (the   "Supplemental
             Indenture"), dated as of June 1, 1994, between CONAGRA, INC., a Delaware corporation (the "Issuer"), and FIRST TRUST NATIONAL ASSOCIATION, a national banking corporation (the "Trustee").

                                W I T N E S S E T H :

                       WHEREAS,  in accordance with Sections 2.1, 2.3 and 8.1 of
             the Subordinated Indenture dated as of March 10, 1994, between the Issuer and the Trustee (the "Indenture"), this Supplemental Indenture is being entered into in order to establish the form and terms of a series of Securities to be issued in connection with the issuance by ConAgra Capital, L.C., an Iowa limited liability company ("Capital"), of its Series B Adjustable Rate Cumulative Preferred Securities (the "Series B Preferred Securities");

                       WHEREAS, the Issuer has duly authorized the execution and
             delivery of this Supplemental Indenture to provide, among other things, for the authentication, delivery and administration of such series of Securities;

                       WHEREAS,  all things necessary to make this  Supplemental
             Indenture a valid supplement to Indenture according to its terms and the terms of the Indenture have been done;

                       NOW, THEREFORE:

                       In  consideration  of the premises  and the  purchases of
             such series of Securities by the holders thereof, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of such series of Securities as follows:

                                   ARTICLE ONE

                                   DEFINITIONS

                       SECTION 1.1 Certain Terms Defined in the  Indenture.  All
             capitalized terms used herein without definition shall have the meanings specified in the Indenture.

                       SECTION 1.2 Additional Terms Defined. As used in this Supplemental Indenture, the additional terms set forth below shall have the following meanings:

                       "Additional Interest" shall have the meaning set forth in
             Section 2.8 hereof.

                       "Common Interests" shall mean Common Membership Interests
             as defined in the Operating Agreement.

                       "DTC" shall mean The Depository  Trust Company as initial
             depositary of the Series B Debentures upon a Preferred Security Exchange.

                       "Event  of  Default"  shall  (a)  prior  to  a  Preferred
             Security Exchange, have the meaning set forth in Section 2.12 hereof and (b) on and after a Preferred Security Exchange, have the meaning set forth in Section 5.1 of the Indenture.

                       "Expense  Agreement"  means the  Agreement as to Expenses
             and Liabilities dated as of April 20, 1994 between the Issuer and Capital.

                       "Guarantee"  means the  Payment and  Guarantee  Agreement
             dated as of April 20, 1994, executed and delivered by the Issuer for the benefit of the holders from time to time of the Series B Preferred Securities and other Preferred Interests of Capital.

                       "Managing  Members"  means  HW Nebraska, Inc., a Nebraska
             corporation, and CP Nebraska, Inc., a Nebraska corporation, as managing members of Capital.

                       "Operating Agreement" means the Limited Liability Company
             Operating Agreement dated as of March 11, 1994 by and among the Managing Members.

                       "Preferred  Interests" means Series Preferred  Membership
             Interests as defined in the Operating Agreement.

                       "Preferred Security Exchange" means an exchange of Series
             B Debentures for Series B Preferred Securities pursuant to Section 7 of the Written Action.

                       "Underwriting Agreement" means the underwriting agreement
             dated as of June 1, 1994, among the Issuer, Capital and Smith Barney Shearson Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representatives of the several underwriters named therein.

                       "Written Action" means the Written Action of the Managing
             Members Pursuant to Section 3.02 of the Operating Agreement dated June 1, 1994, establishing the terms of the Series B Preferred Securities.

                                   ARTICLE TWO

                         ISSUANCE OF SERIES B DEBENTURES

                       SECTION 2.1 Issuance of Series B Debentures.  There shall
             be a series of Securities designated "Series B Adjustable Rate Debentures due 2043" (the "Series B Debentures") and such Series B Debentures shall have the terms set forth in this Article Two in accordance with the provisions of the Indenture and this Supplemental Indenture.

                       SECTION 2.2 Limitation on Aggregate Principal Amount. The
             aggregate principal amount of the Series B Debentures which may be authenticated and delivered shall be limited to $175,000,000.

                       SECTION 2.3 Maturity of the Series B Debentures.  Subject
             to the provisions of Sections 2.4 and 2.5, the entire principal amount of the Series B Debentures shall become due and payable, together with any accrued and unpaid interest thereon, including Additional Interest, if any, on the earlier of (a) June 30, 2043 (subject to the Issuer's right to exchange the Series B Debentures for new debentures pursuant to Section 2.6) and (b) the date upon which Capital shall be dissolved, wound-up or liquidated; provided that the parenthetical to clause (a) and the entirety of clause (b) shall be inapplicable on and after the date of any Preferred Security Exchange.

                       SECTION 2.4 Mandatory Prepayment of Series B Debentures upon redemption of Series B Preferred Securities. Notwithstanding the provisions of Section 2.3, if Capital redeems the Series B Preferred Securities in accordance with the terms thereof, the Series B Debentures pertaining to the Series B Preferred Securities shall become due and payable in a principal amount equal to the aggregate stated liquidation preference of the Series B Preferred Securities so redeemed, together with any and all accrued interest thereon, including Additional Interest, if any. Any payment pursuant to this Section 2.4 shall be made prior to 12:00 noon, New York time, on the date fixed for such redemption or at such other time on such earlier date as Capital and the Issuer shall agree.

                       SECTION 2.5 Optional Prepayment. Upon not less than 30 nor more than 60 days' prior notice, the Issuer shall have the right to prepay the Series B Debentures relating to the Series B Preferred Securities (together with any accrued but unpaid interest, including Additional Interest, if any, on the portion being prepaid), without premium or penalty,

                       (i) in whole or in part, as the case may be, at any time on or after June 30, 1999; and

                       (ii) in whole at any time if the Issuer and Capital  have
                  been advised by independent nationally recognized legal counsel that, as a result of any change after June 1, 1994 in United States law (including the enactment or imminent enactment of any legislation, the publication of any judicial decisions or regulatory rulings or a change in the official position or in the interpretation of law or regulations), there exists more than an insubstantial risk that the Issuer will be precluded from deducting the interest on the Series B Debentures for federal income tax purposes even if the Series B Preferred Securities are exchanged for the Series B Debentures pursuant to a Preferred Security Exchange.

                       SECTION 2.6 Exchange of Series B Debentures for New Debentures. Notwithstanding the provisions of Section 2.3, prior to a Preferred Security Exchange, in lieu of repaying the Series B Debentures relating to the Series B Preferred Securities when due, the Issuer may elect to exchange such Series B Debentures for new debentures with an equal aggregate principal amount issued under the Indenture with terms substantially identical to the Series B Debentures; provided that the Issuer may not so elect to exchange any Series B Debentures, unless at the time of such exchange Capital owns all of the Series B Debentures and, as determined in the judgment of the Managing Members and Capital's financial advisor (selected by the Managing Members and who shall be unaffiliated with the Issuer and shall be among the 30 largest investment banking firms, measured by total capital, in the United States at the time of such exchange), (a) the Issuer is not bankrupt, insolvent or in liquidation, (b) no Event of Default or event that with the giving of notice or the passage of time would constitute an Event of Default on any Securities pertaining to Preferred Interests of any series, has occurred and is continuing,
             (c) the Issuer has made timely payments on the Series B Debentures for the immediately preceding 18 months, (d) Capital is not in arrears on payments of distributions on the Series B Preferred Securities, (e) there is then no present reason to believe the Issuer will be unable to make timely payment of principal and interest on such new debentures, (f) such new debentures are being issued on terms, and under circumstances, that are consistent with those which a lender would then require for a loan to an unrelated party, (g) such new debentures are being issued at a rate sufficient to provide payments equal to or greater than the amount of distributions required under the Series B Preferred Securities,
             (h) such debentures are being issued for a term that is consistent with market circumstances and the Issuer's financial condition, (i) immediately prior to issuing such new debentures, the senior unsecured long-term debt of the Issuer is (or if no such debt is outstanding, would be) rated not less than BBB (or the equivalent) by Standard & Poor's Corporation and Baa1 (or the equivalent) by Moody's Investors Service, Inc. (or if either of such rating organizations is not then rating the Issuer's senior unsecured long-term debt, the equivalent of such rating by any other "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act of 1933, as amended) and any subordinated unsecured long-term debt of the Issuer or, if there is no such debt then outstanding, the Series B Preferred Securities, are rated not less than BBB- (or the equivalent) by Standard & Poor's Corporation or Baa3 (or the equivalent) by Moody's Investors Service, Inc. or the equivalent of either such rating by any other "nationally recognized statistical rating organization" and (j) such new debentures will have a final maturity no later than the one hundredth anniversary of the issuance of the Preferred Interests of the first series issued.

                       SECTION 2.7 Denomination and Interest on the Series B Debentures. (a) The Series B Debentures shall be issuable as Registered Securities in denominations of $25 and any multiple thereof.

                       (b) The Series B Debentures shall bear interest at a rate
             equal to 7.06% per annum from June 8, 1994 to and including August 31, 1994 and will bear interest for each monthly interest period thereafter at a rate per annum equal to the Applicable Interest Rate in effect for the Quarterly Period in which such interest period occurs until the principal amount of the Series B Debentures has been paid or duly made available for payment.

                  Except as provided below in this  paragraph,  the  "Applicable
             Interest Rate" for any Quarterly Period will be equal to 95% of the Effective Rate (as defined below), but not less than 5.0% per annum, or more than 10.5% per annum. The "Effective Rate" for any Quarterly Period will be equal to the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate (each as defined below) for such Quarterly Period. In the event that the Issuer determines in good faith that for any reason:

                       (i) any  one of the  Treasury  Bill  Rate,  the Ten  Year
                  Constant Maturity Rate or the Thirty Year Constant Maturity Rate cannot be determined for any Quarterly Period, then the Effective Rate for such Quarterly Period will be equal to the higher of whichever two of such rates can be so determined;

                       (ii) only one of the  Treasury  Bill  Rate,  the Ten Year
                  Constant Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any Quarterly Period, then the Effective Rate for such Quarterly Period will be equal to whichever such rate can be so determined; or

                       (iii) none of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any Quarterly Period, then the Effective Rate for the preceding Quarterly Period will be continued for such Quarterly Period.

                  Except as described  below in this  paragraph,  the  "Treasury
             Bill Rate" for each Quarterly Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period (as defined below)) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board (as defined below) during the Calendar Period immediately preceding the last ten calendar days preceding the Quarterly Period for which the interest rate on the Series B Debentures is being determined. In the event that the Federal
             Reserve Board does not publish such a weekly per annum market discount rate during any such Calendar Period, then the Treasury Bill Rate for such Quarterly Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Issuer. In the event that a per annum market discount rate for three-month U.S. Treasury bills is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such Quarterly Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for all of the U.S. Treasury bills then having remaining maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Issuer. In the event that the Issuer determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such Quarterly Period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Issuer by at least three recognized dealers in U.S. Government securities selected by the Issuer. In the event that the Issuer determines in good faith that for any reason the Issuer cannot determine the Treasury Bill Rate for any Quarterly Period as provided above in this paragraph, the Treasury Bill Rate for such Quarterly Period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Issuer by at least three recognized dealers in U.S. Government securities selected by the Issuer.

                  Except as  described  below in this  paragraph,  the "Ten Year
             Constant Maturity Rate" for each Quarterly Period will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (as defined below) (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the Quarterly Period for which the interest rate on the Series B Debentures is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such Quarterly Period will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Issuer. In the event that a per annum Ten Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such Quarterly Period will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities (as defined below)) then having remaining maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Issuer. In the event that the Issuer determines in good faith that for any reason the Issuer cannot determine the Ten Year Constant Maturity Rate for any Quarterly Period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such Quarterly Period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than twelve years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Issuer by at least three recognized dealers in U.S. Government securities selected by the Issuer.

                  Except as described below in this paragraph,  the "Thirty Year
             Constant Maturity Rate" for each Quarterly Period will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (as defined below) (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the Quarterly Period for which the interest rate on the Series B Debentures is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Quarterly Period will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Issuer. In the event that a per annum Thirty Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Quarterly Period will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having remaining maturities of not less than twenty-eight nor more than thirty years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Issuer. In the event that the Issuer determines in good faith that for any reason the Issuer cannot determine the Thirty Year Constant Maturity Rate for any Quarterly Period as provided above in this paragraph, then the Thirty Year Constant Maturity Rate for such Quarterly Period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than twenty-eight nor more than thirty years (or, in the absence of which, having maturities of not less than twenty-five years or, in the further absence of which, twenty years) from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Issuer by at least three recognized dealers in U.S. Government securities selected by the Issuer.

                  The Treasury Bill Rate,  the Ten Year  Constant  Maturity Rate
             and the Thirty Year Constant Maturity Rate will each be rounded to the nearest five hundredths of a percent.

                  The  Applicable  Interest Rate with respect to each  Quarterly
             Period will be calculated as promptly as practicable by the Issuer according to the appropriate method described above.

                  As used above,  the term  "Calendar  Period" means a period of fourteen calendar days; the term "Federal Reserve Board" means the Board of Governors of the Federal Reserve System; the term "Quarterly Period" means the three-month period ending November 30, 1994 and each three-month period ending February 28 (or February
             29), May 31, August 31, and November 30 thereafter; the term "Special Securities" means securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount; the term "Ten Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and the term "Thirty Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of thirty years).

                  To the  extent  allowed  by law,  the  Issuer  will  also  pay interest on overdue installments of interest at the rate used to compute such installments. The amount of interest payable for any full monthly interest period shall be computed on the basis of twelve 30-day months and a 360-day year and, for any period shorter than a full monthly interest period, shall be computed on the basis of the actual number of days elapsed in such period. Such interest shall be payable monthly on the last day (an "Interest Payment Date") of each calendar month, commencing on June 30, 1994 to the holder or holders of the Series B Debenture on the relevant record date (each, a "Record Date"), which shall be one Business Day prior to the relevant Interest Payment Date. If Interest Payment Date is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (and the Record Date for such Interest Payment Date shall be one Business Day prior to the date on which payment is to be made), in each case with the same force and effect as if made on such date.

                       SECTION 2.8 Additional Interest. If at any time following
             the issuance of the Series B Preferred Securities and prior to a Preferred Security Exchange, Capital shall be required to pay, with respect to its income derived from the interest payments on the Series B Debentures relating to the Series B Preferred Securities, any amounts, for or on account of any taxes, duties, assessments or governmental charges of whatever nature imposed by the United States or any other taxing authority, then, in any such case, the Issuer will pay as interest such additional amounts ("Additional Interest") as may be necessary in order that the net amounts received and retained by Capital after the payment of such taxes, duties, assessments or governmental charges shall result in Capital's having such funds as it would have had in the absence of the payment of such taxes, duties, assessments or governmental charges.

                       SECTION 2.9 Extension of Interest Period. Notwithstanding
             the provisions of Section 2.7 hereof, the Issuer shall have the right at any time or times during the term of the Series B Debentures, so long as the Issuer is not in default in the payment of interest under any of the Securities, to extend the interest payment period for the Series B Debentures up to 18 months; provided that at the end of such period the Issuer shall pay all installments of interest then accrued and unpaid (together with interest thereon at the rate used to compute such installments to the extent permitted by applicable law); provided further that, during any such extended interest period, neither the Issuer nor any majority owned subsidiary of the Issuer shall pay or declare any dividends on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than payments to redeem common share purchase rights under the Issuer's shareholder rights plan dated July 10, 1986, as amended, or to declare a dividend of similar share purchase rights in the future); and provided further that any such extended interest period may only be selected with respect to the Series B Debentures if an extended interest period of identical length is simultaneously selected for all Securities. Prior to the termination of any such extended interest payment period for the Series B Debentures, the Issuer may further extend the interest payment period for the Series B Debentures; provided that such extended interest payment period for the Series B Debentures together with all such further extensions thereof, may not exceed 18 months; and provided further that any such further extended interest period may only be selected with respect to the Series B Debentures if a further extended interest period of identical length is simultaneously selected for all Securities. Following the termination of any extended interest payment period, if the Issuer has paid all accrued and unpaid interest required by the Securities for such period, then the Issuer shall have the right to again extend the interest payment period up to 18 months as herein described. Prior to any Preferred Security Exchange, the Issuer shall give Capital notice of its selection of any extended interest payment period one Business Day prior to the earlier of (i) the date Capital declares the related distribution to holders of the Series B Preferred Securities or (ii) the date Capital is required to give notice of the record or payment date of such related distribution to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Series B Preferred Securities, but in any event not less than two Business Days prior to such record date; the Issuer shall cause Capital to give such notice of the Issuer's selection of any extended interest payment period to all holders of such Series B Preferred Securities. After any Preferred Security Exchange, the Issuer shall give the Holders of the Series B Debentures notice of its selection of any extended interest payment prior to the date it is required to give notice of the record or payment date of such interest payment to the New York Stock Exchange or other applicable self-regulatory organization, but in any event not less than two Business Days prior to such Record Date.

                       SECTION 2.10 Set-off. Notwithstanding anything to the contrary herein, prior to any Preferred Security Exchange the Issuer shall have the right to set off any payment it is otherwise required to make hereunder with and to the extent the Issuer has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

                       SECTION 2.11 Certain Covenants. (a) So long as the Series
             B Preferred Securities remain outstanding, neither the Issuer nor any majority-owned subsidiary of the Issuer shall declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Issuer's capital stock or make any guarantee payments with respect to the foregoing (other than payments under the Guarantee, payments to redeem common share purchase rights under the Issuer's shareholder rights plan dated July 10, 1986, as amended, or the declaration of a dividend of similar share purchase rights in the future) if at such time the Issuer is in default with respect to its payment obligations under the Guarantee or the Expense Agreement or there shall have occurred an Event of Default or any event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default under the Securities.

                       (b) So long as the Series B Preferred  Securities  remain
             outstanding, the Issuer shall (i) not cause or permit any Common Interests to be transferred, (ii) maintain direct or indirect ownership of all outstanding securities in Capital other than the Preferred Interests of any series and any other securities permitted to be issued by Capital that would not cause Capital to become an "investment company" under the Investment Company Act of 1940, as amended, (iii) cause at least 21% of the total value of Capital and at least 21% of all interests in the capital, income, gain, loss, deduction and credit of Capital to be represented by Common Interests, (iv) not voluntarily dissolve, windup or liquidate Capital or either of the Managing Members, (v) cause HW Nebraska, Inc. and CP Nebraska, Inc. to remain the Managing Members of Capital and timely perform all of their respective duties as Managing Members of Capital, and (vi) use reasonable efforts to cause Capital to remain a limited liability company and otherwise continue to be treated as a partnership for U.S. federal income tax purposes; provided that the Issuer may permit Capital, solely for the purpose of changing its domicile or avoiding tax consequences adverse to the Issuer, Capital or holders of Series B Preferred Securities, to consolidate or merge with or into a limited liability company or a limited partnership formed under the laws of any state of the United States of America; provided that (1) such successor limited liability company or limited partnership (x)
             expressly  assumes  all of the  obligations  of  Capital  under the
             Series B Preferred Securities and other series of Preferred Interests then outstanding or (y) substitutes for the Series B Preferred Securities and other series of Preferred Interests then outstanding other securities having substantially the same terms as the Series B Preferred Securities and such other Preferred Interests (the "Successor Securities") so long as the Successor Securities rank, with respect to participation in the profits and assets of such successor entity, at least as senior as the Series B Preferred Securities and such other Preferred Interests rank with respect to participation in the profits and assets of Capital, (2) the Issuer expressly acknowledges such successor as the holder of all of the Series B Debentures and other series of debentures issued under the Indenture then outstanding, (3) such merger or consolidation does not cause any series of Preferred Interests then outstanding to be delisted by any national securities exchange or other organization on which such series is then listed, (4) the holders of Series B Preferred Securities and such other Preferred Interests do not suffer any adverse tax consequences as a result of such merger or consolidation, (5) such merger or consolidation does not cause any Preferred Interests to be downgraded by any "nationally recognized statistical rating organization," as that term is defined by the Securities and Exchange Commission for purposes of Rule 436(g)(2) under the Securities Act of 1933, as amended, and (6) following such merger or consolidation, neither the Issuer nor such successor limited liability company or limited partnership will be an "investment company" for purposes of the Investment Company Act of 1940, as amended.

                            (c) So long as the  Series  B  Preferred  Securities
             remain outstanding, the Issuer shall not consolidate with or merge into any other Person or sell its property and assets as, or substantially as, an entirety to any Person and shall not permit any Person to merge into or consolidate with the Issuer unless (i) in case the Issuer shall consolidate with or merge into another Person or sell its properties and assets as, or substantially as, an entirety to any Person, the Person formed by such consolidation or into which the Issuer is merged or the Person which purchases the properties and assets of the Issuer as, or substantially, as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State or the District of Columbia, and shall expressly assume the Issuer's obligations under the Indenture, this Supplemental Indenture and the Series B Debentures and (ii) immediately after giving effect to the transaction no Event of Default shall have occurred and be continuing.

                            (d) So long as the  Series  B  Preferred  Securities
             remain outstanding, the provisions of Sections 2.11(b) and (c) shall remain in full force and effect notwithstanding satisfaction and discharge of the Indenture pursuant to Section 10.1 thereof.

                       SECTION  2.12 Events of Default;  Remedies.  Prior to any
             Preferred Security Exchange, "Event of Default" means any one of the following events:

                       (a) failure to pay when due any interest under any Securities, including any Additional Interest, and such failure shall continue for a period of 30 days (whether or not payment is prohibited by the provisions contained in Article Thirteen of the Indenture or otherwise); provided that a valid extension of the interest payment period by the Issuer shall not constitute a default in the payment of interest for this purpose;

                       (b) failure to pay when due any principal under any Securities (whether or not payment is prohibited by the provisions contained in Article Thirteen of the Indenture or otherwise);

                       (c) failure on the part of the Issuer duly to observe or perform any other covenant or agreement on the part of the Issuer in respect of the Securities (other than a covenant or warranty in respect of the Series B Debentures a default in the performance or breach of which is elsewhere in this Section specifically dealt with) or contained in the Indenture, this Supplemental Indenture or the Series B Debentures, and continuance of such default or breach for a period of 90 days after there as been given, by registered or certified mail, to the Issuer by the Trustee or any Holder hereof, a written notice specifying such failure or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

                       (d) the dissolution, or winding up or liquidation of Capital;

                       (e) a court having  jurisdiction  in the  premises  shall
             enter a decree or order for relief in respect of the Issuer or any Consolidated Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Issuer or any subsidiary or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                       (f)  the  Issuer  or any  Consolidated  Subsidiary  shall
             commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Issuer or any
             Consolidated Subsidiary or for any substantial part of its property, or make any general assignment for the benefit of creditors.

                       If an Event of  Default  shall  occur and be  continuing,
             then Capital will have the right (i) to declare the principal of and the interest on the Series B Debentures (including any Additional Interest and any interest subject to an extension election) and any other amounts payable under the Series B Debentures to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in the Indenture, this Supplemental Indenture or the Series B Debentures to the contrary notwithstanding and (ii) to enforce its other rights hereunder and thereunder. Capital may not accelerate the principal amount of any Series B Debenture unless the principal amount of all Securities is accelerated.

                       If an Event of Default  specified  in clauses (d), (e) or
             (f) above shall have occurred, the principal of and interest on the Series B Debentures shall thereupon and concurrently become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in the Indenture, this Supplemental Indenture or the Series B Debentures to the contrary notwithstanding.

                       If an Event of  Default  specified  in clause  (a) or (b)
             above shall have occurred and be continuing and Capital shall have failed to pay any distributions on the Series B Preferred Securities when due (other than as a result of any valid extension of the interest payment period by the Issuer for the Series B Debentures Securities) or to pay any portion of the redemption price of the Series B Preferred Securities called for redemption, then any Holder of Series B Preferred Securities may, as set forth in the terms of the Series B Preferred Securities, enforce directly against the Issuer Capital's right hereunder to receive payments of principal and interest on the Series B Debentures relating to such Series B Preferred Securities but only in an amount sufficient to enable Capital to pay such distributions or redemption price.

                       The Issuer expressly acknowledges that under the terms of
             Section 3.02(f) of the Operating Agreement and Section 9 of the Written Action, the holders of the outstanding Series B Preferred Securities together with the holder of other Preferred Interests shall in certain circumstances have the right to appoint a trustee, which trustee shall be authorized to exercise Capital's creditor rights under the Indenture, this Supplemental Indenture and the Series B Debentures and the Issuer agrees to cooperate with such trustee; provided that any trustee so appointed shall vacate office immediately in accordance with Section 3.02(f) of the Operating Agreement if all Events of Default giving rise to such right of appointment have been cured by the Issuer.

                       Except as  provided  in this  Section  2.12,  Holders  of
             Series B Preferred Securities shall have no rights to enforce any obligations of the Issuer under the Indenture, this Supplemental Indenture or the Series B Debentures.

                       On  and  after  a  Preferred   Security   Exchange,   the
             provisions of Article Five of the Indenture, including without limitation the definition of an "Event of Default", shall apply to the Series B Debentures and this Section 2.12 shall be of no further force or effect.

                       SECTION 2.13 Book-Entry-Only Issuance; The Depository Trust Company. On and after a Preferred Security Exchange, the provisions of this Section 2.13 shall apply.

                       (a) DTC,  New  York,  New  York,  will act as  securities
             depository for the Series B Debentures. The Series B Debentures will be issued as one or more global certificates only as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee). Such global certificates shall bear a legend in the following form:

                       UNLESS THIS  CERTIFICATE  IS PRESENTED  BY AN  AUTHORIZED
                  REPRESENTATIVE  OF THE DEPOSITORY  TRUST  COMPANY,  A NEW YORK
                  CORPORATION   ("DTC"),   TO  THE   ISSUER  OR  ITS  AGENT  FOR
                  REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                       THIS  DEBENTURE  IS IN GLOBAL  FORM WITHIN THE MEANING OF
                  THE INDENTURE AND SUPPLEMENTAL INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF DTC OR A NOMINEE OF DTC. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR DEBENTURES IN CERTIFICATED FORM, THIS DEBENTURE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

             or any other legend then customary for securities of a similar nature held by DTC.

                       (b) Redemption notices shall be sent to Cede & Co. If less then all of the Series B Debentures are being redeemed, such securities shall be redeemed in accordance with DTC's then current practice.

                       (c) DTC may discontinue providing its services as securities depository with respect to the Series B Debentures by giving reasonable notice to the Issuer as provided in the agreement between the Issuer and DTC. Under such circumstances, if a successor securities depository is not obtained, the Issuer at its expense shall cause certificates for Series B Debentures to be printed and delivered as promptly as practicable.

                       SECTION 2.14 Listing on the New York Stock Exchange. Following a Preferred Security Exchange, the Issuer will use its best efforts to have the Series B Debentures listed on the same exchange on which the Series B Preferred Securities are listed.

                                  ARTICLE THREE

                                  MISCELLANEOUS

                       SECTION 3.1 Notices. All notices hereunder shall be deemed given by a party hereto if in writing and delivered personally or by telegram or facsimile transmission or by registered or certified mail (return receipt requested) to the other party at the following address for such party (or at such other address as shall be specified by like notice):

                       If to Capital, to:

                                 ConAgra Capital, L.C.
                                 c/o ConAgra, Inc.
                                 One ConAgra Drive
                                 Omaha, Nebraska 68102
                                 Attention: Vice President-Finance

                       If to the Issuer, to:

                                 ConAgra, Inc.
                                 One ConAgra Drive
                                 Omaha, Nebraska 68102
                                 Attention: Vice President-Finance

                       Any  notice  given  by  mail  or  telegram  or  facsimile
             transmission shall be effective when received.

                       SECTION 3.2 Assignment;  Binding Effect. The Issuer shall
             have the right at all times to assign any of its rights or obligations under the Indenture, this Supplemental Indenture and the Series B Debentures to a direct or indirect wholly owned subsidiary of the Issuer(other than to any Managing Member); provided that, in the event of any such assignment, the Issuer shall remain jointly and severally liable for all such obligations; and provided further that in the event of an assignment prior to a Preferred Security Exchange the Issuer shall have received an opinion of nationally recognized tax counsel that such assignment shall not constitute a taxable event of the holders of Series B
             Preferred Securities for federal income tax purposes. Except as otherwise provided in this Supplemental Indenture, Capital may not assign any of its rights under the Series B Debentures without the prior written consent of the Issuer. Subject to the foregoing, the Indenture, this Supplemental Indenture and the Series B Debentures shall be binding upon and inure to the benefit of the Issuer, Capital, the Holders from time to time of the Series B Debentures and their respective successors and assigns. Except as provided in this Section 3.2 or elsewhere in this Supplemental Indenture, none of the Indenture, this Supplemental Indenture nor the Series B Debentures may be assigned by either the Issuer or Capital and any assignment by the Issuer or Capital in contravention of this
             Section 3.2 shall be null and void.

                       SECTION 3.3 Governing  Law. THIS  SUPPLEMENTAL  INDENTURE
             AND THE SERIES B DEBENTURES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                       SECTION 3.4 Counterparts. This Supplemental Indenture may
             be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                       Section 3.5 Amendments.  This Supplemental  Indenture may
             be amended as set forth in Article Eight of the Indenture. Notwithstanding the foregoing, so long as any Series B Preferred Securities shall remain outstanding, (i) no amendment to the provisions of the Indenture, this Supplemental Indenture or the Series B Debentures shall be made that adversely affects the holders of any Preferred Interests then outstanding, or terminate the Indenture, this Supplemental Indenture or the Series B Debentures, without in each case the prior consent of holders of 66-2/3% in stated liquidation preference of all Preferred Interests then outstanding, unless and until all Securities and all accrued and unpaid interest thereon (including Additional Interest, if any) shall have been paid in full and (ii) without the prior consent of holders of 100% in stated liquidation preference of all Series B Preferred Securities then outstanding, no amendment shall be made to the provisions of this clause (ii) of Section 3.5 or to (a) extend the stated maturity of the principal of any Security, or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or change the currency in which the principal thereof or interest thereon is payable or impair the right to institute suit for the enforcement of any payment on any Security when due or (b) reduce the aforesaid percentage in principal amount of Securities of any series the consent of the holders of which is required for any such modification. Any required consent of holders of Preferred Interests pursuant to this
             Section 3.5 shall be in writing or shall be obtained at a meeting of Preferred Interestholders convened in the manner specified in 3.02(e) of the Operating Agreement.

                       Section 3.6 Waivers.  Capital may not waive compliance or
             waive any default in compliance by the Issuer of any covenant or other term in the Indenture, this Supplemental Indenture or the Series B Debentures without the approval of the same percentage of holders of Preferred Interests, obtained in the same manner, as would be required for an amendment of the Indenture, this Supplemental Indenture or the Series B Debentures to the same effect; provided that if no approval would be required for any such amendment, then Capital may waive such compliance or default in any manner that the parties shall agree.

                       Section 3.7 Third Party Beneficiaries.  The Issuer hereby
             acknowledges that until a Preferred Security Exchange, the holders from time to time of the Series B Preferred Securities shall expressly be third party beneficiaries of this Supplemental Indenture.

                       Section 3.8 Amendment to  Indenture.  Pursuant to Section
             8.1 of the Indenture, Section 8.2 of the Indenture is hereby amended for purposes of any and all Securities, including without limitation the Series B Debentures, issued under the Indenture by substituting the phrase "of not less than 66-2/3%" for the phrase "of not less than a majority" in the first clause of such Section 8.2.

             IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date and year first above written.

                                      CONAGRA, INC.

                                      By:  /s/ James P. O'Donnell
                                      Name:   James P. O'Donnell
                                      Title:  Vice President, Finance
                                                and Treasurer
             [SEAL]

             Attest:

              /s/ Sue E.  Badberg
             Name:     Sue E. Badberg
             Title:    Assistant Secretary

                                      FIRST TRUST NATIONAL ASSOCIATION,
                                      as Trustee

                                      By  /s/  G. S. Kessler
                                      Name:  G. S. Kessler
                                      Title: Assistant Vice President
             [SEAL]

             Attest:

               /s/  Sheryl A. Christopherson
             Name:  Sheryl A. Christopherson
             Title: Assistant Secretary

                                                                       Exhibit A

                             [Form of Series B Debenture]



             No. 1


                                  ConAgra, Inc.

                             Series B Debentures due 2043


                       ConAgra, Inc., a Delaware corporation (the "Issuer"), for
             value received, hereby promises to pay to ConAgra Capital, L.C. or registered assigns, at the office or agency of the Issuer in The City of New York, the principal sum of $175,000,000 Dollars on June 30, 2043, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, at a rate equal to 7.06% per annum from June 8, 1994 to and including August 31, 1994 and interest for each monthly interest period thereafter at a rate per annum equal to the Applicable Interest Rate in effect for the Quarterly Period in which such interest period occurs until such principal sum is paid or duly made available for payment.

                  Except as provided below in this  paragraph,  the  "Applicable
             Interest Rate" for any Quarterly Period will be equal to 95% of the Effective Rate (as defined below), but not less than 5.0% per annum, or more than 10.5% per annum. The "Effective Rate" for any Quarterly Period will be equal to the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate (each as defined below) for such Quarterly Period. In the event that the Issuer determines in good faith that for any reason:

                       (i) any  one of the  Treasury  Bill  Rate,  the Ten  Year
                  Constant Maturity Rate or the Thirty Year Constant Maturity Rate cannot be determined for any Quarterly Period, then the Effective Rate for such Quarterly Period will be equal to the higher of whichever two of such rates can be so determined;

                       (ii) only one of the  Treasury  Bill  Rate,  the Ten Year
                  Constant Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any Quarterly Period, then the Effective Rate for such Quarterly Period will be equal to whichever such rate can be so determined; or

                       (iii) none of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any Quarterly Period, then the Effective Rate for the preceding Quarterly Period will be continued for such Quarterly Period.

                  Except as described  below in this  paragraph,  the  "Treasury
             Bill Rate" for each Quarterly Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period (as defined below)) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board (as defined below) during the Calendar Period immediately preceding the last ten calendar days preceding the Quarterly Period for which the interest rate on the Series B Debentures is being determined. In the event that the Federal
             Reserve Board does not publish such a weekly per annum market discount rate during any such Calendar Period, then the Treasury Bill Rate for such Quarterly Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Issuer. In the event that a per annum market discount rate for three-month U.S. Treasury bills is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such Quarterly Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for all of the U.S. Treasury bills then having remaining maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Issuer. In the event that the Issuer determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such Quarterly Period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Issuer by at least three recognized dealers in U.S. Government securities selected by the Issuer. In the event that the Issuer determines in good faith that for any reason the Issuer cannot determine the Treasury Bill Rate for any Quarterly Period as provided above in this paragraph, the Treasury Bill Rate for such Quarterly Period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Issuer by at least three recognized dealers in U.S. Government securities selected by the Issuer.

                  Except as  described  below in this  paragraph,  the "Ten Year
             Constant Maturity Rate" for each Quarterly Period will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (as defined below) (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the Quarterly Period for which the interest rate on the Series B Debentures is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such Quarterly Period will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Issuer. In the event that a per annum Ten Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such Quarterly Period will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities (as defined below)) then having remaining maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Issuer. In the event that the Issuer determines in good faith that for any reason the Issuer cannot determine the Ten Year Constant Maturity Rate for any Quarterly Period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such Quarterly Period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than twelve years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Issuer by at least three recognized dealers in U.S. Government securities selected by the Issuer.

                  Except as described below in this paragraph,  the "Thirty Year
             Constant Maturity Rate" for each Quarterly Period will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (as defined below) (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the Quarterly Period for which the interest rate on the Series B Debentures is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Quarterly Period will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Issuer. In the event that a per annum Thirty Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Quarterly Period will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having remaining maturities of not less than twenty-eight nor more than thirty years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Issuer. In the event that the Issuer determines in good faith that for any reason the Issuer cannot determine the Thirty Year Constant Maturity Rate for any Quarterly Period as provided above in this paragraph, then the Thirty Year Constant Maturity Rate for such Quarterly Period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than twenty-eight nor more than thirty years (or, in the absence of which, having maturities of not less than twenty-five years or, in the further absence of which, twenty years) from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Issuer by at least three recognized dealers in U.S. Government securities selected by the Issuer.

                  The Treasury Bill Rate,  the Ten Year  Constant  Maturity Rate
             and the Thirty Year Constant Maturity Rate will each be rounded to the nearest five hundredths of a percent.

                  The  Applicable  Interest Rate with respect to each  Quarterly
             Period will be calculated as promptly as practicable by the Issuer according to the appropriate method described above.

                  As used above,  the term  "Calendar  Period" means a period of fourteen calendar days; the term "Federal Reserve Board" means the Board of Governors of the Federal Reserve System; the term "Quarterly Period" means the three-month period ending November 30, 1994 and each three-month period ending February 28 (or February
             29), May 31, August 31, and November 30 thereafter; the term "Special Securities" means securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount; the term "Ten Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and the term "Thirty Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of thirty years).

                  To the  extent  allowed  by law,  the  Issuer  will  also  pay interest on overdue installments of interest at the rate used to compute such installments. The amount of interest payable for any full monthly interest period shall be computed on the basis of twelve 30-day months and a 360-day year and, for any period shorter than a full monthly interest period, shall be computed on the basis of the actual number of days elapsed in such period. Such interest shall be payable monthly on the last day (an "Interest Payment Date") of each calendar month, commencing on June 30, 1994 to the holder or holders of this Debenture on the relevant record date (each, a "Record Date"), which shall be one Business Day prior to the relevant Interest Payment Date. If Interest Payment Date is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (and the Record Date for such Interest Payment Date shall be one Business Day prior to the date on which payment is to be made), in each case with the same force and effect as if made on such date. If at any time following the issuance of the Series B Preferred Securities and prior to a Preferred Security Exchange, Capital shall be required to pay, with respect to its income derived from the interest payments on the Series B Debentures relating to the Series B Preferred Securities, any amounts, for or on account of any taxes, duties, assessments or governmental charges of whatever nature imposed by the United States or any other taxing authority, then, in any such case, the Issuer will pay as interest such additional amounts ("Additional Interest") as may be necessary in order that the net amounts received and retained by Capital after the payment of such taxes, duties, assessments or governmental charges shall result in Capital's having such funds as it would have had in the absence of the payment of such taxes, duties, assessments or governmental charges. Notwithstanding the forgoing, the Issuer shall have the right at any time or times during the term of the Series B Debentures, so long as the Issuer is not in default in the payment of interest under any of the Securities, to extend the interest payment period for the Series B Debentures up to 18 months; provided that at the end of such period the Issuer shall pay all installments of interest then accrued and unpaid (together with interest thereon at the rate used to compute such installments to the extent permitted by applicable law); provided further that, during any such extended interest period, neither the Issuer nor any majority owned subsidiary of the Issuer shall pay or declare any dividends on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than payments to redeem common share purchase rights under the Issuer's shareholder rights plan dated July 10, 1986, as amended, or to declare a dividend of similar share purchase rights in the future); and provided further that any such extended interest period may only be selected with respect to the Series B Debentures if an extended interest period of identical length is simultaneously selected for all Securities. Prior to the termination of any such extended interest payment period for the Series B Debentures, the Issuer may further extend the interest payment period for the Series B Debentures; provided that such extended interest payment period for the Series B Debentures together with all such further extensions thereof, may not exceed 18 months; and provided further that any such further extended interest period may only be selected with respect to the Series B Debentures if a further extended interest period of identical length is simultaneously selected for all Securities. Following the termination of any extended interest payment period, if the Issuer has paid all accrued and unpaid interest required by the Securities for such period, then the Issuer shall have the right to again extend the interest payment period up to 18 months as herein described. Prior to any Preferred Security Exchange, the Issuer shall give Capital notice of its selection of any extended interest payment period one Business Day prior to the earlier of (i) the date Capital declares the related distribution to the holders of the Series B Preferred Securities or (ii) the date Capital is required to give notice of the record or payment date of such related distribution to the holders of the Series B Preferred Securities to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Series B Preferred Securities, but in any event not less than two Business Days prior to such record date; the Issuer shall cause Capital to give such notice of the Issuer's selection of any extended interest payment period to all holders of such Series B Preferred Securities. After any Preferred Security Exchange, the Issuer shall give the Holders of the Series B Debentures notice of its selection of any extended interest payment prior to the date it is required to give notice of the record or payment date of such interest payment to the New York Stock Exchange or other applicable self-regulatory organization, but in any event not less than two Business Days prior to such Record Date.

                       Reference  is  made  to the  further  provisions  of this
             Debenture set forth below. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

                       This  Debenture  shall not be valid or become  obligatory
             for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse or succeeding pages hereof.

                       This  Debenture  is  one of a duly  authorized  issue  of
             debentures, notes, bonds or other evidences of indebtedness of the Issuer (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of March 10, 1994 and supplemental indentures thereto (herein collectively called the "Indenture"), duly executed and delivered by the Issuer and First Trust National Association, as Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as in the Indenture provided. This Debenture is one of a series designated as the "Series B Adjustable Rate Debentures due 2043" (the "Series B Debentures") of the Issuer, limited in aggregate principal amount to $175,000,000.

                       In case an Event of Default  with respect to the Series B
             Debentures, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

                       The Indenture contains  provisions  permitting the Issuer
             and the Trustee, with the consent of the Holders of not less than 66-2/3% in aggregate principal amount of the Securities at the time Outstanding (as defined in the Indenture) of all series to be affected (voting as one class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series; provided, however, that no such supplemental indenture shall (i) extend the final maturity of any Security, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of any interest thereon, or impair or affect the rights of any Holder to institute suit for the payment thereof, without the consent of the Holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holder of each Security affected. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, prior to any declaration accelerating the maturity of such Securities, the Holders of a majority in aggregate principal amount Outstanding of the Securities of such series (or, in the case of certain defaults or Events of Default, all or certain series of the Securities) may on behalf of the Holders of all the Securities of such series (or all or certain series of the Securities, as the case may be) waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a continuing default in the payment of the principal of or premium, if any, or interest on any of the Securities. Any such consent or waiver by the Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and any Debenture which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Debenture or such other Debentures.

                     No reference  herein to the  Indenture  and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Debenture in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

                       The Series B Debentures  are issuable in registered  form
             without coupons in denominations of $25 and any integral multiple of $25 at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, Series B Debentures may be exchanged for a like aggregate principal amount of Series B Debentures of other authorized denominations.

                       Upon  not  less  than 30 nor  more  than 60  days'  prior
             notice, the Issuer shall have the right to prepay the Series B Debentures relating to the Series B Preferred Securities (together with any accrued but unpaid interest, including Additional Interest, if any, on the portion being prepaid), without premium or penalty,

                       (i) in whole or in part, as the case may be, at any time on or after June 30, 1999; and

                       (ii) in whole at any time if the Issuer and Capital  have
                  been advised by independent nationally recognized legal counsel that, as a result of any change after June 1, 1994 in United States law (including the enactment or imminent enactment of any legislation, the publication of any judicial decisions or regulatory rulings or a change in the official position or in the interpretation of law or regulations), there exists more than an insubstantial risk that the Issuer will be precluded from deducting the interest on the Series B Debentures for federal income tax purposes even if the Series B Preferred Securities are exchanged for the Series B Debentures pursuant to a Preferred Security Exchange, all as further provided in the Indenture.

                       The  Series B  Debentures  are,  to the extent and in the
             manner provided in the Indenture, expressly subordinate and junior in right of payment of all Senior Indebtedness as provided in the Indenture, and each holder of this Debenture, by his acceptance hereof, agrees to and shall be bound by such provisions of the Indenture and authorizes and directs the Trustee in his behalf to take such action as appropriate to effectuate such subordination and appoints the Trustee his attorney-in-fact for any and all such purposes. The Indenture defines Senior Indebtedness as obligations (other than non-recourse obligations and the Securities) of, or guaranteed or assumed by, the Issuer for borrowed money (including both senior and subordinated indebtedness for borrowed money (other than the Securities)) or evidenced by bonds, debentures, notes or other similar instruments, and amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation, whether existing as of the date hereof or subsequently incurred by the Issuer.

                       Upon due presentment for registration of transfer of this
             Debenture at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, a new Debenture or Debentures of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

                       The Issuer,  the Trustee and any authorized  agent of the
             Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

                       No  recourse  under or upon any  obligation,  covenant or
             agreement of the Issuer in the Indenture or any indenture supplemental thereto or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

                       Terms used  herein  which are  defined  in the  Indenture
             shall  have  the  respective   meanings  assigned  thereto  in  the
             Indenture.

                       IN  WITNESS  WHEREOF,   ConAgra,  Inc.  has  caused  this
             instrument to be signed by facsimile by its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

                  Dated:
                                      ConAgra, Inc.

                                      By______________________________


                  [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                       This is one of the  Securities  of the series  designated
             herein referred to in the within-mentioned Indenture.

                                           First Trust National
                                           Association, as Trustee

                                           By__________________________
                                                Authorized Officer

              ==========================================================







                                    CONAGRA, INC.

                                       AND

                           FIRST TRUST NATIONAL ASSOCIATION
                                     Trustee

                          Fourth Supplemental Indenture

                               Dated as of June 1, 1994



                            Providing for Issuance of

                            Series BB Debentures due 2043
                          in connection with the issuance by
                             ConAgra Capital, L.C. of its
                                   Common Interests

              ==========================================================

                       FOURTH   SUPPLEMENTAL    INDENTURE   (the   "Supplemental
             Indenture"), dated as of June 1, 1994, between CONAGRA, INC., a Delaware corporation (the "Issuer"), and FIRST TRUST NATIONAL ASSOCIATION, a national banking corporation (the "Trustee").

                                W I T N E S S E T H :

                       WHEREAS,  in accordance with Sections 2.1, 2.3 and 8.1 of
             the Subordinated Indenture dated as of March 10, 1994, between the Issuer and the Trustee (the "Indenture"), this Supplemental Indenture is being entered into in order to establish the form and terms of a series of Securities to be issued in connection with the issuance by ConAgra Capital, L.C., an Iowa limited liability company ("Capital"), of its Common Interests (the "Common Interests");

                       WHEREAS, the Issuer has duly authorized the execution and
             delivery of this Supplemental Indenture to provide, among other things, for the authentication, delivery and administration of such series of Securities;

                       WHEREAS,  all things necessary to make this  Supplemental
             Indenture a valid supplement to Indenture according to its terms and the terms of the Indenture have been done;

                       NOW, THEREFORE:

                       In  consideration  of the premises  and the  purchases of
             such series of Securities by the holders thereof, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of such series of Securities as follows:

                                   ARTICLE ONE

                                   DEFINITIONS

                       SECTION 1.1 Certain Terms Defined in the  Indenture.  All
             capitalized terms used herein without definition shall have the meanings specified in the Indenture.

                       SECTION 1.2 Additional Terms Defined. As used in this Supplemental Indenture, the additional terms set forth below shall have the following meanings:

                       "Additional Interest" shall have the meaning set forth in
             Section 2.8 hereof.

                       "Common Interests" shall mean Common Membership Interests
             as defined in the Operating Agreement.

                       "Event  of  Default"  shall  (a)  prior  to  a  Preferred
             Security Exchange, have the meaning set forth in Section 2.12 hereof and (b) on and after a Preferred Security Exchange, have the meaning set forth in Section 5.1 of the Indenture.

                       "Expense  Agreement"  means the  Agreement as to Expenses
             and Liabilities dated as of April 20, 1994 between the Issuer and Capital.

                       "Guarantee"  means the  Payment and  Guarantee  Agreement
             dated as of April 20, 1994, executed and delivered by the Issuer for the benefit of the holders from time to time of the Common Interests and other Preferred Interests of Capital.

                       "Managing Members" means HW Nebraska, Inc., a
             Nebraska corporation, and CP Nebraska, Inc., a Nebraska corporation, as managing members of Capital.

                       "Operating Agreement" means the Limited Liability Company
             Operating Agreement dated as of March 11, 1994 by and among the Managing Members.

                       "Preferred  Interests" means Series Preferred  Membership
             Interests as defined in the Operating Agreement.

                       "Preferred Security Exchange" means an exchange of Series
             B Debentures for Series B Preferred Securities pursuant to Section 7 of the Written Action.

                       "Series   BB   Debentures"   shall  mean  the  Series  BB
             Adjustable Rate Debentures as defined in the Fourth Supplemental Indenture dated June 1, 1994.

                       "Series  B  Preferred  Securities"  shall  mean  Series B
             Adjustable Rate Cumulative Preferred Securities as defined in the Written Action.

                       "Underwriting Agreement" means the underwriting agreement
             dated as of June 1, 1994, among the Issuer, Capital and Smith Barney Shearson Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representatives of the several underwriters named therein.

                       "Written Action" means the Written Action of the Managing
             Members Pursuant to Section 3.02 of the Operating Agreement dated June 1, 1994, establishing the terms of the Preferred Interests relating to the Series BB Debentures.

                                   ARTICLE TWO

                           ISSUANCE OF SERIES BB DEBENTURES

                       SECTION 2.1 Issuance of Series BB Debentures. There shall
             be a series of Securities designated "Series BB Adjustable Rate Debentures due 2043" (the "Series BB Debentures") and such Series BB Debentures shall have the terms set forth in this Article Two in accordance with the provisions of the Indenture and this Supplemental Indenture.

                       SECTION 2.2 Limitation on Aggregate Principal Amount. The
             aggregate principal amount of the Series BB Debentures which may be authenticated and delivered shall be limited to $46,519,000.

                       SECTION 2.3 Maturity of the Series BB Debentures. Subject
             to the provisions of Sections 2.4 and 2.5, the entire principal amount of the Series BB Debentures shall become due and payable, together with any accrued and unpaid interest thereon, including Additional Interest, if any, on the earlier of (a) June 30, 2043 (subject to the Issuer's right to exchange the Series BB Debentures for new debentures pursuant to Section 2.6) and (b) the date upon which Capital shall be dissolved, wound-up or liquidated; provided that the parenthetical to clause (a) and the entirety of clause (b) shall be inapplicable on and after the date of any Preferred Security Exchange.

                       SECTION 2.4 Mandatory  Prepayment of Series BB Debentures
             upon redemption of Common Interests. Notwithstanding the provisions of Section 2.3, if Capital redeems the Preferred Interests in accordance with the terms thereof, the Series BB Debentures shall become due and payable in a principal amount together with any and all accrued interest thereon, including Additional Interest, if any. Any payment pursuant to this Section 2.4 shall be made prior to 12:00 noon, New York time, on the date fixed for such redemption or at such other time on such earlier date as Capital and the Issuer shall agree.

                       SECTION 2.5 Optional Prepayment. Upon not less than 30 nor more than 60 days' prior notice, the Issuer shall have the right to prepay the Series BB Debentures (together with any accrued but unpaid interest, including Additional Interest, if any, on the portion being prepaid), without premium or penalty,

                       (i) in whole or in part, as the case may be, at any time on or after June 30, 1999; and

                       (ii) in whole at any time if the Issuer and Capital  have
                  been advised by independent nationally recognized legal counsel that, as a result of any change after June 1, 1994 in United States law (including the enactment or imminent enactment of any legislation, the publication of any judicial decisions or regulatory rulings or a change in the official position or in the interpretation of law or regulations), there exists more than an insubstantial risk that the Issuer will be precluded from deducting the interest on the Series BB Debentures for federal income tax purposes.

                       SECTION 2.6 Exchange of Series BB Debentures for New Debentures. Notwithstanding the provisions of Section 2.3, prior to a Preferred Security Exchange, in lieu of repaying the Series BB Debentures when due, the Issuer may elect to exchange such Series BB Debentures for new debentures with an equal aggregate principal amount issued under the Indenture with terms substantially identical to the Series BB Debentures; provided that the Issuer may not so elect to exchange any Series BB Debentures, unless at the time of such exchange Capital owns all of the Series BB Debentures and, as determined in the judgment of the Managing Members and Capital's financial advisor (selected by the Managing Members and who shall be unaffiliated with the Issuer and shall be among the 30 largest investment banking firms, measured by total capital, in the United States at the time of such exchange), (a) the Issuer is not bankrupt, insolvent or in liquidation, (b) no Event of Default or event that with the giving of notice or the passage of time would constitute an Event of Default on any Securities pertaining to Preferred Interests of any series, has occurred and is continuing,
             (c) the Issuer has made timely payments on the Series BB Debentures for the immediately preceding 18 months, (d) Capital is not in arrears on payments of distributions on the Series B Preferred Securities, (e) there is then no present reason to believe the Issuer will be unable to make timely payment of principal and interest on such new debentures, (f) such new debentures are being issued on terms, and under circumstances, that are consistent with those which a lender would then require for a loan to an unrelated party, (g) such new debentures are being issued at a rate sufficient to provide payments equal to or greater than the amount of distributions required under the Common Interests, (h) such debentures are being issued for a term that is consistent with market circumstances and the Issuer's financial condition, (i) immediately prior to issuing such new debentures, the senior unsecured long-term debt of the Issuer is (or if no such debt is outstanding, would be) rated not less than BBB (or the equivalent) by Standard & Poor's Corporation and Baa1 (or the equivalent) by Moody's Investors Service, Inc. (or if either of such rating organizations is not then rating the Issuer's senior unsecured long-term debt, the equivalent of such rating by any other "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act of 1933, as amended) and any subordinated unsecured long-term debt of the Issuer or, if there is no such debt then outstanding, the Preferred Interests, are rated not less than BBB- (or the equivalent) by Standard & Poor's Corporation or Baa3 (or the equivalent) by Moody's Investors Service, Inc. or the equivalent of either such rating by any other "nationally recognized statistical rating organization" and (j) such new debentures will have a final maturity no later than the one hundredth anniversary of the issuance of the Preferred Interests of the first series issued.

                       SECTION 2.7 Denomination and Interest on the Series BB Debentures. (a) The Series BB Debentures shall be issuable as Registered Securities in denominations of $25 and any multiple thereof.

                       (b) The Series BB  Debentures  shall bear  interest  at a
             rate equal to 7.06% per annum from June 8, 1994 to and including August 31, 1994 and will bear interest for each monthly interest period thereafter at a rate per annum equal to the Applicable Interest Rate in effect for the Quarterly Period in which such interest period occurs until the principal amount of the Series B Debentures has been paid or duly made available for payment.

                  Except as provided below in this  paragraph,  the  "Applicable
             Interest Rate" for any Quarterly Period will be equal to 95% of the Effective Rate (as defined below), but not less than 5.0% per annum, or more than 10.5% per annum. The "Effective Rate" for any Quarterly Period will be equal to the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate (each as defined below) for such Quarterly Period. In the event that the Issuer determines in good faith that for any reason:

                       (i) any  one of the  Treasury  Bill  Rate,  the Ten  Year
                  Constant Maturity Rate or the Thirty Year Constant Maturity Rate cannot be determined for any Quarterly Period, then the Effective Rate for such Quarterly Period will be equal to the higher of whichever two of such rates can be so determined;

                       (ii) only one of the  Treasury  Bill  Rate,  the Ten Year
                  Constant Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any Quarterly Period, then the Effective Rate for such Quarterly Period will be equal to whichever such rate can be so determined; or

                       (iii) none of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any Quarterly Period, then the Effective Rate for the preceding Quarterly Period will be continued for such Quarterly Period.

                  Except as described  below in this  paragraph,  the  "Treasury
             Bill Rate" for each Quarterly Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period (as defined below)) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board (as defined below) during the Calendar Period immediately preceding the last ten calendar days preceding the Quarterly Period for which the interest rate on the Series BB Debenture is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum market discount rate during any such Calendar Period, then the Treasury Bill Rate for such Quarterly Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Issuer. In the event that a per annum market discount rate for three-month U.S. Treasury bills is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such Quarterly Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for all of the U.S. Treasury bills then having remaining maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Issuer. In the event that the Issuer determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such Quarterly Period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Issuer by at least three recognized dealers in U.S. Government securities selected by the Issuer. In the event that the Issuer determines in good faith that for any reason the Issuer cannot determine the Treasury Bill Rate for any Quarterly Period as provided above in this paragraph, the Treasury Bill Rate for such Quarterly Period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Issuer by at least three recognized dealers in U.S. Government securities selected by the Issuer.

                  Except as  described  below in this  paragraph,  the "Ten Year
             Constant Maturity Rate" for each Quarterly Period will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (as defined below) (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the Quarterly Period for which the interest rate on the Series BB Debenture is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such Quarterly Period will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Issuer. In the event that a per annum Ten Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such Quarterly Period will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities (as defined below)) then having remaining maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Issuer. In the event that the Issuer determines in good faith that for any reason the Issuer cannot determine the Ten Year Constant Maturity Rate for any Quarterly Period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such Quarterly Period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than twelve years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Issuer by at least three recognized dealers in U.S. Government securities selected by the Issuer.

                  Except as described below in this paragraph,  the "Thirty Year
             Constant Maturity Rate" for each Quarterly Period will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (as defined below) (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the Quarterly Period for which the interest rate on the Series BB Debenture is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Quarterly Period will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Issuer. In the event that a per annum Thirty Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Quarterly Period will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having remaining maturities of not less than twenty-eight nor more than thirty years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Issuer. In the event that the Issuer determines in good faith that for any reason the Issuer cannot determine the Thirty Year Constant Maturity Rate for any Quarterly Period as provided above in this paragraph, then the Thirty Year Constant Maturity Rate for such Quarterly Period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than twenty-eight nor more than thirty years (or, in the absence of which, having maturities of not less than twenty-five years or, in the further absence of which, twenty years) from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Issuer by at least three recognized dealers in U.S. Government securities selected by the Issuer.

                  The Treasury Bill Rate,  the Ten Year  Constant  Maturity Rate
             and the Thirty Year Constant Maturity Rate will each be rounded to the nearest five hundredths of a percent.

                  The  Applicable  Interest Rate with respect to each  Quarterly
             Period will be calculated as promptly as practicable by the Issuer according to the appropriate method described above.

                  As used above,  the term  "Calendar  Period" means a period of fourteen calendar days; the term "Federal Reserve Board" means the Board of Governors of the Federal Reserve System; the term "Quarterly Period" means the three-month period ending November 30, 1994 and each three-month period ending February 28 (or February
             29), May 31, August 31, and November 30 thereafter; the term "Special Securities" means securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount; the term "Ten Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and the term "Thirty Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of thirty years).

                  To the  extent  allowed  by law,  the  Issuer  will  also  pay interest on overdue installments of interest at the rate used to compute such installments. The amount of interest payable for any full monthly interest period shall be computed on the basis of twelve 30-day months and a 360-day year and, for any period shorter than a full monthly interest period, shall be computed on the basis of the actual number of days elapsed in such period. Such interest shall be payable monthly on the last day of each calendar month (an "Interest Payment Date") commencing on June 30, 1994 to the holder or holders of the Series BB Debenture on the relevant record date (each, a "Record Date"), which shall be one Business Day prior to the relevant Interest Payment Date. If Interest Payment Date is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (and the Record Date for such Interest Payment Date shall be one Business Day prior to the date on which payment is to be made), in each case with the same force and effect as if made on such date.

                       SECTION 2.8 Additional Interest. If at any time following
             the issuance of the Common Interests, Capital shall be required to pay, with respect to its income derived from the interest payments on the Series BB Debentures, any amounts, for or on account of any taxes, duties, assessments or governmental charges of whatever nature imposed by the United States or any other taxing authority, then, in any such case, the Issuer will pay as interest such additional amounts ("Additional Interest") as may be necessary in order that the net amounts received and retained by Capital after the payment of such taxes, duties, assessments or governmental charges shall result in Capital's having such funds as it would have had in the absence of the payment of such taxes, duties, assessments or governmental charges.

                       SECTION 2.9 Extension of Interest Period. Notwithstanding
             the provisions of Section 2.7 hereof, the Issuer shall have the right at any time or times during the term of the Series BB Debentures, so long as the Issuer is not in default in the payment of interest under any of the Securities, to extend the interest payment period for the Series BB Debentures up to 18 months; provided that at the end of such period the Issuer shall pay all installments of interest then accrued and unpaid (together with interest thereon at the rate used to compute such installments to the extent permitted by applicable law); provided further that, during any such extended interest period, neither the Issuer nor any majority owned subsidiary of the Issuer shall pay or declare any dividends on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than payments to redeem common share purchase rights under the Issuer's shareholder rights plan dated July 10, 1986, as amended, or to declare a dividend of similar share purchase rights in the future); and provided further that any such extended interest period may only be selected with respect to the Series BB Debentures if an extended interest period of identical length is simultaneously selected for all Securities. Prior to the termination of any such extended interest payment period for the Series BB Debentures, the Issuer may further extend the interest payment period for the Series BB Debentures; provided that such extended interest payment period for the Series BB Debentures together with all such further extensions thereof, may not exceed 18 months; and provided further that any such further extended interest period may only be selected with respect to the Series BB Debentures if a further extended interest period of identical length is simultaneously selected for all Securities. Following the termination of any extended interest payment period, if the Issuer has paid all accrued and unpaid interest required by the Series BB Debentures for such period, then the Issuer shall have the right to again extend the interest payment period up to 18 months as herein described. The Issuer shall give Capital notice of its selection of any extended interest payment period one Business Day prior to the earlier of (i) the date Capital declares the related distribution, if any, to holders of the Common Interests or (ii) the date Capital is required to give notice of the record or payment date of such related distribution to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Common Interests, but in any event not less than two Business Days prior to such record date.

                       SECTION 2.10 Set-off. Notwithstanding anything to the contrary herein, prior to any Preferred Security Exchange the Issuer shall have the right to set off any payment it is otherwise required to make hereunder with and to the extent the Issuer has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee provided Issuer shall not affect any set off with respect to the Series BB Debentures until all payments required under the Series BB Debentures have been made.

                       SECTION 2.11 Certain Covenants. (a) So long as the Preferred Interests remain outstanding, neither the Issuer nor any majority-owned subsidiary of the Issuer shall declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Issuer's capital stock or make any guarantee payments with respect to the foregoing (other than payments under the Guarantee, payments to redeem common share purchase rights under the Issuer's shareholder rights plan dated July 10, 1986, as amended, or the declaration of a dividend of similar share purchase rights in the future) if at such time the Issuer is in default with respect to its payment obligations under the Guarantee or the Expense Agreement or there shall have occurred an Event of Default or any event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default under the Securities.

                       (b) So long as the Preferred Interests remain outstanding, the Issuer shall (i) not cause or permit any Common Interests to be transferred, (ii) maintain direct or indirect ownership of all outstanding securities in Capital other than the Preferred Interests of any series and any other securities permitted to be issued by Capital that would not cause Capital to become an "investment company" under the Investment Company Act of 1940, as amended, (iii) cause at least 21% of the total value of Capital and at least 21% of all interests in the capital, income, gain, loss, deduction and credit of Capital to be represented by Common Interests, (iv) not voluntarily dissolve, windup or liquidate Capital or either of the Managing Members, (v) cause HW Nebraska, Inc. and CP Nebraska, Inc. to remain the Managing Members of Capital and timely perform all of their respective duties as Managing Members of Capital, and (vi) use reasonable efforts to cause Capital to remain a limited liability company and otherwise continue to be treated as a partnership for U.S. federal income tax purposes; provided that the Issuer may permit Capital, solely for the purpose of changing its domicile or avoiding tax consequences adverse to the Issuer, Capital or holders of Preferred Interests, to consolidate or merge with or into a limited liability company or a limited partnership formed under the laws of any state of the United States of America; provided that (1) such successor limited liability company or limited partnership (x) expressly assumes all of the obligations of Capital under the Common Interests and other series of Preferred Interests then outstanding or (y) substitutes for the Common Interests and any series of Preferred Interests then outstanding other securities having substantially the same terms as the Common Interests and any such Preferred Interests (the "Successor Securities") so long as the Successor Securities rank, with respect to participation in the profits and assets of such successor entity, at least as senior as the Common Interests and any such Preferred Interests rank, respectively, with respect to participation in the profits and assets of Capital, (2) the Issuer expressly acknowledges such successor as the holder of all of the Series BB Debentures and other series of debentures issued under the Indenture then outstanding, (3) such merger or consolidation does not cause any series of Preferred Interests then outstanding to be delisted by any national securities exchange or other organization on which such series is then listed, (4) the holders of Common Interests and any such Preferred Interests do not suffer any adverse tax consequences as a result of such merger or consolidation, (5) such merger or consolidation does not cause any Preferred Interests to be downgraded by any "nationally recognized statistical rating organization," as that term is defined by the Securities and Exchange Commission for purposes of Rule 436(g)(2) under the Securities Act of 1933, as amended, and (6) following such merger or consolidation, neither the Issuer nor such successor limited liability company or limited partnership will be an "investment company" for purposes of the Investment Company Act of 1940, as amended.

                            (c) So long as the Common Interests remain outstanding, the Issuer shall not consolidate with or merge into any other Person or sell its property and assets as, or substantially as, an entirety to any Person and shall not permit any Person to merge into or consolidate with the Issuer unless (i) in case the Issuer shall consolidate with or merge into another Person or sell its properties and assets as, or substantially as, an entirety to any Person, the Person formed by such consolidation or into which the Issuer is merged or the Person which purchases the properties and assets of the Issuer as, or substantially, as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State or the District of Columbia, and shall expressly assume the Issuer's obligations under the Indenture, this Supplemental Indenture and the Series BB Debentures and (ii) immediately after giving effect to the transaction no Event of Default shall have occurred and be continuing.

                            (d) So long as the  Series  B  Preferred  Securities
             remain outstanding, the provisions of Sections 2.11(b) and (c) shall remain in full force and effect notwithstanding satisfaction and discharge of the Indenture pursuant to Section 10.1 thereof.

                       SECTION  2.12 Events of Default;  Remedies.  Prior to any
             Preferred Security Exchange, "Event of Default" means any one of the following events:

                       (a) failure to pay when due any interest under any Securities, including any Additional Interest, and such failure shall continue for a period of 30 days (whether or not payment is prohibited by the provisions contained in Article Thirteen of the Indenture or otherwise); provided that a valid extension of the interest payment period by the Issuer shall not constitute a default in the payment of interest for this purpose;

                       (b) failure to pay when due any principal under any Securities (whether or not payment is prohibited by the provisions contained in Article Thirteen of the Indenture or otherwise);

                       (c) failure on the part of the Issuer duly to observe or perform any other covenant or agreement on the part of the Issuer in respect of the Securities (other than a covenant or warranty in respect of the Series BB Debentures a default in the performance or breach of which is elsewhere in this Section specifically dealt with) or contained in the Indenture, this Supplemental Indenture or the Series BB Debentures, and continuance of such default or breach for a period of 90 days after there as been given, by registered or certified mail, to the Issuer by the Trustee or any Holder hereof, a written notice specifying such failure or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

                       (d) the dissolution, or winding up or liquidation of Capital;

                       (e) a court having  jurisdiction  in the  premises  shall
             enter a decree or order for relief in respect of the Issuer or any Consolidated Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Issuer or any subsidiary or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                       (f)  the  Issuer  or any  Consolidated  Subsidiary  shall
             commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Issuer or any
             Consolidated Subsidiary or for any substantial part of its property, or make any general assignment for the benefit of creditors.

                       If an Event of  Default  shall  occur and be  continuing,
             then Capital will have the right (i) to declare the principal of and the interest on the Series BB Debentures (including any Additional Interest and any interest subject to an extension election) and any other amounts payable under the Series BB Debentures to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in the Indenture, this Supplemental Indenture or the Series BB Debentures to the contrary notwithstanding and (ii) to enforce its other rights hereunder and thereunder. Capital may not accelerate the principal amount of any Series BB Debenture unless the principal amount of all Securities is accelerated.

                       If an Event of Default  specified  in clauses (d), (e) or
             (f) above shall have occurred, the principal of and interest on the Series BB Debentures shall thereupon and concurrently become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in the Indenture, this Supplemental Indenture or the Series BB Debentures to the contrary notwithstanding.

                       If an Event of  Default  specified  in clause  (a) or (b)
             above shall have occurred and be continuing and Capital shall have failed to pay any distributions on the Common Interests when due (other than as a result of any valid extension of the interest payment period by the Issuer for the Series BB Debentures) or to pay any portion of the redemption price of the Common Interests called for redemption, then any Holder of Common Interests may, as set forth in the terms of the Common Interests, enforce directly against the Issuer Capital's right hereunder to receive payments of principal and interest on the Series BB Debentures relating to such Common Interests but only in an amount sufficient to enable Capital to pay such distributions or redemption price.

                       Except as  provided  in this  Section  2.12,  Holders  of
             Common Interests shall have no rights to enforce any obligations of the Issuer under the Indenture, this Supplemental Indenture or the Series BB Debentures.

                      On and after a Preferred Security Exchange, the provisions of Article Five of the Indenture, including without limitation the definition of an "Event of Default", shall apply to the Series BB Debentures and this Section 2.12 shall be of no further force or effect.

                                  ARTICLE THREE

                                  MISCELLANEOUS

                       SECTION 3.1 Notices. All notices hereunder shall be deemed given by a party hereto if in writing and delivered personally or by telegram or facsimile transmission or by registered or certified mail (return receipt requested) to the other party at the following address for such party (or at such other address as shall be specified by like notice):

                       If to Capital, to:

                                 ConAgra Capital, L.C.
                                 c/o ConAgra, Inc.
                                 One ConAgra Drive
                                 Omaha, Nebraska 68102
                                 Attention: Vice President-Finance

                       If to the Issuer, to:

                                 ConAgra, Inc.
                                 One ConAgra Drive
                                 Omaha, Nebraska 68102
                                 Attention: Vice President-Finance

                       Any  notice  given  by  mail  or  telegram  or  facsimile
             transmission shall be effective when received.

                       SECTION 3.2 Assignment;  Binding Effect. The Issuer shall
             have the right at all times to assign any of its rights or obligations under the Indenture, this Supplemental Indenture and the Series BB Debentures to a direct or indirect wholly owned subsidiary of the Issuer(other than to any Managing Member); provided that, in the event of any such assignment, the Issuer shall remain jointly and severally liable for all such obligations; and provided further that in the event of an assignment prior to a Preferred Security Exchange the Issuer shall have received an opinion of nationally recognized tax counsel that such assignment shall not constitute a taxable event of the holders of Common
             Interests for federal income tax purposes. Except as otherwise provided in this Supplemental Indenture, Capital may not assign any of its rights under the Series BB Debentures without the prior written consent of the Issuer. Subject to the foregoing, the Indenture, this Supplemental Indenture and the Series BB Debentures shall be binding upon and inure to the benefit of the Issuer, Capital, the Holders from time to time of the Series BB Debentures and their respective successors and assigns. Except as provided in this Section 3.2 or elsewhere in this Supplemental Indenture, none of the Indenture, this Supplemental Indenture nor the Series BB Debentures may be assigned by either the Issuer or Capital and any assignment by the Issuer or Capital in contravention of this
             Section 3.2 shall be null and void.

                       SECTION 3.3 Governing  Law. THIS  SUPPLEMENTAL  INDENTURE
             AND THE SERIES BB DEBENTURES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                       SECTION 3.4 Counterparts. This Supplemental Indenture may
             be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                       Section 3.5 Amendments.  This Supplemental  Indenture may
             be amended as set forth in Article Eight of the Indenture. Notwithstanding the foregoing, so long as any Common Interests shall remain outstanding, (i) no amendment to the provisions of the Indenture, this Supplemental Indenture or the Series BB Debentures shall be made that adversely affects the holders of any Common Interest then outstanding, or terminate the Indenture, this Supplemental Indenture or the Series BB Debentures, without in each case the prior consent of holders of 66-2/3% of all Common Interests then outstanding, unless and until all Securities and all accrued and unpaid interest thereon (including Additional Interest, if any) shall have been paid in full and (ii) without the prior consent of holders of 100% of all Common Interests then outstanding, no amendment shall be made to the provisions of this clause (ii) of Section 3.5 or to (a) extend the stated maturity of the principal of any Debenture, or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or change the currency in which the principal thereof or interest thereon is payable or impair the right to institute suit for the enforcement of any payment on any Debenture when due or (b) reduce the aforesaid percentage in principal amount of Debentures of any series the consent of the holders of which is required for any such modification. Any required consent of holders of Common Interest pursuant to this Section 3.5 shall be in writing or shall be obtained at a meeting of Common Interest holders.

                       Section 3.6 Waivers.  Capital may not waive compliance or
             waive any default in compliance by the Issuer of any covenant or other term in the Indenture, this Supplemental Indenture or the Series BB Debentures without the approval of the same percentage of holders of Common Interests, obtained in the same manner, as would be required for an amendment of the Indenture, this Supplemental Indenture or the Series BB Debentures to the same effect; provided that if no approval would be required for any such amendment, then Capital may waive such compliance or default in any manner that the parties shall agree.

                       Section 3.7 Third Party Beneficiaries.  The Issuer hereby
             acknowledges that the holders from time to time of the Common Interests shall expressly be third party beneficiaries of this Supplemental Indenture.

                       Section 3.8 Amendment to  Indenture.  Pursuant to Section
             8.1 of the Indenture, Section 8.2 of the Indenture is hereby amended for purposes of any and all Securities, including without limitation the Series BB Debentures, issued under the Indenture by substituting the phrase "of not less than 66-2/3%" for the phrase "of not less than a majority" in the first clause of such Section 8.2.

                       IN WITNESS  WHEREOF,  the parties hereto have caused this
             Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date and year first above written.

                                     CONAGRA, INC.

                                     By:  /s/ James P. O'Donnell
                                     Name:   James P. O'Donnell
                                     Title:  Vice President, Finance
                                             and Treasurer
             [SEAL]

             Attest:

               /s/ Sue E. Badberg
             Name:     Sue E. Badberg
             Title:    Assistant Secretary

                                      FIRST TRUST NATIONAL ASSOCIATION,
                                      as Trustee

                                       By:  /s/ G. S. Kessler
                                       Name:  G.S.  Kessler
                                       Title: Assistant Vice President
             [SEAL]

             Attest:

             /s/  Sheryl A. Christopherson
             Name:  Sheryl A. Christopherson
             Title: Assistant Secretary

                                                                       Exhibit A

                        [Form of Face of Series BB Debenture]


             No.


                                  ConAgra, Inc.

                          Series BB Debentures due 2043

                       ConAgra, Inc., a Delaware corporation (the "Issuer"), for
             value received, hereby promises to pay to or registered assigns, at the office or agency of the Issuer in The City of New York, the principal sum of $46,519,000 Dollars on May 31, 1995, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, at a rate equal to 7.06% per annum from June 8, 1994 to and including August 31, 1994 and interest for each monthly interest period thereafter at a rate per annum equal to the Applicable Interest Rate in effect for the Quarterly Period in which such interest period occurs until such principal sum is paid or duly made available for payment.

                  Except as provided below in this  paragraph,  the  "Applicable
             Interest Rate" for any Quarterly Period will be equal to 95% of the Effective Rate (as defined below), but not less than 5.0% per annum, or more than 10.5% per annum. The "Effective Rate" for any Quarterly Period will be equal to the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate (each as defined below) for such Quarterly Period. In the event that the Issuer determines in good faith that for any reason:

                       (i) any  one of the  Treasury  Bill  Rate,  the Ten  Year
                  Constant Maturity Rate or the Thirty Year Constant Maturity Rate cannot be determined for any Quarterly Period, then the Effective Rate for such Quarterly Period will be equal to the higher of whichever two of such rates can be so determined;

                       (ii) only one of the  Treasury  Bill  Rate,  the Ten Year
                  Constant Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any Quarterly Period, then the Effective Rate for such Quarterly Period will be equal to whichever such rate can be so determined; or

                       (iii) none of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any Quarterly Period, then the Effective Rate for the preceding Quarterly Period will be continued for such Quarterly Period.

                  Except as described  below in this  paragraph,  the  "Treasury
             Bill Rate" for each Quarterly Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period (as defined below)) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board (as defined below) during the Calendar Period immediately preceding the last ten calendar days preceding the Quarterly Period for which the interest rate on the Series BB Debentures is being determined. In the event that the Federal
             Reserve Board does not publish such a weekly per annum market discount rate during any such Calendar Period, then the Treasury Bill Rate for such Quarterly Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Issuer. In the event that a per annum market discount rate for three-month U.S. Treasury bills is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such Quarterly Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for all of the U.S. Treasury bills then having remaining maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Issuer. In the event that the Issuer determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such Quarterly Period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Issuer by at least three recognized dealers in U.S. Government securities selected by the Issuer. In the event that the Issuer determines in good faith that for any reason the Issuer cannot determine the Treasury Bill Rate for any Quarterly Period as provided above in this paragraph, the Treasury Bill Rate for such Quarterly Period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Issuer by at least three recognized dealers in U.S. Government securities selected by the Issuer.

                  Except as  described  below in this  paragraph,  the "Ten Year
             Constant Maturity Rate" for each Quarterly Period will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (as defined below) (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the Quarterly Period for which the interest rate on the Series BB Debentures is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such Quarterly Period will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Issuer. In the event that a per annum Ten Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such Quarterly Period will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities (as defined below)) then having remaining maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Issuer. In the event that the Issuer determines in good faith that for any reason the Issuer cannot determine the Ten Year Constant Maturity Rate for any Quarterly Period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such Quarterly Period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than twelve years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Issuer by at least three recognized dealers in U.S. Government securities selected by the Issuer.

                  Except as described below in this paragraph,  the "Thirty Year
             Constant Maturity Rate" for each Quarterly Period will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (as defined below) (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the Quarterly Period for which the interest rate on the Series BB Debentures is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Quarterly Period will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Issuer. In the event that a per annum Thirty Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Quarterly Period will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having remaining maturities of not less than twenty-eight nor more than thirty years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Issuer. In the event that the Issuer determines in good faith that for any reason the Issuer cannot determine the Thirty Year Constant Maturity Rate for any Quarterly Period as provided above in this paragraph, then the Thirty Year Constant Maturity Rate for such Quarterly Period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than twenty-eight nor more than thirty years (or, in the absence of which, having maturities of not less than twenty-five years or, in the further absence of which, twenty years) from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Issuer by at least three recognized dealers in U.S. Government securities selected by the Issuer.

                  The Treasury Bill Rate,  the Ten Year  Constant  Maturity Rate
             and the Thirty Year Constant Maturity Rate will each be rounded to the nearest five hundredths of a percent.

                  The  Applicable  Interest Rate with respect to each  Quarterly
             Period will be calculated as promptly as practicable by the Issuer according to the appropriate method described above.

                  As used above,  the term  "Calendar  Period" means a period of fourteen calendar days; the term "Federal Reserve Board" means the Board of Governors of the Federal Reserve System; the term "Quarterly Period" means the three-month period ending November 30, 1994 and each three-month period ending February 28 (or February
             29), May 31, August 31, and November 30 thereafter; the term "Special Securities" means securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount; the term "Ten Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and the term "Thirty Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of thirty years).

                  To the  extent  allowed  by law,  the  Issuer  will  also  pay interest on overdue installments of interest at the rate used to compute such installments. The amount of interest payable for any full monthly interest period shall be computed on the basis of twelve 30-day months and a 360-day year and, for any period shorter than a full monthly interest period, shall be computed on the basis of the actual number of days elapsed in such period. Such interest shall be payable monthly on the last day (an "Interest Payment Date") of each calendar month, commencing on May 31, 1994 to the holder or holders of this Debenture on the relevant record date (each, a "Record Date"), which shall be one Business Day prior to the relevant Interest Payment Date. If Interest Payment Date is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (and the Record Date for such Interest Payment Date shall be one Business Day prior to the date on which payment is to be made), in each case with the same force and effect as if made on such date. If at any time following the issuance of the Common Securities, Capital shall be required to pay, with respect to its income derived from the interest payments on the Series BB Debentures, any amounts, for or on account of any taxes, duties, assessments or governmental charges of whatever nature imposed by the United States or any other taxing authority, then, in any such case, the Issuer will pay as interest such additional amounts ("Additional Interest") as may be necessary in order that the net amounts received and retained by Capital after the payment of such taxes, duties, assessments or governmental charges shall result in Capital's having such funds as it would have had in the absence of the payment of such taxes, duties, assessments or governmental charges. Notwithstanding the forgoing, the Issuer shall have the right at any time or times during the term of the Series BB Debentures, so long as the Issuer is not in default in the payment of interest under any of the Securities, to extend the interest payment period for the Series BB Debentures up to 18 months; provided that at the end of such period the Issuer shall pay all installments of interest then accrued and unpaid (together with interest thereon at the rate used to compute such installments to the extent permitted by applicable law); provided further that, during any such extended interest period, neither the Issuer nor any majority owned subsidiary of the Issuer shall pay or declare any dividends on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than payments to redeem common share purchase rights under the Issuer's shareholder rights plan dated July 10, 1986, as amended, or to declare a dividend of similar share purchase rights in the future); and provided further that any such extended interest period may only be selected with respect to the Series BB Debentures if an extended interest period of identical length is simultaneously selected for all Securities. Prior to the termination of any such extended interest payment period for the Series BB Debentures, the Issuer may further extend the interest payment period for the Series BB Debentures; provided that such extended interest payment period for the Series BB Debentures together with all such further extensions thereof, may not exceed 18 months; and provided further that any such further extended interest period may only be selected with respect to the Series BB Debentures if a further extended interest period of identical length is simultaneously selected for all Securities. Following the termination of any extended interest payment period, if the Issuer has paid all accrued and unpaid interest required by the Securities for such period, then the Issuer shall have the right to again extend the interest payment period up to 18 months as herein described. The Issuer shall give Capital notice of its selection of any extended interest payment period one Business Day prior to the earlier of (i) the date Capital declares the related distribution, if any, to the holders of the Common Interests or (ii) the date Capital is required to give notice of the record or payment date of such related distribution, if any, to the holders of the Common Interests to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Common Interests, but in any event not less than two Business Days prior to such Record Date.

                       Reference  is  made  to the  further  provisions  of this
             Debenture set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

                       This  Debenture  shall not be valid or become  obligatory
             for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to below.

                       This  Debenture  is  one of a duly  authorized  issue  of
             debentures, notes, bonds or other evidences of indebtedness of the Issuer (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of March 10, 1994 and supplemental indentures thereto (herein collectively called the "Indenture"), duly executed and delivered by the Issuer and First Trust National Association, as Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as in the Indenture provided. This Debenture is one of a series designated as the "Series BB Debentures due 2043" (the "Series BB Debentures") of the Issuer, limited in aggregate principal amount to $46,519,000.

                       In case an Event of Default with respect to the Series BB
             Debentures, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

                       The Indenture contains  provisions  permitting the Issuer
             and the Trustee, with the consent of the Holders of not less than 66-2/3% in aggregate principal amount of the Securities at the time Outstanding (as defined in the Indenture) of all series to be affected (voting as one class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series; provided, however, that no such supplemental indenture shall (i) extend the final maturity of any Security, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of any interest thereon, or impair or affect the rights of any Holder to institute suit for the payment thereof, without the consent of the Holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holder of each Security affected. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, prior to any declaration accelerating the maturity of such Securities, the Holders of a majority in aggregate principal amount Outstanding of the Securities of such series (or, in the case of certain defaults or Events of Default, all or certain series of the Securities) may on behalf of the Holders of all the Securities of such series (or all or certain series of the Securities, as the case may be) waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a continuing default in the payment of the principal of or premium, if any, or interest on any of the Securities. Any such consent or waiver by the Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and any Debenture which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Debenture or such other Debentures.

                       No reference  herein to the Indenture and no provision of
             this Debenture or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Debenture in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

                       The Series BB Debentures are issuable in registered  form
             without coupons in denominations of $25 and any integral multiple of $25 at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, Series BB Debentures may be exchanged for a like aggregate principal amount of Series BB Debentures of other authorized denominations.

                       Upon  not  less  than 30 nor  more  than 60  days'  prior
             notice, the Issuer shall have the right to prepay the Series BB Debentures (together with any accrued but unpaid interest, including Additional Interest, if any, on the portion being prepaid), without premium or penalty,

                       (i) in whole or in part, as the case may be, at any time on or after June 30, 1999; and

                       (ii) in whole at any time if the Issuer and Capital  have
                  been advised by independent nationally recognized legal counsel that, as a result of any change after June 1, 1994 in United States law (including the enactment or imminent enactment of any legislation, the publication of any judicial decisions or regulatory rulings or a change in the official position or in the interpretation of law or regulations), there exists more than an insubstantial risk that the Issuer will be precluded from deducting the interest on the Series BB Debentures for federal income tax purposes, all as further provided in the Indenture.

                       The Series BB  Debentures  are,  to the extent and in the
             manner provided in the Indenture, expressly subordinate and junior in right of payment of all Senior Indebtedness as provided in the Indenture, and each holder of this Debenture, by his acceptance hereof, agrees to and shall be bound by such provisions of the Indenture and authorizes and directs the Trustee in his behalf to take such action as appropriate to effectuate such subordination and appoints the Trustee his attorney-in-fact for any and all such purposes. The Indenture defines Senior Indebtedness as obligations (other than non-recourse obligations and the Securities) of, or guaranteed or assumed by, the Issuer for borrowed money (including both senior and subordinated indebtedness for borrowed money (other than the Securities)) or evidenced by bonds, debentures, notes or other similar instruments, and amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation, whether existing as of the date hereof or subsequently incurred by the Issuer.

                       Upon due presentment for registration of transfer of this
             Debenture at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, a new Debenture or Debentures of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

                       The Issuer,  the Trustee and any authorized  agent of the
             Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

                    No  recourse  under  or upon  any  obligation,  covenant  or agreement of the Issuer in the Indenture or any indenture supplemental thereto or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

                       Terms used  herein  which are  defined  in the  Indenture
             shall  have  the  respective   meanings  assigned  thereto  in  the
             Indenture.

                  Dated:

                                      ConAgra, Inc.

                                      By______________________________


                  [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                       This is one of the  Securities  of the series  designated
             herein referred to in the within-mentioned Indenture.

                                           First Trust National
                                           Association, as Trustee

                                           By__________________________
                                                Authorized Signatory

                    ========================================



                                    CONAGRA, INC.

                                       AND

                           FIRST TRUST NATIONAL ASSOCIATION
                                     Trustee

                             Fifth Supplemental Indenture

                             Dated as of January 26, 1995



                           Providing for Issuance of 9.35%
                             Series C Debentures due 2044
                          in connection with the issuance by
                             ConAgra Capital, L.C. of its
                       Series C Cumulative Preferred Securities

                    ========================================

                       FIFTH    SUPPLEMENTAL    INDENTURE   (the   "Supplemental
             Indenture"), dated as of January 26, 1995, between CONAGRA, INC., a Delaware corporation (the "Issuer"), and FIRST TRUST NATIONAL ASSOCIATION, a national banking corporation (the "Trustee").

                                W I T N E S S E T H :

                       WHEREAS,  in accordance with Sections 2.1, 2.3 and 8.1 of
             the Subordinated Indenture dated as of March 10, 1994, between the Issuer and the Trustee (the "Indenture"), this Supplemental Indenture is being entered into in order to establish the form and terms of a series of Securities to be issued in connection with the issuance by ConAgra Capital, L.C., an Iowa limited liability company ("Capital"), of its Series C Cumulative Preferred Securities (the "Series C Preferred Securities");

                       WHEREAS, the Issuer has duly authorized the execution and
             delivery of this Supplemental Indenture to provide, among other things, for the authentication, delivery and administration of such series of Securities;

                       WHEREAS,  all things necessary to make this  Supplemental
             Indenture a valid supplement to Indenture according to its terms and the terms of the Indenture have been done;

                       NOW, THEREFORE:

                       In  consideration  of the premises  and the  purchases of
             such series of Securities by the holders thereof, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of such series of Securities as follows:

                                   ARTICLE ONE

                                   DEFINITIONS

                       SECTION 1.1 Certain Terms Defined in the  Indenture.  All
             capitalized terms used herein without definition shall have the meanings specified in the Indenture.

                       SECTION 1.2 Additional Terms Defined. As used in this Supplemental Indenture, the additional terms set forth below shall have the following meanings:

                       "Additional Interest" shall have the meaning set forth in
             Section 2.8 hereof.

                       "Common Interests" shall mean Common Membership Interests
             as defined in the Operating Agreement.

                       "DTC" shall mean The Depository  Trust Company as initial
             depositary of the Series C Debentures upon a Preferred Security Exchange.

                       "Event  of  Default"  shall  (a)  prior  to  a  Preferred
             Security Exchange, have the meaning set forth in Section 2.12 hereof and (b) on and after a Preferred Security Exchange, have the meaning set forth in Section 5.1 of the Indenture.

                       "Expense  Agreement"  means the  Agreement as to Expenses
             and Liabilities dated as of April 20, 1994, between the Issuer and Capital.

                       "Guarantee"  means the  Payment and  Guarantee  Agreement
             dated as of April 20, 1994, executed and delivered by the Issuer for the benefit of the holders from time to time of the Series C Preferred Securities and other Preferred Interests of Capital.

                       "Managing Members" means HW Nebraska, Inc., a
             Nebraska corporation, and CP Nebraska, Inc., a Nebraska corporation, as managing members of Capital.

                       "Operating Agreement" means the Limited Liability Company
             Operating Agreement dated as of March 11, 1994, by and among the Managing Members.

                       "Preferred  Interests" means Series Preferred  Membership
             Interests as defined in the Operating Agreement.

                       "Preferred Security Exchange" means an exchange of Series
             C Debentures for Series C Preferred Securities pursuant to Section 7 of the Written Action.

                       "Underwriting Agreement" means the underwriting agreement
             dated as of January 26, 1995, among the Issuer, Capital and Smith Barney Inc. as representative of the several underwriters named therein.

                       "Written Action" means the Written Action of the Managing
             Members Pursuant to Section 3.02 of the Operating Agreement dated January 26, 1995, establishing the terms of the Series C Preferred Securities.

                                   ARTICLE TWO

                         ISSUANCE OF SERIES C DEBENTURES

                       SECTION 2.1 Issuance of Series C Debentures.  There shall
             be a series of Securities designated "Series C Debentures due 2044" (the "Series C Debentures") and such Series C Debentures shall have the terms set forth in this Article Two in accordance with the provisions of the Indenture and this Supplemental Indenture.

                       SECTION 2.2 Limitation on Aggregate Principal Amount. The
             aggregate principal amount of the Series C Debentures which may be authenticated and delivered shall be limited to $250,000,000.

                       SECTION 2.3 Maturity of the Series C Debentures.  Subject
             to the provisions of Sections 2.4 and 2.5, the entire principal amount of the Series C Debentures shall become due and payable, together with any accrued and unpaid interest thereon, including Additional Interest, if any, on the earlier of (a) February 29, 2044 (subject to the Issuer's right to exchange the Series C Debentures for new debentures pursuant to Section 2.6) and (b) the date upon which Capital shall be dissolved, wound-up or liquidated; provided that the parenthetical to clause (a) and the entirety of clause (b) shall be inapplicable on and after the date of any Preferred Security Exchange.

                       SECTION 2.4 Mandatory Prepayment of Series C Debentures upon redemption of Series C Preferred Securities. Notwithstanding the provisions of Section 2.3, if Capital redeems the Series C Preferred Securities in accordance with the terms thereof, the Series C Debentures pertaining to the Series C Preferred Securities shall become due and payable in a principal equal to the aggregate stated liquidation preference of the Series C Preferred Securities so redeemed, together with any and all accrued interest thereon, including Additional Interest, if any. Any payment pursuant to this
             Section 2.4 shall be made prior to 12:00 noon, New York time, on the date fixed for such redemption or at such other time on such earlier date as Capital and the Issuer shall agree.

                       SECTION 2.5 Optional Prepayment. Upon not less than 30 nor more than 60 days' prior notice, the Issuer shall have the right to prepay the Series C Debentures relating to the Series C Preferred Securities (together with any accrued but unpaid interest, including Additional Interest, if any, on the portion being prepaid), without premium or penalty,

                       (i) in whole or in part, as the case may be, at any time on or after February 29, 2000; and

                       (ii) in whole at any time if the Issuer and Capital  have
                  been advised by independent nationally recognized legal counsel that, as a result of any change after January 26, 1995 in United States law (including the enactment or imminent enactment of any legislation, the publication of any judicial decisions or regulatory rulings or a change in the official position or in the interpretation of law or regulations), there exists more than an insubstantial risk that the Issuer will be precluded from deducting the interest on the Series C Debentures for federal income tax purposes even if the Series C Preferred Securities are exchanged for the Series C Debentures pursuant to a Preferred Security Exchange.

                       SECTION 2.6 Exchange of Series C Debentures for New Debentures. Notwithstanding the provisions of Section 2.3, prior to a Preferred Security Exchange, in lieu of repaying the Series C Debentures relating to the Series C Preferred Securities when due, the Issuer may elect to exchange such Series C Debentures for new debentures with an equal aggregate principal amount issued under the Indenture with terms substantially identical to the Series C Debentures; provided that the Issuer may not so elect to exchange any Series C Debentures, unless at the time of such exchange Capital owns all of the Series C Debentures and, as determined in the judgment of the Managing Members and Capital's financial advisor (selected by the Managing Members and who shall be unaffiliated with the Issuer and shall be among the 30 largest investment banking firms, measured by total capital, in the United States at the time of such exchange), (a) the Issuer is not bankrupt, insolvent or in liquidation, (b) no Event of Default or event that with the giving of notice or the passage of time would constitute an Event of Default on any Securities pertaining to Preferred Interests of any series, has occurred and is continuing,
             (c) the Issuer has made timely payments on the Series C Debentures for the immediately preceding 18 months, (d) Capital is not in arrears on payments of distributions on the Series C Preferred Securities, (e) there is then no present reason to believe the Issuer will be unable to make timely payment of principal and interest on such new debentures, (f) such new debentures are being issued on terms, and under circumstances, that are consistent with those which a lender would then require for a loan to an unrelated party, (g) such new debentures are being issued at a rate sufficient to provide payments equal to or greater than the amount of distributions required under the Series C Preferred Securities,
             (h) such debentures are being issued for a term that is consistent with market circumstances and the Issuer's financial condition, (i) immediately prior to issuing such new debentures, the senior unsecured long-term debt of the Issuer is (or if no such debt is outstanding, would be) rated not less than BBB (or the equivalent) by Standard & Poor's Corporation and Baa1 (or the equivalent) by Moody's Investors Service, Inc. (or if either of such rating organizations is not then rating the Issuer's senior unsecured long-term debt, the equivalent of such rating by any other "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act of 1933, as amended) and any subordinated unsecured long-term debt of the Issuer or, if there is no such debt then outstanding, the Series C Preferred Securities, are rated not less than BBB- (or the equivalent) by Standard & Poor's Corporation or Baa3 (or the equivalent) by Moody's Investors Service, Inc. or the equivalent of either such rating by any other "nationally recognized statistical rating organization" and (j) such new debentures will have a final maturity no later than the one hundredth anniversary of the issuance of the Series C Preferred Securities.

                       SECTION 2.7 Denomination and Interest on the Series C Debentures. (a) The Series C Debentures shall be issuable as Registered Securities in denominations of $25 and any multiple thereof.

                       (b) The Series C Debentures shall bear interest at a rate
             equal to 9.35% per annum from February 2, 1995 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or provided for on the Series C Debentures. To the extent allowed by law, the Issuer will also pay interest on overdue installments of interest at such rate. The amount of interest payable for any full monthly interest period shall be computed on the basis of twelve 30-day months and a 360-day year and, for any period shorter than a full monthly interest period, shall be computed on the basis of the actual number of days elapsed in such period. Such interest shall be payable monthly on the last day of each calendar month (an "Interest Payment Date") commencing on February 28, 1995 to the holder or holders of the Series C Debenture on the relevant record date (each, a "Record Date"), which shall be one Business Day prior to the relevant Interest Payment Date. If Interest Payment Date is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (and the Record Date for such Interest Payment Date shall be one Business Day prior to the date on which payment is to be made), in each case with the same force and effect as if made on such date.

                       SECTION 2.8 Additional Interest. If at any time following
             the issuance of the Series C Preferred Securities and prior to a Preferred Security Exchange, Capital shall be required to pay, with respect to its income derived from the interest payments on the Series C Debentures relating to the Series C Preferred Securities, any amounts, for or on account of any taxes, duties, assessments or governmental charges of whatever nature imposed by the United States or any other taxing authority, then, in any such case, the Issuer will pay as interest such additional amounts ("Additional Interest") as may be necessary in order that the net amounts received and retained by Capital after the payment of such taxes, duties, assessments or governmental charges shall result in Capital's having such funds as it would have had in the absence of the payment of such taxes, duties, assessments or governmental charges.

                       SECTION 2.9 Extension of Interest Period. Notwithstanding
             the provisions of Section 2.7 hereof, the Issuer shall have the right at any time or times during the term of the Series C Debentures, so long as the Issuer is not in default in the payment of interest under any of the Securities, to extend the interest payment period for the Series C Debentures up to 18 months; provided that at the end of such period the Issuer shall pay all installments of interest then accrued and unpaid (together with interest thereon at the rate specified for the Series C Debentures to the extent permitted by applicable law); provided further that, during any such extended interest period, neither the Issuer nor any majority owned subsidiary of the Issuer shall pay or declare any dividends on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than payments to redeem common share purchase rights under the Issuer's shareholder rights plan dated July 10, 1986, as amended, or to declare a dividend of similar share purchase rights in the future); and provided furtherthat any such extended interest period may only be selected with respect to the Series C Debentures if an extended interest period of identical length is simultaneously selected for all Securities. Prior to the termination of any such extended interest payment period for the Series C Debentures, the Issuer may further extend the interest payment period for the Series C Debentures; provided that such extended interest payment period for the Series C Debentures together with all such further extensions thereof, may not exceed 18 months; and provided further that any such further extended interest period may only be selected with respect to the Series C Debentures if a further extended interest period of identical length is simultaneously selected for all Securities. Following the termination of any extended interest payment period, if the Issuer has paid all accrued and unpaid interest required by the Series C Debentures for such period, then the Issuer shall have the right to again extend the interest payment period up to 18 months as herein described. Prior to any Preferred Security Exchange, the Issuer shall give Capital notice of its selection of any extended interest payment period one Business Day prior to the earlier of (i) the date Capital declares the related distribution, if any, to holders of the Common Interests or (ii) the date Capital is required to give notice of the record or payment date of such related distribution to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Series C Preferred Securities, but in any event not less than two Business Days prior to such record date; the Issuer shall cause Capital to give such notice of the Issuer's selection of any extended interest payment period to all holders of Such Series C Preferred Securities. After any Preferred Security Exchange, the Issuer shall give the Holders of the Series C Debentures notice of its selection of any extended interest payment prior to the date it is required to give notice of the record of payment date of such interest payment to the New York Stock Exchange or other applicable self-regulatory organization, but in any event not less than two Business Days prior to such Record Date.

                       SECTION 2.10 Set-off. Notwithstanding anything to the contrary herein, prior to any Preferred Security Exchange the Issuer shall have the right to set off any payment it is otherwise required to make hereunder with and to the extent the Issuer has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

                       SECTION 2.11 Certain Covenants. (a) So long as the Series
             C Preferred Securities remain outstanding, neither the Issuer nor any majority-owned subsidiary of the Issuer shall declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Issuer's capital stock or make any guarantee payments with respect to the foregoing (other than payments under the Guarantee, payments to redeem common share purchase rights under the Issuer's shareholder rights plan dated July 10, 1986, as amended, or the declaration of a dividend of similar share purchase rights in the future) if at such time the Issuer is in default with respect to its payment obligations under the Guarantee or the Expense Agreement or there shall have occurred an Event of Default or any event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default under the Securities.

                       (b) So long as the Series C Preferred  Securities  remain
             outstanding, the Issuer shall (i) not cause or permit any Common Interests to be transferred, (ii) maintain direct or indirect ownership of all outstanding securities in Capital other than the Preferred Interests of any series and any other securities permitted to be issued by Capital that would not cause Capital to become an "investment company" under the Investment Company Act of 1940, as amended, (iii) cause at least 21% of the total value of Capital and at least 21% of all interests in the capital, income, gain, loss, deduction and credit of Capital to be represented by Common Interests, (iv) not voluntarily dissolve, windup or liquidate Capital or either of the Managing Members, (v) cause HW Nebraska, Inc. and CP Nebraska, Inc. to remain the Managing Members of Capital and timely perform all of their respective duties as Managing Members of Capital, and (vi) use reasonable efforts to cause Capital to remain a limited liability company and otherwise continue to be treated as a partnership for U.S. federal income tax purposes; provided that the Issuer may permit Capital, solely for the purpose of changing its domicile or avoiding tax consequences adverse to the Issuer, Capital or holders of Series C Preferred Securities, to consolidate or merge with or into a limited liability company or a limited partnership formed under the laws of any state of the United States of America; provided that (1) such successor limited liability company or limited partnership (x)
             expressly  assumes  all of the  obligations  of  Capital  under the
             Series C Preferred Securities and other series of Preferred Interests then outstanding or (y) substitutes for the Series C Preferred Securities and any series of Preferred Interests then outstanding other securities having substantially the same terms as the Series C Preferred Securities and any such Preferred Interests (the "Successor Securities") so long as the Successor Securities rank, with respect to participation in the profits and assets of such successor entity, at least as senior as the Series C Preferred Securities and any such Preferred Interests rank, respectively, with respect to participation in the profits and assets of Capital,
             (2) the Issuer expressly acknowledges such successor as the holder of all of the Series C Debentures and other series of debentures issued under the Indenture then outstanding, (3) such merger or consolidation does not cause any series of Preferred Interests then outstanding to be delisted by any national securities exchange or other organization on which such series is then listed, (4) the holders of Series C Preferred Securities and any such Preferred Interests do not suffer any adverse tax consequences as a result of such merger or consolidation, (5) such merger or consolidation does not cause any Preferred Interests to be downgraded by any "nationally recognized statistical rating organization," as that term is defined by the Securities and Exchange Commission for purposes of Rule 436(g)(2) under the Securities Act of 1933, as amended, and (6) following such merger or consolidation, neither the Issuer nor such successor limited liability company or limited partnership will be an "investment company" for purposes of the Investment Company Act of 1940, as amended.

                            (c) So long as the  Series  C  Preferred  Securities
             remain outstanding, the Issuer shall not consolidate with or merge into any other Person or sell its property and assets as, or substantially as, an entirety to any Person and shall not permit any Person to merge into or consolidate with the Issuer unless (i) in case the Issuer shall consolidate with or merge into another Person or sell its properties and assets as, or substantially as, an entirety to any Person, the Person formed by such consolidation or into which the Issuer is merged or the Person which purchases the properties and assets of the Issuer as, or substantially, as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State or the District of Columbia, and shall expressly assume the Issuer's obligations under the Indenture, this Supplemental Indenture and the Series C Debentures and (ii) immediately after giving effect to the transaction no Event of Default shall have occurred and be continuing.

                            (d) So long as the  Series  C  Preferred  Securities
             remain outstanding, the provisions of Sections 2.11(b) and (c) shall remain in full force and effect notwithstanding satisfaction and discharge of the Indenture pursuant to Section 10.1 thereof.

                       SECTION  2.12 Events of Default;  Remedies.  Prior to any
             Preferred Security Exchange, "Event of Default" means any one of the following events:

                       (a) failure to pay when due any interest under any Securities, including any Additional Interest, and such failure shall continue for a period of 30 days (whether or not payment is prohibited by the provisions contained in Article Thirteen of the Indenture or otherwise); provided that a valid extension of the interest payment period by the Issuer shall not constitute a default in the payment of interest for this purpose;

                       (b) failure to pay when due any principal under any Securities (whether or not payment is prohibited by the provisions contained in Article Thirteen of the Indenture or otherwise);

                       (c) failure on the part of the Issuer duly to observe or perform any other covenant or agreement on the part of the Issuer in respect of the Securities (other than a covenant or warranty in respect of the Series C Debentures a default in the performance or breach of which is elsewhere in this Section specifically dealt with) or contained in the Indenture, this Supplemental Indenture or the Series C Debentures, and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Issuer by the Trustee or any Holder hereof, a written notice specifying such failure or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

                       (d) the dissolution, or winding up or liquidation of Capital;

                       (e) a court having  jurisdiction  in the  premises  shall
             enter a decree or order for relief in respect of the Issuer or any Consolidated Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Issuer or any subsidiary or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                       (f)  the  Issuer  or any  Consolidated  Subsidiary  shall
             commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Issuer or any
             Consolidated Subsidiary or for any substantial part of its property, or make any general assignment for the benefit of creditors.

                       If an Event of  Default  shall  occur and be  continuing,
             then Capital will have the right (i) to declare the principal of and the interest on the Series C Debentures (including any Additional Interest and any interest subject to an extension election) and any other amounts payable under the Series C Debentures to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in the Indenture, this Supplemental Indenture or the Series C Debentures to the contrary notwithstanding and (ii) to enforce its other rights hereunder and thereunder. Capital may not accelerate the principal amount of any Series C Debenture unless the principal amount of all Securities is accelerated.

                       If an Event of Default  specified  in clauses (d), (e) or
             (f) above shall have occurred, the principal of and interest on the Series C Debentures shall thereupon and concurrently become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in the Indenture, this Supplemental Indenture or the Series C Debentures to the contrary notwithstanding.

                       If an Event of  Default  specified  in clause  (a) or (b)
             above shall have occurred and be continuing and Capital shall have failed to pay any distributions on the Series C Preferred Securities when due (other than as a result of any valid extension of the interest payment period by the Issuer for the Series C Debentures) or to pay any portion of the redemption price of the Series C Preferred Securities called for redemption, then any Holder of Series C Preferred Securities may, as set forth in the terms of the Series C Preferred Securities, enforce directly against the Issuer Capital's right hereunder to receive payments of principal and interest on the Series C Debentures relating to such Series C Preferred Interests but only in an amount sufficient to enable Capital to pay such distributions or redemption price.

                       The Issuer expressly acknowledges that under the terms of
             Section 3.02(f) of the Operating Agreement and Section 9 of the Written Action, the holders of the outstanding Series C Preferred Securities together with the holder of other Preferred Interests shall in certain circumstances have the right to appoint a trustee, which trustee shall be authorized to exercise Capital's creditor rights under the Indenture, this Supplemental Indenture and the Series C Debentures and the Issuer agrees to cooperate with such trustee; provided that any trustee so appointed shall vacate office immediately in accordance with Section 3.02(f) of the Operating Agreement if all Events of Default giving rise to such right of appointment have been cured by the Issuer.

                       Except as  provided  in this  Section  2.12,  Holders  of
             Series C Preferred Interests shall have no rights to enforce any obligations of the Issuer under the Indenture, this Supplemental Indenture or the Series C Debentures.

                       On  and  after  a  Preferred   Security   Exchange,   the
             provisions of Article Five of the Indenture, including without limitation the definition of an "Event of Default", shall apply to the Series C Debentures and this Section 2.12 shall be of no further force or effect.

                       SECTION 2.13 Book-Entry-Only Issuance; The Depository Trust Company. On and after a Preferred Security Exchange, the provisions of this Section 2.13 shall apply.

                       (a) DTC,  New  York,  New  York,  will act as  securities
             depository for the Series C Debentures. The Series C Debentures will be issued as one or more global certificates only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). Such global certificates shall bear a legend in the following form:

                       UNLESS THIS  CERTIFICATE  IS PRESENTED  BY AN  AUTHORIZED
                  REPRESENTATIVE  OF THE DEPOSITORY  TRUST  COMPANY,  A NEW YORK
                  CORPORATION   ("DTC"),   TO  THE   ISSUER  OR  ITS  AGENT  FOR
                  REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                       THIS  DEBENTURE  IS IN GLOBAL  FORM WITHIN THE MEANING OF
                  THE INDENTURE AND SUPPLEMENTAL INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF DTC OR A NOMINEE OF DTC. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR DEBENTURES IN CERTIFICATED FORM, THIS DEBENTURE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

             or any other legend then customary for securities of a similar nature held by DTC.

                       (b) Redemption notices shall be sent to Cede & Co. If less than all of the Series C Debentures are being redeemed, such securities shall be redeemed in accordance with DTC's then current practice.

                       (c) DTC may discontinue providing its services as securities depository with respect to the Series C Debentures by giving reasonable notice to the Issuer as provided in the agreement between the Issuer and DTC. Under such circumstances, if a successor securities depository is not obtained, the Issuer at its expense shall cause certificates for Series C Debentures to be printed and delivered as promptly as practicable.

                       SECTION 2.14 Listing on the New York Stock Exchange. Following a Preferred Security Exchange, the Issuer will use its best efforts to have the Series C Debentures listed on the same exchange on which the Series C Preferred Securities are listed.

                                  ARTICLE THREE

                                  MISCELLANEOUS

                       SECTION 3.1 Notices. All notices hereunder shall be deemed given by a party hereto if in writing and delivered personally or by telegram or facsimile transmission or by registered or certified mail (return receipt requested) to the other party at the following address for such party (or at such other address as shall be specified by like notice):

                       If to Capital, to:

                                 ConAgra Capital, L.C.
                                 c/o ConAgra, Inc.
                                 One ConAgra Drive
                                 Omaha, Nebraska 68102
                                 Attention: Vice President-Finance

                       If to the Issuer, to:

                                 ConAgra, Inc.
                                 One ConAgra Drive
                                 Omaha, Nebraska 68102
                                 Attention: Vice President-Finance

                       Any  notice  given  by  mail  or  telegram  or  facsimile
             transmission shall be effective when received.

                       SECTION 3.2 Assignment;  Binding Effect. The Issuer shall
             have the right at all times to assign any of its rights or obligations under the Indenture, this Supplemental Indenture and the Series C Debentures to a direct or indirect wholly owned subsidiary of the Issuer (other than to any Managing Member); provided that, in the event of any such assignment, the Issuer shall remain jointly and severally liable for all such obligations; and provided further that in the event of an assignment prior to a Preferred Security Exchange the Issuer shall have received an opinion of nationally recognized tax counsel that such assignment shall not constitute a taxable event of the holders of Series C
             Preferred Securities for federal income tax purposes. Except as otherwise provided in this Supplemental Indenture, Capital may not assign any of its rights under the Series C Debentures without the prior written consent of the Issuer. Subject to the foregoing, the Indenture, this Supplemental Indenture and the Series C Debentures shall be binding upon and inure to the benefit of the Issuer, Capital, the Holders from time to time of the Series C Debentures and their respective successors and assigns. Except as provided in this Section 3.2 or elsewhere in this Supplemental Indenture, none of the Indenture, this Supplemental Indenture nor the Series C Debentures may be assigned by either the Issuer or Capital and any assignment by the Issuer or Capital in contravention of this
             Section 3.2 shall be null and void.

                       SECTION 3.3 Governing  Law. THIS  SUPPLEMENTAL  INDENTURE
             AND THE SERIES C DEBENTURES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                       SECTION 3.4 Counterparts. This Supplemental Indenture may
             be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                       Section 3.5 Amendments.  This Supplemental  Indenture may
             be amended as set forth in Article Eight of the Indenture. Notwithstanding the foregoing, so long as any Series C Preferred Securities shall remain outstanding, (i) no amendment to the provisions of the Indenture, this Supplemental Indenture or the Series C Debentures shall be made that adversely affects the holders of any Series C Preferred Securities then outstanding, or terminate the Indenture, this Supplemental Indenture or the Series C Debentures, without in each case the prior consent of holders of 66-2/3% in stated liquidation preference of all Series C Preferred Securities then outstanding, unless and until all Securities and all accrued and unpaid interest thereon (including Additional Interest, if any) shall have been paid in full and (ii) without the prior consent of holders of 100% in stated liquidation preference of all Series C Preferred Securities then outstanding, no amendment shall be made to the provisions of this clause (ii) of Section 3.5 or to (a) extend the stated maturity of the principal of any Debenture, or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or change the currency in which the principal thereof or interest thereon is payable or impair the right to institute suit for the enforcement of any payment on any Debenture when due or (b) reduce the aforesaid percentage in principal amount of Debentures of any series the consent of the holders of which is required for any such modification. Any required consent of holders of Series C Preferred Securities pursuant to this Section 3.5 shall be in writing or shall be obtained at a meeting of Series C Preferred Securities holders convened in the manner specified in 3.02(e) of the Operating Agreement.

                       Section 3.6 Waivers.  Capital may not waive compliance or
             waive any default in compliance by the Issuer of any covenant or other term in the Indenture, this Supplemental Indenture or the Series C Debentures without the approval of the same percentage of holders of Series C Preferred Securities, obtained in the same manner, as would be required for an amendment of the Indenture, this Supplemental Indenture or the Series C Debentures to the same effect; provided that if no approval would be required for any such amendment, then Capital may waive such compliance or default in any manner that the parties shall agree.

                       Section 3.7 Third Party Beneficiaries.  The Issuer hereby
             acknowledges that the holders from time to time of the Series C Preferred Securities shall expressly be third party beneficiaries of this Supplemental Indenture.

                       Section 3.8 Amendment to  Indenture.  Pursuant to Section
             8.1 of the Indenture, Section 8.2 of the Indenture is hereby amended for purposes of any and all Securities, including without limitation the Series C Debentures, issued under the Indenture by substituting the phrase "of not less than 66-2/3%" for the phrase "of not less than a majority" in the first clause of such Section 8.2.

                       IN WITNESS  WHEREOF,  the parties hereto have caused this
             Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date and year first above written.

                                         CONAGRA, INC.

                                         By:    /s/ J.P. O'Donnell
                                         Name:  J. P. O'Donnell
                                         Title:  Vice President, Finance
                                                   and Treasurer
             [SEAL]

             Attest:  /s/ Sue E. Badberg
             Name:     Sue E. Badberg
             Title:    Assistant Secretary

                                                FIRST TRUST NATIONAL
                                                ASSOCIATION, as Trustee

                                                By:    /s/ David H. Bluhm
                                                Name:  David H. Bluhm
                                                Title: Vice President
             [SEAL]

             Attest:  /s/ K. Barrett
             Name:     Kathe Barrett
             Title:    Assoc. Admin.

                                                                       Exhibit A

                         [Form of Face of Series C Debenture]
             No.


                                  ConAgra, Inc.

                             Series C Debentures due 2044


                       ConAgra, Inc., a Delaware corporation (the "Issuer"), for
             value received, hereby promises to pay to ConAgra Capital, L.C. or registered assigns, at the office or agency of the Issuer in The City of New York, the principal sum of $250,000,000 Dollars on February 29, 2044, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, at a rate equal to 9.35% per annum accruing from February 2, 1995 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or provided for on the Series C Debentures. To the extent allowed by law, the Issuer will also pay interest on overdue installments of interest at such rate. The amount of interest payable for any full monthly interest period shall be computed on the basis of twelve 30-day months and a 360-day year and, for any period shorter than a full monthly interest period, shall be computed on the basis of the actual number of days elapsed in such period. Such interest shall be payable monthly on the last day (an "Interest Payment Date") of each calendar month, commencing on February 28, 1995 to the holder or holders of this Debenture on the relevant record date (each, a "Record Date"), which shall be one Business Day prior to the relevant Interest Payment Date. If Interest Payment Date is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (and the Record Date for such Interest Payment Date shall be one Business Day prior to the date on which payment is to be made), in each case with the same force and effect as if made on such date. If at any time following the issuance of the Common Securities, Capital shall be required to pay, with respect to its income derived from the interest payments on the Series C Debentures, any amounts, for or on account of any taxes, duties, assessments or governmental charges of whatever nature imposed by the United States or any other taxing authority, then, in any such case, the Issuer will pay as interest such additional amounts ("Additional Interest") as may be necessary in order that the net amounts received and retained by Capital after the payment of such taxes, duties, assessments or governmental charges shall result in Capital's having such funds as it would have had in the absence of the payment of such taxes, duties, assessments or governmental charges. Notwithstanding the forgoing, the Issuer shall have the right at any time or times during the term of the Series C Debentures, so long as the Issuer is not in default in the payment of interest under any of the Securities, to extend the interest payment period for the Series C Debentures up to 18 months; provided that at the end of such period the Issuer shall pay all installments of interest then accrued and unpaid (together with interest thereon at the rate specified for the Series C Debentures to the extent permitted by applicable law); provided further that, during any such extended interest period, neither the Issuer nor any majority owned subsidiary of the Issuer shall pay or declare any dividends on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than payments to redeem common share purchase rights under the Issuer's shareholder rights plan dated July 10, 1986, as amended, or to declare a dividend of similar share purchase rights in the future); and provided further that any such extended interest period may only be selected with respect to the Series C Debentures if an extended interest period of identical length is simultaneously selected for all Securities. Prior to the termination of any such extended interest payment period for the Series C Debentures, the Issuer may further extend the interest payment period for the Series C Debentures; provided that such extended interest payment period for the Series C Debentures together with all such further extensions thereof, may not exceed 18 months; and provided further that any such further extended interest period may only be selected with respect to the Series C Debentures if a further extended interest period of identical length is simultaneously selected for all Securities. Following the termination of any extended interest payment period, if the Issuer has paid all accrued and unpaid interest required by the Securities for such period, then the Issuer shall have the right to again extend the interest payment period up to 18 months as herein described. Prior to any Preferred Security Exchange, the Issuer shall give Capital notice of its selection of any extended interest payment period one Business Day prior to the earlier of (i) the date Capital declares the related distribution, if any, to the holders of the Series C Preferred Securities or (ii) the date Capital is required to give notice of the record or payment date of such related distribution, if any, to the holders of the Series C Preferred Securities to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Series C Preferred Securities, but in any event not less than two Business Days prior to such Record Date; the Issuer shall cause Capital to give such notice of the Issuer's selection of any extended interest payment period to all holders of such Series C Preferred Securities. After any Preferred Security Exchange, the Issuer shall give the Holders of the Series C Debentures notice of its selection of any extended interest payment prior to the date it is required to give notice of the record or payment date of such interest payment to the New York Stock Exchange or other applicable self-regulatory organization, but in any event not less than two Business Days prior to such Record Date.

                       Reference  is  made  to the  further  provisions  of this
             Debenture set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

                       This  Debenture  shall  not be valid or become obligatory
             for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to below.

                       This  Debenture  is  one of a duly  authorized  issue  of
             debentures, notes, bonds or other evidences of indebtedness of the Issuer (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of March 10, 1994 and supplemental indentures thereto (herein collectively called the "Indenture"), duly executed and delivered by the Issuer and First Trust National Association, as Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as in the Indenture provided. This Debenture is one of a series designated as the "Series C Debentures due 2044" (the "Series C Debentures") of the Issuer, limited in aggregate principal amount to $250,000,000.

                       In case an Event of Default  with respect to the Series C
             Debentures, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

                       The Indenture contains  provisions  permitting the Issuer
             and the Trustee, with the consent of the Holders of not less than 66-2/3% in aggregate principal amount of the Securities at the time Outstanding (as defined in the Indenture) of all series to be affected (voting as one class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series; provided, however, that no such supplemental indenture shall (i) extend the final maturity of any Security, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of any interest thereon, or impair or affect the rights of any Holder to institute suit for the payment thereof, without the consent of the Holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holder of each Security affected. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, prior to any declaration accelerating the maturity of such Securities, the Holders of a majority in aggregate principal amount Outstanding of the Securities of such series (or, in the case of certain defaults or Events of Default, all or certain series of the Securities) may on behalf of the Holders of all the Securities of such series (or all or certain series of the Securities, as the case may be) waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a continuing default in the payment of the principal of or premium, if any, or interest on any of the Securities. Any such consent or waiver by the Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and any Debenture which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Debenture or such other Debentures.

                       No reference  herein to the Indenture and no provision of
             this Debenture or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Debenture in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

                       The Series C Debentures  are issuable in registered  form
             without coupons in denominations of $25 and any integral multiple of $25 at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, Series C Debentures may be exchanged for a like aggregate principal amount of Series C Debentures of other authorized denominations.

                       Upon  not  less  than 30 nor  more  than 60  days'  prior
             notice, the Issuer shall have the right to prepay the Series C Debentures (together with any accrued but unpaid interest, including Additional Interest, if any, on the portion being prepaid), without premium or penalty,

                       (i) in whole or in part, as the case may be, at any time on or after February 29, 2000; and

                       (ii) in whole at any time if the Issuer and Capital  have
                  been advised by independent nationally recognized legal counsel that, as a result of any change after January 26, 1995 in United States law (including the enactment or imminent enactment of any legislation, the publication of any judicial decisions or regulatory rulings or a change in the official position or in the interpretation of law or regulations), there exists more than an insubstantial risk that the Issuer will be precluded from deducting the interest on the Series C Debentures for federal income tax purposes, even if the Series C Preferred Securities are exchanged for the Series C Debentures pursuant to a Preferred Security Exchange, all as further provided in the Indenture.

                       The  Series C  Debentures  are,  to the extent and in the
             manner provided in the Indenture, expressly subordinate and junior in right of payment of all Senior Indebtedness as provided in the Indenture, and each holder of this Debenture, by his acceptance hereof, agrees to and shall be bound by such provisions of the Indenture and authorizes and directs the Trustee in his behalf to take such action as appropriate to effectuate such subordination and appoints the Trustee his attorney-in-fact for any and all such purposes. The Indenture defines Senior Indebtedness as obligations (other than non-recourse obligations and the Securities) of, or guaranteed or assumed by, the Issuer for borrowed money (including both senior and subordinated indebtedness for borrowed money (other than the Securities)) or evidenced by bonds, debentures, notes or other similar instruments, and amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation, whether existing as of the date hereof or subsequently incurred by the Issuer.

                       Upon due presentment for registration of transfer of this
             Debenture at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, a new Debenture or Debentures of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

                       The Issuer,  the Trustee and any authorized  agent of the
             Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

                       No  recourse  under or upon any  obligation,  covenant or
             agreement of the Issuer in the Indenture or any indenture supplemental thereto or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

                       Terms used  herein  which are  defined  in the  Indenture
             shall  have  the  respective   meanings  assigned  thereto  in  the
             Indenture.

                 Dated:  February 2, 1995

                                          ConAgra, Inc.

                                          By______________________________


                  [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                       This is one of the  Securities  of the series  designated
             herein referred to in the within-mentioned Indenture.

                                           First Trust National
                                           Association, as Trustee

                                           By__________________________
                                                Authorized Signatory

                    ========================================



                                    CONAGRA, INC.

                                       AND

                           FIRST TRUST NATIONAL ASSOCIATION
                                     Trustee

                             Sixth Supplemental Indenture

                             Dated as of January 26, 1995



                         Providing for Issuance of 9.35%

                            Series CC Debentures due 2044
                          in connection with the issuance by
                             ConAgra Capital, L.C. of its
                                   Common Interests

                    ========================================

                       SIXTH    SUPPLEMENTAL    INDENTURE   (the   "Supplemental
             Indenture"), dated as of January 26, 1995, between CONAGRA, INC., a Delaware corporation (the "Issuer"), and FIRST TRUST NATIONAL ASSOCIATION, a national banking corporation (the "Trustee").

                                W I T N E S S E T H :

                       WHEREAS,  in accordance with Sections 2.1, 2.3 and 8.1 of
             the Subordinated Indenture dated as of March 10, 1994, between the Issuer and the Trustee (the "Indenture"), this Supplemental Indenture is being entered into in order to establish the form and terms of a series of Securities to be issued in connection with the issuance by ConAgra Capital, L.C., an Iowa limited liability company ("Capital"), of its Common Interests (the "Common Interests");

                       WHEREAS, the Issuer has duly authorized the execution and
             delivery of this Supplemental Indenture to provide, among other things, for the authentication, delivery and administration of such series of Securities;

                       WHEREAS,  all things necessary to make this  Supplemental
             Indenture a valid supplement to Indenture according to its terms and the terms of the Indenture have been done;

                       NOW, THEREFORE:

                       In  consideration  of the premises  and the  purchases of
             such series of Securities by the holders thereof, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of such series of Securities as follows:

                                   ARTICLE ONE

                                   DEFINITIONS

                       SECTION 1.1 Certain Terms Defined in the  Indenture.  All
             capitalized terms used herein without definition shall have the meanings specified in the Indenture.

                       SECTION 1.2 Additional Terms Defined. As used in this Supplemental Indenture, the additional terms set forth below shall have the following meanings:

                       "Additional Interest" shall have the meaning set forth in
             Section 2.8 hereof.

                       "Common Interests" shall mean Common Membership Interests
             as defined in the Operating Agreement.

                      "Event of Default" shall (a) prior to a Preferred Security
             Exchange, have the meaning set forth in Section 2.12 hereof and (b) on and after a Preferred Security Exchange, have the meaning set forth in Section 5.1 of the Indenture.

                       "Expense  Agreement"  means the  Agreement as to Expenses
             and Liabilities dated as of April 20, 1994 between the Issuer and Capital.

                       "Guarantee"  means the  Payment and  Guarantee  Agreement
             dated as of April 20, 1994, executed and delivered by the Issuer for the benefit of the holders from time to time of the Common Interests and other Preferred Interests of Capital.

                       "Managing Members" means HW Nebraska, Inc., a
             Nebraska corporation, and CP Nebraska, Inc., a Nebraska corporation, as managing members of Capital.

                       "Operating Agreement" means the Limited Liability Company
             Operating Agreement dated as of March 11, 1994 by and among the Managing Members.

                       "Preferred  Interests" means Series Preferred  Membership
             Interests as defined in the Operating Agreement.

                       "Preferred Security Exchange" means an exchange of Series
             C Debentures for Series C Preferred Securities pursuant to Section 7 of the Written Action.

                       "Series   CC   Debentures"   shall  mean  the  Series  CC
             Debentures as defined in the Sixth Supplemental Indenture dated January 26, 1995.

                       "Series  C  Preferred  Securities"  shall  mean  Series C
             Cumulative Preferred Securities as defined in the Written Action.

                       "Underwriting Agreement" means the underwriting agreement
             dated as of January 26, 1995, among the Issuer, Capital and Smith Barney Inc. as representative of the several underwriters named therein.

                       "Written Action" means the Written Action of the Managing
             Members Pursuant to Section 3.02 of the Operating Agreement dated January 26, 1995, establishing the terms of the Preferred Interests relating to the Series C Debentures.

                                   ARTICLE TWO

                           ISSUANCE OF Series CC DEBENTURES

                       SECTION 2.1 Issuance of Series CC Debentures. There shall
             be a series of Securities designated "Series CC Debentures due 2044" (the "Series CC Debentures") and such Series CC Debentures shall have the terms set forth in this Article Two in accordance with the provisions of the Indenture and this Supplemental Indenture.

                       SECTION 2.2 Limitation on Aggregate Principal Amount. The
             aggregate principal amount of the Series CC Debentures which may be authenticated and delivered shall be limited to $66,500,000.

                       SECTION 2.3 Maturity of the Series CC Debentures. Subject
             to the provisions of Sections 2.4 and 2.5, the entire principal amount of the Series CC Debentures shall become due and payable, together with any accrued and unpaid interest thereon, including Additional Interest, if any, on the earlier of (a) February 29, 2044 (subject to the Issuer's right to exchange the Series CC Debentures for new debentures pursuant to Section 2.6) and (b) the date upon which Capital shall be dissolved, wound-up or liquidated; provided that the parenthetical to clause (a) and the entirety of clause (b) shall be inapplicable on and after the date of any Preferred Security Exchange.

                       SECTION 2.4 Mandatory  Prepayment of Series CC Debentures
             upon redemption of Common Interests. Notwithstanding the provisions of Section 2.3, if Capital redeems the Preferred Interests in accordance with the terms thereof, the Series CC Debentures shall become due and payable in a principal amount together with any and all accrued interest thereon, including Additional Interest, if any. Any payment pursuant to this Section 2.4 shall be made prior to 12:00 noon, New York time, on the date fixed for such redemption or at such other time on such earlier date as Capital and the Issuer shall agree.

                       SECTION 2.5 Optional Prepayment. Upon not less than 30 nor more than 60 days' prior notice, the Issuer shall have the right to prepay the Series CC Debentures (together with any accrued but unpaid interest, including Additional Interest, if any, on the portion being prepaid), without premium or penalty,

                       (i) in whole or in part, as the case may be, at any time on or after February 29, 2000; and

                       (ii) in whole at any time if the Issuer and Capital  have
                  been advised by independent nationally recognized legal counsel that, as a result of any change after January 26, 1995 in United States law (including the enactment or imminent enactment of any legislation, the publication of any judicial decisions or regulatory rulings or a change in the official position or in the interpretation of law or regulations), there exists more than an insubstantial risk that the Issuer will be precluded from deducting the interest on the Series CC Debentures for federal income tax purposes.

                       SECTION 2.6 Exchange of Series CC Debentures for New Debentures. Notwithstanding the provisions of Section 2.3, prior to a Preferred Security Exchange, in lieu of repaying the Series CC Debentures when due, the Issuer may elect to exchange such Series CC Debentures for new debentures with an equal aggregate principal amount issued under the Indenture with terms substantially identical to the Series CC Debentures; provided that the Issuer may not so elect to exchange any Series CC Debentures, unless at the time of such exchange Capital owns all of the Series CC Debentures and, as determined in the judgment of the Managing Members and Capital's financial advisor (selected by the Managing Members and who shall be unaffiliated with the Issuer and shall be among the 30 largest investment banking firms, measured by total capital, in the United States at the time of such exchange), (a) the Issuer is not bankrupt, insolvent or in liquidation, (b) no Event of Default or event that with the giving of notice or the passage of time would constitute an Event of Default on any Securities pertaining to Preferred Interests of any series, has occurred and is continuing,
             (c) the Issuer has made timely payments on the Series CC Debentures for the immediately preceding 18 months, (d) Capital is not in arrears on payments of distributions on the Series C Preferred Securities, (e) there is then no present reason to believe the Issuer will be unable to make timely payment of principal and interest on such new debentures, (f) such new debentures are being issued on terms, and under circumstances, that are consistent with those which a lender would then require for a loan to an unrelated party, (g) such new debentures are being issued at a rate sufficient to provide payments equal to or greater than the amount of distributions required under the Common Interests, (h) such debentures are being issued for a term that is consistent with market circumstances and the Issuer's financial condition, (i) immediately prior to issuing such new debentures, the senior unsecured long-term debt of the Issuer is (or if no such debt is outstanding, would be) rated not less than BBB (or the equivalent) by Standard & Poor's Corporation and Baa1 (or the equivalent) by Moody's Investors Service, Inc. (or if either of such rating organizations is not then rating the Issuer's senior unsecured long-term debt, the equivalent of such rating by any other "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act of 1933, as amended) and any subordinated unsecured long-term debt of the Issuer or, if there is no such debt then outstanding, the Preferred Interests, are rated not less than BBB- (or the equivalent) by Standard & Poor's Corporation or Baa3 (or the equivalent) by Moody's Investors Service, Inc. or the equivalent of either such rating by any other "nationally recognized statistical rating organization" and (j) such new debentures will have a final maturity no later than the one hundredth anniversary of the issuance of the Series C Preferred Securities.

                       SECTION 2.7 Denomination and Interest on the Series CC Debentures. (a) The Series CC Debentures shall be issuable as Registered Securities in denominations of $25 and any multiple thereof.

                       (b) The Series CC  Debentures  shall bear  interest  at a
             rate equal to 9.35% per annum from February 2, 1995 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or provided for on the Series CC Debentures. To the extent allowed by law, the Issuer will also pay interest on overdue installments of interest at such rate. The amount of interest payable for any full monthly interest period shall be computed on the basis of twelve 30-day months and a 360-day year and, for any period shorter than a full monthly interest period, shall be computed on the basis of the actual number of days elapsed in such period. Such interest shall be payable monthly on the last day of each calendar month (an "Interest Payment Date") commencing on February 28, 1995 to the holder or holders of the Series CC Debenture on the relevant record date (each, a "Record Date"), which shall be one Business Day prior to the relevant Interest Payment Date. If Interest Payment Date is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (and the Record Date for such Interest Payment Date shall be one Business Day prior to the date on which payment is to be made), in each case with the same force and effect as if made on such date.

                       SECTION 2.8 Additional Interest. If at any time following
             the issuance of the Common Interests, Capital shall be required to pay, with respect to its income derived from the interest payments on the Series CC Debentures, any amounts, for or on account of any taxes, duties, assessments or governmental charges of whatever nature imposed by the United States or any other taxing authority, then, in any such case, the Issuer will pay as interest such additional amounts ("Additional Interest") as may be necessary in order that the net amounts received and retained by Capital after the payment of such taxes, duties, assessments or governmental charges shall result in Capital's having such funds as it would have had in the absence of the payment of such taxes, duties, assessments or governmental charges.

                       SECTION 2.9 Extension of Interest Period. Notwithstanding
             the provisions of Section 2.7 hereof, the Issuer shall have the right at any time or times during the term of the Series CC Debentures, so long as the Issuer is not in default in the payment of interest under any of the Securities, to extend the interest payment period for the Series CC Debentures up to 18 months; provided that at the end of such period the Issuer shall pay all installments of interest then accrued and unpaid (together with interest thereon at the rate specified for the Series CC Debentures to the extent permitted by applicable law); provided further that, during any such extended interest period, neither the Issuer nor any majority owned subsidiary of the Issuer shall pay or declare any dividends on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than payments to redeem common share purchase rights under the Issuer's shareholder rights plan dated July 10, 1986, as amended, or to declare a dividend of similar share purchase rights in the future); and provided further that any such extended interest period may only be selected with respect to the Series CC Debentures if an extended interest period of identical length is simultaneously selected for all Securities. Prior to the termination of any such extended interest payment period for the Series CC Debentures, the Issuer may further extend the interest payment period for the Series CC Debentures; provided that such extended interest payment period for the Series CC Debentures together with all such further extensions thereof, may not exceed 18 months; and provided further that any such further extended interest period may only be selected with respect to the Series CC Debentures if a further extended interest period of identical length is simultaneously selected for all Securities. Following the termination of any extended interest payment period, if the Issuer has paid all accrued and unpaid interest required by the Series CC Debentures for such period, then the Issuer shall have the right to again extend the interest payment period up to 18 months as herein described. The Issuer shall give Capital notice of its selection of any extended interest payment period one Business Day prior to the earlier of (i) the date Capital declares the related distribution, if any, to holders of the Common Interests or (ii) the date Capital is required to give notice of the record or payment date of such related distribution to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Common Interests, but in any event not less than two Business Days prior to such record date.

                       SECTION 2.10 Set-off. Notwithstanding anything to the contrary herein, prior to any Preferred Security Exchange the Issuer shall have the right to set off any payment it is otherwise required to make hereunder with and to the extent the Issuer has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee provided Issuer shall not affect any set off with respect to the Series CC Debentures until all payments required under the Series C Debentures have been made.

                       SECTION 2.11 Certain Covenants. (a) So long as the Preferred Interests remain outstanding, neither the Issuer nor any majority-owned subsidiary of the Issuer shall declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Issuer's capital stock or make any guarantee payments with respect to the foregoing (other than payments under the Guarantee, payments to redeem common share purchase rights under the Issuer's shareholder rights plan dated July 10, 1986, as amended, or the declaration of a dividend of similar share purchase rights in the future) if at such time the Issuer is in default with respect to its payment obligations under the Guarantee or the Expense Agreement or there shall have occurred an Event of Default or any event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default under the Securities.

                       (b) So long as the Preferred Interests remain outstanding, the Issuer shall (i) not cause or permit any Common Interests to be transferred, (ii) maintain direct or indirect ownership of all outstanding securities in Capital other than the Preferred Interests of any series and any other securities permitted to be issued by Capital that would not cause Capital to become an "investment company" under the Investment Company Act of 1940, as amended, (iii) cause at least 21% of the total value of Capital and at least 21% of all interests in the capital, income, gain, loss, deduction and credit of Capital to be represented by Common Interests, (iv) not voluntarily dissolve, windup or liquidate Capital or either of the Managing Members, (v) cause HW Nebraska, Inc. and CP Nebraska, Inc. to remain the Managing Members of Capital and timely perform all of their respective duties as Managing Members of Capital, and (vi) use reasonable efforts to cause Capital to remain a limited liability company and otherwise continue to be treated as a partnership for U.S. federal income tax purposes; provided that the Issuer may permit Capital, solely for the purpose of changing its domicile or avoiding tax consequences adverse to the Issuer, Capital or holders of Preferred Interests, to consolidate or merge with or into a limited liability company or a limited partnership formed under the laws of any state of the United States of America; provided that (1) such successor limited liability company or limited partnership (x) expressly assumes all of the obligations of Capital under the Common Interests and other series of Preferred Interests then outstanding or (y) substitutes for the Common Interests and any series of Preferred Interests then outstanding other securities having substantially the same terms as the Common Interests and any such Preferred Interests (the "Successor Securities") so long as the Successor Securities rank, with respect to participation in the profits and assets of such successor entity, at least as senior as the Common Interests and any such Preferred Interests rank, respectively, with respect to participation in the profits and assets of Capital, (2) the Issuer expressly acknowledges such successor as the holder of all of the Series CC Debentures and other series of debentures issued under the Indenture then outstanding, (3) such merger or consolidation does not cause any series of Preferred Interests then outstanding to be delisted by any national securities exchange or other organization on which such series is then listed, (4) the holders of Common Interests and any such Preferred Interests do not suffer any adverse tax consequences as a result of such merger or consolidation, (5) such merger or consolidation does not cause any Preferred Interests to be downgraded by any "nationally recognized statistical rating organization," as that term is defined by the Securities and Exchange Commission for purposes of Rule 436(g)(2) under the Securities Act of 1933, as amended, and (6) following such merger or consolidation, neither the Issuer nor such successor limited liability company or limited partnership will be an "investment company" for purposes of the Investment Company Act of 1940, as amended.

                            (c) So long as the Common Interests remain outstanding, the Issuer shall not consolidate with or merge into any other Person or sell its property and assets as, or substantially as, an entirety to any Person and shall not permit any Person to merge into or consolidate with the Issuer unless (i) in case the Issuer shall consolidate with or merge into another Person or sell its properties and assets as, or substantially as, an entirety to any Person, the Person formed by such consolidation or into which the Issuer is merged or the Person which purchases the properties and assets of the Issuer as, or substantially, as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State or the District of Columbia, and shall expressly assume the Issuer's obligations under the Indenture, this Supplemental Indenture and the Series CC Debentures and (ii) immediately after giving effect to the transaction no Event of Default shall have occurred and be continuing.

                            (d) So long as the  Series  C  Preferred  Securities
             remain outstanding, the provisions of Sections 2.11(b) and (c) shall remain in full force and effect notwithstanding satisfaction and discharge of the Indenture pursuant to Section 10.1 thereof.

                       SECTION  2.12 Events of Default;  Remedies.  Prior to any
             Preferred Security Exchange, "Event of Default" means any one of the following events:

                       (a) failure to pay when due any interest under any Securities, including any Additional Interest, and such failure shall continue for a period of 30 days (whether or not payment is prohibited by the provisions contained in Article Thirteen of the Indenture or otherwise); provided that a valid extension of the interest payment period by the Issuer shall not constitute a default in the payment of interest for this purpose;

                       (b) failure to pay when due any principal under any Securities (whether or not payment is prohibited by the provisions contained in Article Thirteen of the Indenture or otherwise);

                       (c) failure on the part of the Issuer duly to observe or perform any other covenant or agreement on the part of the Issuer in respect of the Securities (other than a covenant or warranty in respect of the Series CC Debentures a default in the performance or breach of which is elsewhere in this Section specifically dealt with) or contained in the Indenture, this Supplemental Indenture or the Series CC Debentures, and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Issuer by the Trustee or any Holder hereof, a written notice specifying such failure or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

                       (d) the dissolution, or winding up or liquidation of Capital;

                       (e) a court having  jurisdiction  in the  premises  shall
             enter a decree or order for relief in respect of the Issuer or any Consolidated Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Issuer or any subsidiary or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                       (f)  the  Issuer  or any  Consolidated  Subsidiary  shall
             commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Issuer or any
             Consolidated Subsidiary or for any substantial part of its property, or make any general assignment for the benefit of creditors.

                       If an Event of  Default  shall  occur and be  continuing,
             then Capital will have the right (i) to declare the principal of and the interest on the Series CC Debentures (including any Additional Interest and any interest subject to an extension election) and any other amounts payable under the Series CC Debentures to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in the Indenture, this Supplemental Indenture or the Series CC Debentures to the contrary notwithstanding and (ii) to enforce its other rights hereunder and thereunder. Capital may not accelerate the principal amount of any Series CC Debenture unless the principal amount of all Securities is accelerated.

                      If an Event of Default  specified  in clauses  (d), (e) or
             (f) above shall have occurred, the principal of and interest on the Series CC Debentures shall thereupon and concurrently become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in the Indenture, this Supplemental Indenture or the Series CC Debentures to the contrary notwithstanding.

                       If an Event of  Default  specified  in clause  (a) or (b)
             above shall have occurred and be continuing and Capital shall have failed to pay any distributions on the Common Interests when due (other than as a result of any valid extension of the interest payment period by the Issuer for the Series CC Debentures) or to pay any portion of the redemption price of the Common Interests called for redemption, then any Holder of Common Interests may, as set forth in the terms of the Common Interests, enforce directly against the Issuer Capital's right hereunder to receive payments of principal and interest on the Series CC Debentures relating to such Common Interests but only in an amount sufficient to enable Capital to pay such distributions or redemption price.

                       Except as  provided  in this  Section  2.12,  Holders  of
             Common Interests shall have no rights to enforce any obligations of the Issuer under the Indenture, this Supplemental Indenture or the Series CC Debentures.

                       On  and  after  a  Preferred   Security   Exchange,   the
             provisions of Article Five of the Indenture, including without limitation the definition of an "Event of Default", shall apply to the Series CC Debentures and this Section 2.12 shall be of no further force or effect.

                                  ARTICLE THREE

                                  MISCELLANEOUS

                       SECTION 3.1 Notices. All notices hereunder shall be deemed given by a party hereto if in writing and delivered personally or by telegram or facsimile transmission or by registered or certified mail (return receipt requested) to the other party at the following address for such party (or at such other address as shall be specified by like notice):

                       If to Capital, to:

                                 ConAgra Capital, L.C.
                                 c/o ConAgra, Inc.
                                 One ConAgra Drive
                                 Omaha, Nebraska 68102
                                 Attention: Vice President-Finance

                      If to the Issuer, to:

                                 ConAgra, Inc.
                                 One ConAgra Drive
                                 Omaha, Nebraska 68102
                                 Attention: Vice President-Finance

                       Any  notice  given  by  mail  or  telegram  or  facsimile
             transmission shall be effective when received.

                       SECTION 3.2 Assignment;  Binding Effect. The Issuer shall
             have the right at all times to assign any of its rights or obligations under the Indenture, this Supplemental Indenture and the Series CC Debentures to a direct or indirect wholly owned subsidiary of the Issuer (other than to any Managing Member); provided that, in the event of any such assignment, the Issuer shall remain jointly and severally liable for all such obligations; and provided further that in the event of an assignment prior to a Preferred Security Exchange the Issuer shall have received an opinion of nationally recognized tax counsel that such assignment shall not constitute a taxable event of the holders of Common
             Interests for federal income tax purposes. Except as otherwise provided in this Supplemental Indenture, Capital may not assign any of its rights under the Series CC Debentures without the prior written consent of the Issuer. Subject to the foregoing, the Indenture, this Supplemental Indenture and the Series CC Debentures shall be binding upon and inure to the benefit of the Issuer, Capital, the Holders from time to time of the Series CC Debentures and their respective successors and assigns. Except as provided in this Section 3.2 or elsewhere in this Supplemental Indenture, none of the Indenture, this Supplemental Indenture nor the Series CC Debentures may be assigned by either the Issuer or Capital and any assignment by the Issuer or Capital in contravention of this
             Section 3.2 shall be null and void.

                       SECTION 3.3 Governing  Law. THIS  SUPPLEMENTAL  INDENTURE
             AND THE SERIES CC DEBENTURES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                       SECTION 3.4 Counterparts. This Supplemental Indenture may
             be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                       Section 3.5 Amendments.  This Supplemental  Indenture may
             be amended as set forth in Article Eight of the Indenture. Notwithstanding the foregoing, so long as any Common Interests shall remain outstanding, (i) no amendment to the provisions of the Indenture, this Supplemental Indenture or the Series CC Debentures shall be made that adversely affects the holders of any Common Interest then outstanding, or terminate the Indenture, this Supplemental Indenture or the Series CC Debentures, without in each case the prior consent of holders of 66-2/3% of all Common Interests then outstanding, unless and until all Securities and all accrued and unpaid interest thereon (including Additional Interest, if any) shall have been paid in full and (ii) without the prior consent of holders of 100% of all Common Interests then outstanding, no amendment shall be made to the provisions of this clause (ii) of Section 3.5 or to (a) extend the stated maturity of the principal of any Debenture, or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or change the currency in which the principal thereof or interest thereon is payable or impair the right to institute suit for the enforcement of any payment on any Debenture when due or (b) reduce the aforesaid percentage in principal amount of Debentures of any series the consent of the holders of which is required for any such modification. Any required consent of holders of Common Interest pursuant to this Section 3.5 shall be in writing or shall be obtained at a meeting of Common Interest holders.

                       Section 3.6 Waivers.  Capital may not waive compliance or
             waive any default in compliance by the Issuer of any covenant or other term in the Indenture, this Supplemental Indenture or the Series CC Debentures without the approval of the same percentage of holders of Common Interests, obtained in the same manner, as would be required for an amendment of the Indenture, this Supplemental Indenture or the Series CC Debentures to the same effect; provided that if no approval would be required for any such amendment, then Capital may waive such compliance or default in any manner that the parties shall agree.

                       Section 3.7 Third Party Beneficiaries.  The Issuer hereby
             acknowledges that the holders from time to time of the Common Interests shall expressly be third party beneficiaries of this Supplemental Indenture.

                       Section 3.8 Amendment to  Indenture.  Pursuant to Section
             8.1 of the Indenture, Section 8.2 of the Indenture is hereby amended for purposes of any and all Securities, including without limitation the Series CC Debentures, issued under the Indenture by substituting the phrase "of not less than 66-2/3%" for the phrase "of not less than a majority" in the first clause of such Section 8.2.

                       IN WITNESS  WHEREOF,  the parties hereto have caused this
             Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date and year first above written.

                                                CONAGRA, INC.

                                                By:      /s/ J.P. O'Donnell
                                                Name:  J. P. O'Donnell
                                                Title: Vice President, Finance
[SEAL]                                                 and Treasurer

Attest: /s/ Sue E. Badberg
Name:   Sue E. Badberg
Title:  Assistant Secretary

                                                FIRST TRUST NATIONAL
                                                ASSOCIATION, as Trustee

                                                By: /s/ David H. Bluhm
                                                Name:  David H. Bluhm
                                                Title: Vice President
             [SEAL]

             Attest:   /s/ K. Barrett
             Name:   Kathe Barrett
             Title:  Assoc. Admin.

                                                                       Exhibit A

                        [Form of Face of Series CC Debenture]

             No.

                                  ConAgra, Inc.

                          Series CC Debentures due 2044

                       ConAgra, Inc., a Delaware corporation (the "Issuer"), for
             value received, hereby promises to pay to ConAgra Capital, L.C. or registered assigns, at the office or agency of the Issuer in The City of New York, the principal sum of $66,500,000 Dollars on February 29, 2044, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, at a rate equal to 9.35% per annum accruing from February 2, 1995 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or provided for on the Series CC Debentures. To the extent allowed by law, the Issuer will also pay interest on overdue installments of interest at such rate. The amount of interest payable for any full monthly interest period shall be computed on the basis of twelve 30-day months and a 360-day year and, for any period shorter than a full monthly interest period, shall be computed on the basis of the actual number of days elapsed in such period. Such interest shall be payable monthly on the last day (an "Interest Payment Date") of each calendar month, commencing on February 28, 1995 to the holder or holders of this Debenture on the relevant record date (each, a "Record Date"), which shall be one Business Day prior to the relevant Interest Payment Date. If Interest Payment Date is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (and the Record Date for such Interest Payment Date shall be one Business Day prior to the date on which payment is to be made), in each case with the same force and effect as if made on such date. If at any time following the issuance of the Common Securities, Capital shall be required to pay, with respect to its income derived from the interest payments on the Series CC Debentures, any amounts, for or on account of any taxes, duties, assessments or governmental charges of whatever nature imposed by the United States or any other taxing authority, then, in any such case, the Issuer will pay as interest such additional amounts ("Additional Interest") as may be necessary in order that the net amounts received and retained by Capital after the payment of such taxes, duties, assessments or governmental charges shall result in Capital's having such funds as it would have had in the absence of the payment of such taxes, duties, assessments or governmental charges. Notwithstanding the forgoing, the Issuer shall have the right at any time or times during the term of the Series CC Debentures, so long as the Issuer is not in default in the payment of interest under any of the Securities, to extend the interest payment period for the Series CC Debentures up to 18 months; provided that at the end of such period the Issuer shall pay all installments of interest then accrued and unpaid (together with interest thereon at the rate specified for the Series CC Debentures to the extent permitted by applicable law); provided further that, during any such extended interest period, neither the Issuer nor any majority owned subsidiary of the Issuer shall pay or declare any dividends on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than payments to redeem common share purchase rights under the Issuer's shareholder rights plan dated July 10, 1986, as amended, or to declare a dividend of similar share purchase rights in the future); and provided further that any such extended interest period may only be selected with respect to the Series CC Debentures if an extended interest period of identical length is simultaneously selected for all Securities. Prior to the termination of any such extended interest payment period for the Series CC Debentures, the Issuer may further extend the interest payment period for the Series CC Debentures; provided that such extended interest payment period for the Series CC Debentures together with all such further extensions thereof, may not exceed 18 months; and provided further that any such further extended interest period may only be selected with respect to the Series CC Debentures if a further extended interest period of identical length is simultaneously selected for all Securities. Following the termination of any extended interest payment period, if the Issuer has paid all accrued and unpaid interest required by the Securities for such period, then the Issuer shall have the right to again extend the interest payment period up to 18 months as herein described. The Issuer shall give Capital notice of its selection of any extended interest payment period one Business Day prior to the earlier of (i) the date Capital declares the related distribution, if any, to the holders of the Common Interests or (ii) the date Capital is required to give notice of the record or payment date of such related distribution, if any, to the holders of the Common Interests to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Common Interests, but in any event not less than two Business Days prior to such Record Date.

                       Reference  is  made  to the  further  provisions  of this
             Debenture set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

                       This  Debenture  shall not be valid or become  obligatory
             for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to below.

                       This  Debenture  is  one of a duly  authorized  issue  of
             debentures, notes, bonds or other evidences of indebtedness of the Issuer (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of March 10, 1994 and supplemental indentures thereto (herein collectively called the "Indenture"), duly executed and delivered by the Issuer and First Trust National Association, as Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as in the Indenture provided. This Debenture is one of a series designated as the "Series CC Debentures due 2044" (the "Series CC Debentures") of the Issuer, limited in aggregate principal amount to $66,500,000.

                       In case an Event of Default with respect to the Series CC
             Debentures, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

                       The Indenture contains  provisions  permitting the Issuer
             and the Trustee, with the consent of the Holders of not less than 66-2/3% in aggregate principal amount of the Securities at the time Outstanding (as defined in the Indenture) of all series to be affected (voting as one class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series; provided, however, that no such supplemental indenture shall (i) extend the final maturity of any Security, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of any interest thereon, or impair or affect the rights of any Holder to institute suit for the payment thereof, without the consent of the Holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holder of each Security affected. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, prior to any declaration accelerating the maturity of such Securities, the Holders of a majority in aggregate principal amount Outstanding of the Securities of such series (or, in the case of certain defaults or Events of Default, all or certain series of the Securities) may on behalf of the Holders of all the Securities of such series (or all or certain series of the Securities, as the case may be) waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a continuing default in the payment of the principal of or premium, if any, or interest on any of the Securities. Any such consent or waiver by the Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and any Debenture which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Debenture or such other Debentures.

                       No reference  herein to the Indenture and no provision of
             this Debenture or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Debenture in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

                       The Series CC Debentures are issuable in registered  form
             without coupons in denominations of $25 and any integral multiple of $25 at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, Series CC Debentures may be exchanged for a like aggregate principal amount of Series CC Debentures of other authorized denominations.

                       Upon  not  less  than 30 nor  more  than 60  days'  prior
             notice, the Issuer shall have the right to prepay the Series CC Debentures (together with any accrued but unpaid interest, including Additional Interest, if any, on the portion being prepaid), without premium or penalty,

                       (i) in whole or in part, as the case may be, at any time on or after February 29, 2000; and

                       (ii) in whole at any time if the Issuer and Capital  have
                  been advised by independent nationally recognized legal counsel that, as a result of any change after January 26, 1995 in United States law (including the enactment or imminent enactment of any legislation, the publication of any judicial decisions or regulatory rulings or a change in the official position or in the interpretation of law or regulations), there exists more than an insubstantial risk that the Issuer will be precluded from deducting the interest on the Series CC Debentures for federal income tax purposes, all as further provided in the Indenture.

                       The Series CC  Debentures  are,  to the extent and in the
             manner provided in the Indenture, expressly subordinate and junior in right of payment of all Senior Indebtedness as provided in the Indenture, and each holder of this Debenture, by his acceptance hereof, agrees to and shall be bound by such provisions of the Indenture and authorizes and directs the Trustee in his behalf to take such action as appropriate to effectuate such subordination and appoints the Trustee his attorney-in-fact for any and all such purposes. The Indenture defines Senior Indebtedness as obligations (other than non-recourse obligations and the Securities) of, or guaranteed or assumed by, the Issuer for borrowed money (including both senior and subordinated indebtedness for borrowed money (other than the Securities)) or evidenced by bonds, debentures, notes or other similar instruments, and amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation, whether existing as of the date hereof or subsequently incurred by the Issuer.

                       Upon due presentment for registration of transfer of this
             Debenture at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, a new Debenture or Debentures of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

                       The Issuer,  the Trustee and any authorized  agent of the
             Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

                       No  recourse  under or upon any  obligation,  covenant or
             agreement of the Issuer in the Indenture or any indenture supplemental thereto or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

                       Terms used  herein  which are  defined  in the  Indenture
             shall  have  the  respective   meanings  assigned  thereto  in  the
             Indenture.

                  Dated:  February 2, 1995

                                           ConAgra, Inc.

                                           By


                  [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                       This is one of the  Securities  of the series  designated
             herein referred to in the within-mentioned Indenture.

                                           First Trust National
                                           Association, as Trustee

                                           By:
                                                Authorized Signatory